This filing is made pursuant
to Rule 424(b)(5) under
the Securities Act of
1933 in connection with
Registration No. 333-105666

Prospectus Supplement
(To Prospectus dated October 2, 2003)
$950,000,000
Nissan Master Owner Trust Receivables,
Issuer
Nissan Wholesale Receivables Corporation II,
Transferor
Nissan Motor Acceptance Corporation,
Servicer

NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES 2003-A

You should review carefully the factors set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement and page 10 in the accompanying prospectus.

The notes are asset backed notes issued by the issuer. The notes are not obligations of Nissan Motor Acceptance Corporation, Nissan Wholesale Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any government agency.

This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus dated October 2, 2003.

•	The issuer will issue the Series 2003-A notes described in the following table. Only the notes described in the following table are being offered by this prospectus supplement and the prospectus.

•	The Series 2003-A notes will accrue interest from October 15, 2003. The issuer will pay interest on the notes on the 15th day of each month, or the first business day thereafter if the 15th is not a business day. The first payment date will be November 17, 2003.

Series 2003-A Notes

Principal Amount	$950,000,000
Interest Rate	One-month LIBOR plus 0.06% per annum
Expected Final Payment Date	September 15, 2006
Final Maturity Date	September 15, 2008
Price to Public(1)	100.00%
Underwriting Discount(1)	0.20%
Proceeds to Issuer(1)	$948,100,000

(1)	Total price to the public is $950,000,000, total underwriting discount is $1,900,000 and total proceeds to the issuer are $948,100,000.

The issuer must pay expenses estimated to be $1,046,753.

Trust Assets:

•	Consisting primarily of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

Credit Enhancement:

•	The initial amount of receivables allocable to Series 2003-A will exceed the initial outstanding principal amount of the Series 2003-A notes by $126,487,252.

•	A reserve account will be established for the benefit of the Series 2003-A notes. The reserve account will have an initial balance of $7,125,000.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

                                  Citigroup
                                                      JPMorgan
                                                                            Merrill Lynch & Co.
The Williams Capital Group, L.P.

The date of this prospectus supplement is October 2, 2003.

SUMMARY OF TERMS
RISK FACTORS
USE OF PROCEEDS
THE ISSUER
OWNER TRUSTEE
INDENTURE TRUSTEE
ADMINISTRATOR
DEALER FLOORPLAN FINANCING BUSINESS
Series Provisions
DEPOSIT AND APPLICATION OF FUNDS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
NOTE RATINGS
GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
SERIES OF NOTES ISSUED BY THE ISSUER
READING THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY OF TERMS
RISK FACTORS
THE ISSUER
THE TRANSFEROR
THE SERVICER
USE OF PROCEEDS
DEALER FLOORPLAN FINANCING BUSINESS
THE TRUST PORTFOLIO
DESCRIPTION OF THE NOTES
SOURCES OF FUNDS TO PAY THE NOTES
DESCRIPTION OF THE INDENTURE
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT
DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT
DESCRIPTION OF THE HEDGE AGREEMENT
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
REPORTS TO NOTEHOLDERS
GLOSSARY OF PRINCIPAL TERMS

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      Information about the Series 2003-A notes is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (2) this prospectus supplement, which describes the specific terms of your notes.

      If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the accompanying prospectus.

      This prospectus supplement and the accompanying prospectus use defined terms. Definitions can be found in the “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-41 in this prospectus supplement and under the caption “Glossary of Principal Terms” beginning on page A-1 in the accompanying prospectus.

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. No one has been authorized to give you different information. The information in this prospectus supplement or the accompanying prospectus is only accurate as of the dates on their respective covers. The Series 2003-A notes will not be offered in any jurisdiction where it is not permitted.

Summary of Terms

      The following summary contains a brief description of the Series 2003-A notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the Series 2003-A notes. You should consider both documents when making your investment decision.

Issuer	Nissan Master Owner Trust Receivables. The issuer was established by a trust agreement dated as of May 13, 2003.

Transferor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation. The transferor will, initially, be the sole holder of the residual interest in the issuer, which will represent the sole ownership and beneficial interest in the issuer.

Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	JPMorgan Chase Bank.

Owner Trustee	Wilmington Trust Company.

Stated Principal Amount; Series Nominal Liquidation Amount	Initial stated principal amount $950,000,000

Initial Series 2003-A invested amount $950,000,000

Initial Series 2003-A overcollateralization amount $126,487,252

Initial Series 2003-A nominal liquidation amount $1,076,487,252

The Series 2003-A nominal liquidation amount will equal the portion of the trust estate allocable to Series 2003-A. The Series 2003-A notes are secured only by that portion of the trust estate that corresponds to the Series 2003-A nominal liquidation amount. The Series 2003-A nominal liquidation amount will be equal to the sum of (i) the Series 2003-A invested amount (initially, $950,000,000) and (ii) the Series 2003-A overcollateralization amount (initially, $126,487,252). The Series 2003-A nominal liquidation amount, the Series 2003-A invested amount and the Series 2003-A overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Offered Notes	The offered notes consist of the Series 2003-A notes, as described on the cover page.

Series Issuance Date	On or about October 15, 2003.

Series Cut-Off Date	August 31, 2003.

Receivables	The primary assets of the issuer will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

On or before the Series 2003-A issuance date, the transferor will have transferred to the issuer receivables in an aggregate principal amount of $1,316,656,419 as of August 31, 2003, which is the series cut-off date for the Series 2003-A notes. The number of designated accounts giving rise to those receivables, as of the series cut-off date for the 2003-A notes, was 977. See “The Trust Portfolio” in this prospectus supplement for more information about these receivables and the related designated accounts.

The designated accounts constitute only a portion of Nissan Motor Acceptance Corporation’s entire U.S. portfolio of dealer floorplan accounts. See “Dealer Floorplan Financing Business” in this prospectus supplement for information about all the accounts and related receivables in Nissan Motor Acceptance Corporation’s U.S. portfolio of dealer floorplan accounts.

You should refer to “Dealer Floorplan Financing Business” in this prospectus supplement for more information on the receivables.

Terms of the Series 2003-A Notes	Interest Payment Dates. Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on November 17, 2003.

Per Annum Interest Rate. The Series 2003-A notes will bear interest at one-month LIBOR as determined before the start of each interest period plus 0.06% per annum.

Interest Periods. Each interest period begins on and includes a payment date and ends on but excludes the following payment date, except that the first interest period will begin on and include the series issuance date.

Interest on the Series 2003-A notes will be calculated on the basis of the actual number of days in each interest period and a year of 360 days.

Principal Payments. The Issuer expects to pay the principal of the Series 2003-A notes in full on September 15, 2006, which is the expected final payment date for the Series 2003-A notes.

The Issuer is scheduled to begin accumulating available principal amounts starting on March 1, 2006 for payment to the Series 2003-A noteholders on the expected final payment date. Depending on the performance of the trust assets and the amount of any other outstanding series in excess principal sharing group one, to which Series 2003-A belongs, such accumulation may begin at a later date.

Principal on the Series 2003-A notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal. If an event of default or an early amortization event occurs, principal of your Series 2003-A notes may be paid earlier than expected. If the Series 2003-A notes are not paid in full on the expected final payment date, available principal amounts and certain other amounts will continue to be used to pay principal of the Series 2003-A notes until they are paid in full or until the final maturity date, whichever is earlier.

Principal collections allocable to the Series 2003-A notes, to the extent not needed to make payments in respect of the Series 2003-A notes, will be applied to make principal payments in respect of the other series of notes in excess principal sharing group one then entitled to principal payments and, to the extent not needed to make such principal payments, will be used to acquire additional receivables, if any, and then, subject to certain exceptions, will be distributed to the transferor.

For more information about principal payments, see “Series Provisions — Principal” in this prospectus supplement.

Revolving Period. During the revolving period, principal will not be paid on the Series 2003-A notes and principal will not be accumulated for that purpose. Instead, available principal amounts may be used to purchase additional receivables, to make principal payments on other series or to make payments to the transferor. The revolving period will begin on the series issuance date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins, but may recommence under certain limited circumstances if the early amortization event terminates.

Credit Enhancement	Series 2003-A Overcollateralization Amount. Each series of notes issued by the issuer will have allocated to such series a ratable portion, called a series allocation percentage, of all of the receivables that are assets of the issuer. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement. As of the series cut-off date, the portion of the receivables allocable to Series 2003-A will equal $1,076,487,252 which will exceed the outstanding principal amount of the Series 2003-A notes by $126,487,252. The amount of that excess is the initial Series 2003-A overcollateralization amount. This overcollateralization amount is intended to protect the Series 2003-A noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series 2003-A and any use of available principal amounts to cover interest shortfalls on the Series 2003-A notes due to defaulted interest receivables.

The required Series 2003-A overcollateralization amount will equal the sum of (i) (x) approximately 13.31% of the initial outstanding principal amount of the Series 2003-A notes or (y) if the long-term unsecured debt rating for Nissan Motor Co., Ltd. is downgraded by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., to below “BBB-”, then approximately 14.61% of the initial outstanding principal amount of the Series 2003-A notes and (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the trust. The amounts in clauses (i) and (ii) may fluctuate from time to time.

A portion of the collections on the receivables will be allocated to Series 2003-A on the basis of the ratio of the (i) sum of (x) the Series 2003-A invested amount and (y) the Series 2003-A overcollateraliza-

tion amount to (ii) the aggregate of such amounts for all series. The Series 2003-A overcollateralization amount will be reduced by:

•	reallocations of available principal amounts otherwise allocable to the Series 2003-A overcollateralization amount to cover interest shortfalls on the Series 2003-A notes; and

•	charge-offs resulting from unreimbursed defaults on receivables allocated to Series 2003-A.

Reductions in the Series 2003-A overcollateralization amount will result in a reduced amount of collections on the receivables that are allocated and available to make payments on the Series 2003-A notes. If the Series 2003-A overcollateralization amount is reduced to zero, then charge-offs will instead reduce the Series 2003-A invested amount and you may incur a loss on your Series 2003-A notes. In addition, if the Series 2003-A overcollateralization amount is reduced to zero, principal collections will no longer be available to cover interest shortfalls.

Reserve Account	A reserve account will provide credit enhancement for the Series 2003-A notes to the extent described in this prospectus supplement. The issuer will deposit $7,125,000, representing 0.75% of the initial Series 2003-A invested amount, into the reserve account on the Series 2003-A issuance date. The amount required to be on deposit in the reserve account at any time will equal this original amount.

Events of Default	The Series 2003-A notes are subject to specified events of default described under “Deposit and Application of Funds — Events of Default” in this prospectus supplement and “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the Series 2003-A notes for five days after it is due or the failure to pay principal on the final maturity date for the Series 2003-A notes.

If an event of default that applies to the Series 2003-A notes occurs and continues, the indenture trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 2003-A notes may declare the Series 2003-A notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Series 2003-A notes.

After an event of default and the acceleration of the Series 2003-A notes, funds from trust assets allocated to Series 2003-A will be applied to pay interest and principal on the Series 2003-A notes to the extent permitted by law. Interest collections and principal collections will be applied to make monthly interest and principal payments on the Series 2003-A notes until the date the Series 2003-A notes are paid in full or until the final maturity date, whichever occurs first.

If an event of default that applies to the Series 2003-A notes occurs and continues and the Series 2003-A notes are accelerated, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal amount of the Series 2003-A notes:

•	institute proceedings in its own name for the collection of all amounts then payable on the Series 2003-A notes;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2003-A noteholders; or

•	foreclose on a portion of the trust assets by causing the trust to sell a portion of those assets to permitted purchasers under the indenture.

See “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events	Payment of the principal of the Series 2003-A notes will begin earlier than expected upon the occurrence of adverse events, called early amortization events. If an early amortization event that applies to the Series 2003-A notes occurs, the issuer will use available principal amounts each month to pay principal of the Series 2003-A notes.

Early amortization events may occur if the transferor fails to make required distributions or deposits, violates other covenants and agreements or has made representations and warranties that are materially incorrect.

Other early amortization events consist of:

•	the occurrence of a servicer default;

•	the Series 2003-A notes are not paid in full on the expected final payment date;

•	the Series 2003-A overcollateralization amount is (with certain limited exceptions) reduced below the required Series 2003-A overcollateralization amount;

•	on any determination date, the average of the monthly payment rates for the three preceding collection periods is less than 25%;

•	on any determination date, the aggregate principal balance of receivables relating to used and pre-owned vehicles (net of amounts on deposit in the cash management account relating to such receivables) exceeds 20% of the pool balance as of the last day of the preceding collection period;

•	for three consecutive determination dates, the amounts on deposit in the excess funding account exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuer;

•	the transferor fails to transfer to the issuer receivables arising in connection with additional accounts within ten business days after the date it is required to do so under the transfer and servicing agreement;

•	the bankruptcy, insolvency or similar events relating to the issuer, transferor, Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd.;

•	the issuer or the transferor becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; and

•	the occurrence and continuation of an event of default under the indenture.

For a more detailed discussion of early amortization events, see “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement and “Sources of Funds to Pay the Notes — Early Amortization Events” in the accompanying prospectus.

Optional Redemption	The Series 2003-A notes may be redeemed in full on any payment date on which the issuer exercises its option to redeem the Series 2003-A notes. The issuer may exercise such option on any day after which the outstanding principal amount of the Series 2003-A Notes is reduced to 10% of the initial outstanding principal amount of the Series 2003-A notes or less.

Other Series of Notes	The issuer has previously issued the Warehouse Series Notes and may from time to time issue additional series of notes or notes of existing series, including this series, without your prior review or consent. Such additional series may have terms that are different from the terms relating to your notes, so long as the issuance of that additional series meets the conditions described under “Description of the Notes — New Issuances” in the accompanying prospectus.

A summary of the notes currently outstanding is contained in “Annex B — Series of Notes Issued by the Issuer” at the end of this prospectus supplement.

Transferor Interest	The interest in the trust assets not allocable to your series or any other series is the transferor interest. The transferor or one of its affiliates will initially own the transferor interest, but may, subject to various limitations, subsequently sell all or a portion of the transferor interest to another party through the issuance of a supplemental interest, which may be held in either certificated or uncertificated form.

Allocation of Collections	The servicer will collect payments on the receivables and, at the times specified in this prospectus supplement and the accompanying prospectus, deposit these collections into a collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of those receivables that are written off as uncollectible, called the defaulted amount.

During each month, the servicer will allocate interest collections, principal collections and the defaulted amount among your series and other outstanding series of notes that the issuer has issued. The amounts so allocated will be further allocated by the servicer between the Series 2003-A notes and the holders of the transferor interest.

The amounts allocated to your series will be determined based generally on the size of the Series 2003-A nominal liquidation amount compared with the aggregate series nominal liquidation amounts of all outstanding series. This amount will then be further allocated between the Series 2003-A notes and the holders of the transferor interest based generally on the size of the Series 2003-A nominal liquidation amount compared with your series’ pro rata share of the pool balance, which is the total amount of the principal receivables owned by the issuer net of certain specified reductions. This calculation will differ when allocating principal collections depending on whether Series 2003-A is in a revolving period, an accumulation period or an early amortization period. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement.

The Series 2003-A invested amount on the series issuance date will be $950,000,000, which is the same as the initial outstanding principal amount of the Series 2003-A notes. The initial Series 2003-A nominal liquidation amount, which is equal to the sum of the Series 2003-A invested amount and the Series 2003-A overcollateralization amount on the Series 2003-A issuance date, will be $1,076,487,252. If the Series 2003-A nominal liquidation amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the events that may lead to these reductions, see “Deposit and Application of Funds — Allocation Percentages” and “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this prospectus supplement.

Shared Collections	Shared Excess Interest Amounts. Your series will be included in a group of series referred to as excess interest sharing group one. To the extent that available interest amounts are not needed to make required distributions or deposits for your series, these excess funds will be applied to cover shortfalls of required interest distributions and deposits for other series that are included in excess interest sharing group one. In addition, you may receive the benefits of excess interest amounts allocated from other series in excess interest sharing group one. See “Deposit and Application of Funds — Shared Excess Interest Amounts” in this prospectus supplement.

Shared Excess Principal Amounts. Your series will also be included in a group of series referred to as excess principal sharing group one. To the extent that available principal amounts are not needed to make any required distributions or deposits for your series, these funds will be applied to cover shortfalls of required principal distributions and deposits for other series in principal sharing group one. Any reallocation for this purpose will not reduce the Series 2003-A nominal liquidation amount. In addition, you may receive the benefits of excess principal amounts allocated from other series in excess principal sharing group one. See “Deposit and Application of Funds — Shared Excess Principal Amounts” in this prospectus supplement.

Application of Collections	Interest Collections. On each payment date, available interest amounts (subject to certain adjustments) will be applied in the following order of priority:

•	to pay the monthly servicing fee for your series if Nissan Motor Acceptance Corporation or one of its affiliates is no longer the servicer;

•	to pay accrued and unpaid interest due on the Series 2003-A notes;

•	to pay the monthly servicing fee for your series if Nissan Motor Acceptance Corporation or one of its affiliates is the servicer;

•	to cover your series’ share of defaulted amounts, if any for the related collection period;

•	to cover your series nominal liquidation amount deficit, if any;

•	to fund the reserve account up to the specified reserve account balance;

•	on and after the occurrence of an event of default and acceleration of the Series 2003-A notes, to repay the outstanding principal amount of the Series 2003-A notes;

•	to reimburse waived servicing fees, if any;

•	to cover any shortfalls for other series in excess interest sharing group one; and

•	with certain limited exceptions, to the holders of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Principal Collections. Each month available principal amounts will be applied as follows:

•	if available interest amounts, together with shared excess interest amounts and amounts on deposit in the reserve account, are not enough to cover interest payments, to pay such shortfall, not to exceed the series 2003-A overcollateralization amount after accounting for reductions due to charge-offs;

•	if your series is in the accumulation period, to deposit to the accumulation account an amount equal to the controlled deposit amount, then any remaining amounts will be treated as shared excess principal amounts and will be available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the transferor interest;

•	if your series is in an early amortization period, to pay all remaining available principal amounts to the noteholders; and

•	if your series is not in an accumulation period or an early amortization period, as shared excess principal amounts available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Servicing Fee	The servicer will be entitled to a monthly fee in an amount and payable as specified in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Tax Status	Subject to the important considerations described in this prospectus supplement and the accompanying prospectus, O’Melveny & Myers LLP, special tax counsel to the issuer, will deliver its opinion that:

1.	the Series 2003-A notes will be characterized as debt for federal income tax purposes; and

2.	the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

If you purchase the Series 2003-A notes, you will agree to treat the Series 2003-A notes as debt.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	The Series 2003-A notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the Series 2003-A notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Ratings	It is a condition to the issuance of the Series 2003-A notes that the offered notes must be rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service and “AAA” by Fitch Inc.

A security rating is not a recommendation to buy, sell or hold notes. The ratings of the Series 2003-A notes address the likelihood of the timely payment of interest and ultimate payment of principal on the Series 2003-A notes in accordance with their terms. The ratings do not, however, address the likelihood that principal on the Series 2003-A notes will be paid on the expected final payment date. The ratings also do not address the possibility of an early amortization event occurring. Any rating agency may subsequently lower or withdraw its rating of the Series 2003-A notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the Series 2003-A notes (except as provided in this prospectus supplement). The issuer will obtain the ratings mentioned above from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service and Fitch Inc. However, another rating agency may rate the Series 2003-A notes and, if so, the rating may be lower than the ratings described above.

Risk Factors	An investment in Series 2003-A notes involves material risks. See “Risk Factors” in this prospectus supplement and the prospectus.

Risk Factors

      You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the series 2003-A notes.

The source of funds for payments on the Series 2003-A notes is limited	The primary source of payment of interest on or principal of the Series 2003-A notes will be from collections allocated to Series 2003-A. As a result, you must rely primarily on collections allocated to Series 2003-A for payment of the interest on and principal of the Series 2003-A notes. You will generally not have recourse to any other assets of the issuer or any other person for payment of your notes. See “Deposit and Application of Funds” in this prospectus supplement. Also, following a sale of receivables due to an acceleration of the notes following an event of default, as described in “Sources of Funds to Pay the Notes — Sale of Receivables” in the accompanying prospectus, only the proceeds of that sale (and certain other amounts) allocable to the Series 2003-A notes will be available to make payments on the Series 2003-A notes. If the amount of those proceeds is not enough, you will incur a loss on your notes.

You may not receive your principal on the expected final payment date because of the performance of other series	If your series were to enter the accumulation period or the early amortization period while another series in excess principal sharing group one was either in an accumulation or early amortization period or were to enter an accumulation or early amortization period before the principal amount of the Series 2003-A notes is reduced to zero, available principal amounts from that series will not be available to make payments on the Series 2003-A notes. As a result, deposits to the accumulation account for, or the payments on, the Series 2003-A notes may be reduced and final payment of the principal of the Series 2003-A notes may be delayed. Also, the shorter the accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available principal amounts from other series in excess principal sharing group one to make principal payments on your notes.

If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal	A significant decline in the amount of receivables generated could cause an early amortization of the Series 2003-A notes. For example, if the balance of the receivables owned by the issuer is not maintained at a specified level, the transferor must designate additional accounts, the receivables of which will be transferred to the issuer. The transferor will be required to transfer those receivables to the issuer. If additional accounts are not designated by the transferor when required, as described below under “Deposit and Application of Funds — Early Amortization Events,” an early amortization event will occur. Or, if a bankruptcy event relating to Nissan Motor Acceptance Corporation or the transferor were to occur, an early amortization event would occur. In that case additional receivables would not be transferred to the issuer and principal payments on the Series 2003-A notes would commence. If an early amortization event occurs, you may receive your principal sooner or later than you expect and you may not receive all of your principal.

See “Dealer Floorplan Financing Business” in this prospectus supplement and in the accompanying prospectus and “Series Provi-

sions — Principal” and “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement for more information about the timing of payments on the Series 2003-A notes.

Credit enhancement is limited and if exhausted may result in a loss on the Series 2003-A notes	Credit enhancement for the Series 2003-A notes will be provided by the Series 2003-A overcollateralization amount as described in this prospectus supplement and by amounts on deposit in the reserve account. The amount of such credit enhancement is limited and may be reduced from time to time. If such credit enhancement were exhausted, you would be increasingly likely to incur a loss. See “Deposit and Application of Funds — Series 2003-A Overcollateralization Amount” in this prospectus supplement and “Description of the Notes — Credit Enhancement” in the accompanying prospectus for more information about credit enhancement for the Series 2003-A notes.

The rates at which the receivables are repaid and generated could cause your notes to be paid principal later or earlier than expected	The payment of principal of your notes will depend primarily on dealer repayments of receivables. Pursuant to the terms of the accounts, dealers are required to repay a receivable upon the retail sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and there can be no assurance that any particular pattern of dealer repayments will occur. Any significant decline in the dealer payment rate during the accumulation period for your notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them at a rate of return equal to the rate of return that would have been available on the expected final payment date.

The opposite situation may occur if the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the issuer may fall to a specified level in which case, amounts otherwise payable to the holders of the transferor interest will be deposited in the excess funding account or the transferor will be required to transfer to the issuer receivables arising in connection with additional designated accounts. If the amounts on deposit in the excess funding account on three consecutive determination dates exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuer on each such date, an early amortization event will occur and may result in your receipt of principal before the expected final payment date. Moreover, any failure by the transferor to make these additional transfers of receivables within ten business days after the date it is required to do so under the transfer and servicing agreement would result in an early amortization event and could result in your receipt of principal before the expected final payment date.

Changes in the level of losses could result in accelerated, reduced or delayed payments on the Series 2003-A notes	There can be no assurance that the historical level of losses or delinquencies experienced by Nissan Motor Acceptance Corporation on its U.S. dealer floorplan portfolio are predictive of future performance of the issuer’s receivables. Losses or delinquencies could increase significantly for various reasons, including changes in local, regional or national economies or due to other events. Any significant increase in losses or delinquencies on the receivables could result in accelerated, reduced or delayed payments on your notes.

You may have difficulty selling the Series 2003-A notes and/or obtaining your desired price due to the absence of a secondary market	The issuer will not list the Series 2003-A notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the Series 2003-A notes. There can be no assurance that a secondary market will develop. The underwriters intend to make a secondary market for the Series 2003-A notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the Series 2003-A notes and they may stop making offers at any time.

Economic and social factors could lead to slower sales and leases of the vehicles, thereby resulting in your receipt of principal later or earlier than expected	Payment of the receivables depends primarily on the sale or lease of the underlying vehicles by the dealers. The level of sales and leases of vehicles may change because of a variety of economic and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of incentive programs (e.g., rebate programs which are not in the control of the issuer or the transferor) may also affect sales and leases. Social factors include consumer perception of Nissan and Infiniti branded products and other used car branded products in the marketplace and consumer demand for vehicles generally. There can be no determination or prediction as to whether or to what extent economic or social factors will affect the level of sales and leases. Any significant decline in the level of sales or leases may cause you to receive payment of principal later or earlier than the expected final payment date.

In addition, the effect of any military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of these factors on delinquency, default and payment experience of the receivables.

Geographic concentration of the dealers from which receivables are originated may increase the risk of loss on the Series 2003-A notes	As of August 31, 2003, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the dealers from which the receivables are generated were most highly concentrated in the following states:

Percentage of
Pool Balance

California	15.46%
New York	9.26%
Florida	6.91%
North Carolina	6.56%
New Jersey	5.30%

No other state, based on the addresses of the dealerships, accounted for more than 5.00% of the pool balance as of August 31, 2003. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the issuer.

Dealer concentrations may result in larger losses from a group of affiliated dealers	As of August 31, 2003, Nissan Motor Acceptance Corporation provided wholesale or floorplan financing to 17 groups of affiliated dealers. Although the 10 largest dealer groups accounted for no more than 24.69% of the pool balance as of August 31, 2003, the single largest group of dealers, AutoNation, Inc. and its affiliates, accounted for 8.78% of the pool balance as of such date. A default by one or more group of affiliated dealers could result in delays or reductions on your notes.

You may suffer losses on the Series 2003-A notes if the Servicer holds collections and commingles them with its own funds	So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the transfer and servicing agreement or the indenture (including the satisfaction of specified ratings criteria by Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables and all proceeds of receivables collected during a collection period until the business day preceding the related payment date (currently, Nissan Motor Acceptance Corporation does not satisfy such condition). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account, all payments on receivables received from dealers and all proceeds of receivables collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes. Also, such amounts may be held in accounts of Nissan Motor Acceptance Corporation that are subject to liens of or claims by other creditors of Nissan Motor Acceptance Corporation superior to those of the noteholders.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on the Series 2003-A notes	Payment defaults on the Series 2003-A notes or the insolvency or dissolution of the issuer or the transferor may result in acceleration of the notes, which may result in losses. In the case of a payment default on the Series 2003-A notes, the indenture trustee or holders of at least 66 2/3% of the outstanding principal amount of the Series 2003-A notes may declare the entire amount of the Series 2003-A notes to be due immediately. In the case of a bankruptcy, insolvency, dissolution or similar event, of the issuer or the transferor, the indenture trustee shall declare the entire amount of the Series 2003-A notes to be due and payable. If any event of default occurs and continues, the holders of a specified percentage of the outstanding principal amount of the notes may direct the indenture trustee to sell the receivables allocated to Series 2003-A and prepay the Series 2003-A notes. No predictions can be made as to the length of time that will be required for such a sale to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of the notes, and you may suffer a loss.

See “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Because the Series 2003-A notes are in book-entry form, your rights can only be exercised indirectly	Because the Series 2003-A notes will be issued in book-entry form, you will be required to hold your interest in the Series 2003-A notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the Series 2003-A notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the Series 2003-A notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The Series 2003-A notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Notes — Book-Entry Registration” in the accompanying prospectus. Unless and until the Series 2003-A notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder” or as a “Securityholder,” respectively. As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the Series 2003-A notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the Series 2003-A notes.

Interest and principal on the Series 2003-A notes will be paid by the issuer to The Depository Trust Company as the record holder of the Series 2003-A notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuer to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of interest and principal payments from the issuer.

Risks associated with legal proceedings relating to receivables	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of the transferor and the servicer will make representations and warranties relating to the receivables’ compliance with law and the issuer’s ability to enforce the contracts. If there is a breach of any of these representations or warranties, and the transferor is directed to repurchase the affected receivables, then the issuer’s sole remedy will be to require the transferor to repurchase the affected receivables. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

      The section called “Glossary of Principal Terms for Prospectus Supplement” at the end of this Prospectus Supplement contains many of the definitions for capitalized terms used in the following descriptions.

Use of Proceeds

      The Issuer will use the net proceeds from the sale of the Series 2003-A Notes (i) to make the required initial deposit into the Reserve Account, (ii) to repay, in whole or in part, amounts previously borrowed through the issuance of the Warehouse Series Notes, and (iii) to pay the remaining net proceeds to Nissan Wholesale Receivables Corporation II as payment for the Receivables transferred to the Issuer. NWRC II as the Transferor will use the proceeds to purchase Receivables from NMAC or to repay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of Receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.

The Issuer

      The Issuer is a Delaware statutory trust. The Issuer was formed on May 13, 2003, pursuant to the Trust Agreement. The Issuer’s principal place of business is located in care of the Owner Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      The Issuer will issue its Notes in series. The Series 2003-A Notes that the Issuer will issue on the Series 2003-A Issuance Date is the second series of Notes issued by the Issuer. On the Series 2003-A Issuance Date, the Issuer will have the Warehouse Series Notes outstanding. See Annex B attached hereto for a description of the terms of the Warehouse Series Notes.

Owner Trustee

      Wilmington Trust Company is the Owner Trustee of the Issuer. Wilmington Trust Company is a Delaware banking corporation, and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Owner Trustee will perform limited administrative functions on behalf of the Issuer pursuant to the Trust Agreement. The Servicer will pay from its servicing compensation the fees of the Owner Trustee and will reimburse it for particular liabilities and expenses.

Indenture Trustee

      JPMorgan Chase Bank is the Indenture Trustee under the Indenture under which the Series 2003-A Notes will be issued. JPMorgan Chase Bank is a New York banking corporation, and its principal offices are located at 4 New York Plaza, 6th Floor, New York, NY 10004. The Indenture Trustee will act for the benefit of the holders of the Series 2003-A Notes and the Notes of all other series that the Issuer may issue, including the Warehouse Series Notes. The Servicer will pay from its servicing compensation the fees and disbursements of the Indenture Trustee.

Administrator

      NMAC will act as Administrator of the Issuer under the Administration Agreement. The Administrator will provide the notices and perform on behalf of the Issuer day-to-day administrative obligations required by the Transfer and Servicing Agreement, the Indenture and each Indenture Supplement. The Transferor is responsible for payment of the Administrator’s fees and will reimburse the Administrator for any of its liabilities and out-of-pocket expenses related to its performance under the Administration Agreement and any other document relating to the issuance of Notes by the Issuer.

Dealer Floorplan Financing Business

      The revolving pool of Receivables owned by the Issuer on the Series 2003-A Issuance Date and from time to time thereafter will arise in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory. Such revolving pool of Receivables will be serviced by NMAC, as Servicer. For additional information regarding NMAC’s dealer floorplan business in the United States, see “Dealer Floorplan Financing Business” in the accompanying Prospectus.

      The tables set forth below in this section provide historical and other statistical information relating to all the dealer accounts in NMAC’s entire U.S. wholesale portfolio.

Loss Experience

      The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to NMAC’s entire U.S. wholesale portfolio. Because the Eligible Accounts designated from time to time for the Issuer will represent only a portion of NMAC’s entire U.S. wholesale portfolio, the actual loss experience of the designated Accounts may differ. Accordingly, there can be no assurance that the loss experience for the Issuer’s Receivables will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

      The loss experience set forth below reflects financial assistance provided by NNA to dealers in limited instances. See “Dealer Floorplan Financing Business — Relationship with Nissan” in the accompanying Prospectus. If NNA does not provide this assistance in the future, the loss experience of the U.S. wholesale portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by dealers to NMAC which may also secure capital loans, real estate loans and other advances not related to wholesale financing. However, because the Issuer’s interest in any non-vehicle related security will be subordinate to NMAC’s interest in this security, the net losses that the Issuer actually experiences may be higher than the net losses that NMAC has experienced historically.

Loss Experience of NMAC’s U.S. Wholesale Portfolio

	For the Three		For the Twelve Months Ending March 31,
	Months Ending
	June 30, 2003		2003	2002	2001	2000

Average principal receivables balance(1)	$1,912,031,064		$1,956,219,217	$1,349,117,168	$920,657,444	$687,088,884
Net losses (recoveries)(2)	$(16,697)		$974,658	$1,050,752	$752,574	$462,206
Net losses/Average principal receivables balance	(0.00%	) (3)(4)	0.05%	0.08%	0.08%	0.07%

(1)	Average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances for such months) for the three or twelve months, as the case may be.

(2)	Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from non-vehicle related security in addition to the underlying vehicles.

(3)	Annualized.

(4)	Percentage is less than zero (but greater than (0.005%)) because net recoveries are greater than net losses during such period.

Age Distribution Experience

      The table below sets forth the age distribution for all receivables in NMAC’s U.S. wholesale portfolio, expressed as a percentage of total Principal Receivables outstanding as of the dates indicated. Because the Eligible Accounts designated from time to time for the Issuer will represent only a portion of NMAC’s entire U.S. wholesale portfolio, the actual age distribution for the Receivables arising in connection with the designated Accounts as of any date may differ. Accordingly, there can be no assurance that the age distribution for the

Issuer’s Receivables as of any date will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

      The age distribution set forth below measures the age of all receivables with respect to NMAC’s entire U.S. wholesale portfolio from the date the vehicle is shipped to the dealer. The information set forth below takes into account the “in-transit” period, which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized). See “Dealer Floorplan Financing Business — Creation of Receivables” in the accompanying Prospectus.

Age Distribution of NMAC’s U.S. Wholesale Portfolio(1)

	As of	As of March 31,
	June 30,
Days	2003	2003	2002	2001

0-120	79.1%	82.2%	86.7%	80.9%
121-180	11.7%	11.2%	8.6%	11.6%
181-270	6.8%	5.0%	3.6%	(2)
271 and Over	2.3%	1.6%	1.1%	(2)

	100.0%	100.0%	100.0%	100.0%

(1)	May not add to 100.0% due to rounding.

(2)	Age distribution was not delineated into “181-270” and “271 and Over” categories for the period ending March 31, 2001. As of March 31, 2001, 7.5% of the total outstanding Principal Receivables of NMAC’s U.S. wholesale portfolio was aged more than 180 days.

Monthly Payment Rate Experience

      The table below sets forth the highest, lowest and average monthly payment rates for NMAC’s entire U.S. wholesale portfolio during the periods shown. In each case, the monthly payment rate was calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all principal collections during that month and the denominator of which is the average of the principal balance on the first day and the last day of the month.

      Because the Eligible Accounts designated for the Issuer will represent only a portion of NMAC’S entire U.S. wholesale portfolio, actual monthly payment rates for the designated Accounts may differ. Accordingly, there can be no assurance that the monthly payment rates for the Issuer’s Receivables will be similar to the historical experience set forth below with respect to NMAC’s entire U.S. wholesale portfolio. In addition, the amount of collections of principal on the Receivables may vary from month to month due to seasonal variations, general economic conditions and social factors.

Monthly Payment Rates for NMAC’s U.S. Wholesale Portfolio

	For the Three	For the Twelve Months Ending March 31,
	Months Ending
	June 30, 2003	2003	2002	2001	2000	1999

Highest month	39.1%	43.1%	44.0%	59.0%	61.6%	56.5%
Lowest month	36.7%	27.4%	33.4%	28.9%	37.8%	36.2%
Average for the months in period	38.2%	36.3%	38.4%	42.7%	51.2%	46.2%

The Trust Portfolio

      The pool of Receivables constituting the portfolio of the Issuer on the Series 2003-A Issuance Date will consist of Receivables arising in connection with Accounts designated for the Issuer from NMAC’s entire U.S. wholesale portfolio. Each designated Account is required to meet specified eligibility criteria. The eligibility criteria applicable to the designated Accounts for the Issuer are more fully described under “Description of the Transfer and Servicing Agreement — Eligible Accounts” in the accompanying Prospectus.

      After the Series 2003-A Issuance Date, the Transferor has the right to designate Additional Accounts for the Issuer. In this case, the existing and future Receivables of these Additional Accounts will be sold to the Transferor and then transferred to the Issuer so long as the conditions described under “Description of the Transfer and Servicing Agreement — Additional Designated Accounts” in the accompanying Prospectus are satisfied. In addition, the Transferor will be required, as of the last day of each Collection Period, to designate Additional Accounts, to maintain, for so long as any Notes issued by the Issuer remain outstanding, the Adjusted Pool Balance, in an amount equal to or greater than the Required Participation Amount. The Transferor also has the right, and in some cases will be required, to redesignate Accounts, all or a portion of the Receivables of which will be removed from the Issuer and transferred back to the Transferor. The redesignation of Accounts by the Transferor, whether elective or mandatory, is subject to satisfaction of the conditions described under “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in the accompanying Prospectus. Throughout the term of the Issuer, the Accounts giving rise to the Issuer’s Receivables will be those designated for the Issuer at the time of its formation, plus any Additional Accounts, minus any redesignated Accounts. As a result, the composition of the Issuer’s assets is expected to change over time. For a general description of the Receivables of the Issuer, see “The Trust Portfolio” in the accompanying Prospectus.

Key Statistics as of Series Cut-Off Date

      As of the Series 2003-A Cut-Off Date, the Trust Portfolio and the related Accounts designated for the Issuer had the following characteristics (the outstanding principal balances of Receivables used to determine the following characteristics are net of the Cash Management Account Balance unless otherwise stated):

•	There were 977 designated Accounts and the total outstanding principal balance of Receivables arising in connection with these Accounts was approximately $1,316,656,419.

•	The average credit line per designated Account was $1,745,184 (based on the average New Vehicle credit line of $3,413,411, the average Pre-Owned Vehicle credit line of $492,886 and the average Used Vehicle credit line of $698,405; the average credit lines are gross of the Cash Management Account Balance).

•	The average outstanding principal balance of Receivables per designated Account was $1,347,652.

•	The total outstanding principal balance of Receivables (gross of the Cash Management Account Balance) arising in connection with the designated Accounts, expressed as a percentage of the total credit line amount of these Accounts, was approximately 83.36%.

•	The total outstanding principal balance of Receivables relating to New Vehicles was approximately $1,149,933,488 or 87.34% of the total outstanding principal balance of all Receivables, the total outstanding principal balance of Receivables relating to Pre-Owned Vehicles was approximately $42,878,106 or 3.26% of the total outstanding principal balance of all Receivables, the total outstanding principal balance of Receivables relating to Used Vehicles was approximately $123,844,826 or 9.41% of the total outstanding principal balance of all Receivables.

•	At the Series 2003-A Cut-Off Date, the weighted average U.S. wholesale portfolio yield was Prime -0.60%. As of the Series 2003-A Cut-Off Date, the weighted average trust portfolio yield was Prime -0.61%.

      The tables set forth below in this section provide additional information relating to the Trust Portfolio sorted according to various criteria as of the Series 2003-A Cut-Off Date. Because the composition of the Receivables in the Trust Portfolio and the related designated Accounts will change over time, the information in these tables is not necessarily indicative of the composition of the Trust Portfolio as of any subsequent date. The percentages in any table may not add to 100% because of rounding.

Geographic Distribution of Accounts

      The following table provides the geographic distribution of the Accounts designated for the Issuer as of the Series 2003-A Cut-Off Date. The information is presented on the basis of Principal Receivables outstanding and the number of Accounts designated for the Issuer.

Geographic Distribution of Designated Accounts

As of the Series 2003-A Cut-Off Date

		Percentage of Total		Percentage of
	Principal Receivables	Principal Receivables	Number of	Total Number
State	Outstanding(1)	Outstanding(1)	Accounts	of Accounts

California	$203,577,095	15.46%	100	10.24%
New York	121,910,023	9.26	51	5.22
Florida	90,932,425	6.91	42	4.30
North Carolina	86,425,139	6.56	77	7.88
New Jersey	69,822,928	5.30	41	4.20
Texas	63,608,208	4.83	50	5.12
Illinois	60,741,793	4.61	42	4.30
Georgia	54,109,721	4.11	46	4.71
Pennsylvania	42,700,615	3.24	33	3.38
Virginia	40,000,323	3.04	32	3.28
Massachusetts	38,390,707	2.92	23	2.35
Tennessee	38,149,685	2.90	36	3.68
Maryland	35,847,630	2.72	28	2.87
South Carolina	29,191,875	2.22	30	3.07
Colorado	27,341,734	2.08	26	2.66
Louisiana	26,906,340	2.04	29	2.97
Washington	23,910,020	1.82	18	1.84
Minnesota	21,938,172	1.67	19	1.94
Arkansas	18,635,039	1.42	18	1.84
Michigan	18,084,654	1.37	10	1.02
Arizona	18,001,588	1.37	8	0.82
Iowa	17,735,408	1.35	22	2.25
Missouri	17,578,010	1.34	12	1.23
Mississippi	16,829,096	1.28	23	2.35
Ohio	14,067,880	1.07	13	1.33
Oklahoma	14,025,675	1.07	19	1.94
Connecticut	12,799,101	0.97	9	0.92
Alabama	12,428,262	0.94	18	1.84
Kentucky	11,326,145	0.86	21	2.15
Indiana	10,148,636	0.77	9	0.92
New Hampshire	9,948,340	0.76	9	0.92
Nevada	8,591,079	0.65	3	0.31
Wyoming	6,651,577	0.51	5	0.51
Delaware	4,803,658	0.36	3	0.31
Nebraska	4,785,663	0.36	5	0.51
Oregon	4,428,415	0.34	4	0.41
West Virginia	3,109,929	0.24	2	0.20
Montana	3,044,753	0.23	4	0.41
Rhode Island	2,875,113	0.22	2	0.20

Geographic Distribution of Designated Accounts
As of the Series 2003-A Cut-Off Date (Continued)

		Percentage of Total			Percentage of
	Principal Receivables	Principal Receivables		Number of	Total Number
State	Outstanding(1)	Outstanding(1)		Accounts	of Accounts

Idaho	$2,444,207	0.19%		7	0.72%
Wisconsin	2,197,468	0.17		11	1.13
South Dakota	1,638,204	0.12		3	0.31
Maine	1,525,622	0.12		3	0.31
New Mexico	1,283,473	0.10		3	0.31
Kansas	1,275,530	0.10		5	0.51
Alaska	889,461	0.07		3	0.31

Total	$1,316,656,419	100.00	%(2)	977	100.00	%(2)

(1)	Net of the Cash Management Account Balance.

(2)	May not add to 100.00% due to rounding.

Principal Balance Distribution of Accounts

      The table below shows the distribution of the designated Accounts sorted according to the outstanding principal balances in these Accounts as of the Series 2003-A Cut-Off Date. The information is presented on the basis of the Principal Receivables outstanding and the number of designated Accounts giving rise to these Receivables.

Principal Balance Distribution of Designated Accounts

As of the Series 2003-A Cut-Off Date

	Principal	Percentage of Total			Percentage of
Range of Principal	Receivables	Principal Receivables		Number of	Total Number
Balances	Outstanding(1)	Outstanding(1)		Accounts	of Accounts

From $0 to $999,999	$156,265,312	11.87%		613	62.74%
From $1,000,000 to $1,999,999	207,833,150	15.78		142	14.53
From $2,000,000 to $2,999,999	214,293,546	16.28		87	8.90
From $3,000,000 to $3,999,999	172,723,252	13.12		50	5.12
From $4,000,000 to $4,999,999	140,157,913	10.64		31	3.17
From $5,000,000 to $5,999,999	81,362,396	6.18		15	1.54
From $6,000,000 to $6,999,999	65,433,168	4.97		10	1.02
From $7,000,000 to $7,999,999	105,773,576	8.03		14	1.43
From $8,000,000 to $8,999,999	41,877,959	3.18		5	0.51
From $9,000,000 to $9,999,999	56,912,549	4.32		6	0.61
From $10,000,000 to $14,999,999	23,872,732	1.81		2	0.20
From $15,000,000 to $19,999,999	16,954,411	1.29		1	0.10
More than $20,000,000	33,196,457	2.52		1	0.10

Total	$1,316,656,419	100.00	%(2)	977	100.00	%(2)

(1)	Net of the Cash Management Account Balance.

(2)	May not add to 100.00% due to rounding.

     The following descriptions in this Prospectus Supplement contain a more precise description of the calculations of the allocations of collections on the Receivables, and the manner, timing and priorities of the application of the distributions of such collections. Many of the calculations are complex but are needed in order to tell you more precisely the amount that will be available to make a specified payment.

Series Provisions

      The following is a summary of the material provisions of the terms of the Series 2003-A Notes and the Series 2003-A Indenture Supplement. You also should refer to the accompanying Prospectus for a further discussion of material provisions common to the Notes of all series issued by the Issuer under the Indenture. The Issuer has filed with the Securities and Exchange Commission forms of the Underwriting Agreement, the Indenture, the Series 2003-A Indenture Supplement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Trust Agreement and the Administration Agreement as exhibits to the registration statement relating to the Notes.

General

      The Issuer will issue the Series 2003-A Notes pursuant to the Indenture and the Series 2003-A Indenture Supplement. The discussion under this heading “Series Provisions” and the heading “Deposit and Application of Funds” in this Prospectus Supplement and the discussion under the headings “Description of the Notes,” “Sources of Funds to Pay the Notes” and “Description of the Indenture” in the accompanying Prospectus summarize the material terms of the Series 2003-A Notes, the Indenture and the Series 2003-A Indenture Supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series 2003-A Notes, the Indenture and the Series 2003-A Indenture Supplement. Neither the Indenture nor the Series 2003-A Indenture Supplement limits the aggregate principal amount of Notes that may be issued.

      The Issuer will generally pay interest on and principal of the Series 2003-A Notes primarily from Series 2003-A Investor Available Interest Amounts and Series 2003-A Investor Available Principal Amounts, respectively, after giving effect to all allocations and reallocations, as described in this Prospectus Supplement under “Deposit and Application of Funds — Application of Available Amounts.” If those sources, together with shared excess interest and principal amounts and the amounts on deposit in the Reserve Account, are not sufficient to pay the Series 2003-A Notes, Series 2003-A Noteholders will have no recourse to any other assets of the Issuer or any other person or entity (other than as described below under “— Excess Funding Account” and under “Deposit and Application of Funds — Shared Excess Interest Amounts” and “Deposit and Application of Funds — Shared Excess Principal Amounts”) for the payment of interest on or principal of the Series 2003-A Notes.

      The Servicer will apply the Series 2003-A Investor Available Interest Amounts, together with other amounts specified in this Prospectus Supplement, to pay interest on the Series 2003-A Notes and to cover charge-offs on Defaulted Receivables that are allocable to Series 2003-A. The Series 2003-A Investor Available Interest Amounts will include those funds allocable to the Series 2003-A Invested Amount and the Series 2003-A Overcollateralization Amount. To the extent necessary, after applying Series 2003-A Investor Available Interest Amounts, any Shared Excess Interest Amounts available for the Series 2003-A Notes from other series of Notes in Excess Interest Sharing Group One and amounts on deposit in the Reserve Account will be used to cover any interest shortfalls and allocable charge-offs. If the interest shortfall still has not been covered, a portion of the Series 2003-A Investor Available Principal Amounts (not to exceed the Series 2003-A Overcollateralization Amount) will be used.

      When it is time to distribute principal to Series 2003-A Noteholders or accumulate principal collections for that purpose, the Series 2003-A Investor Available Principal Amounts will be used. Under some circumstances, Shared Excess Principal Amounts available from one or more other series of Notes in Excess Principal Sharing Group One that are not then needed by those series and the Series 2003-A share of the funds on deposit in the Excess Funding Account may be used.

Interest

      Interest on the outstanding principal amount of the Series 2003-A Notes will accrue at the Series 2003-A Rate and will be payable to the Series 2003-A Noteholders monthly on the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing November 17, 2003. Interest payable on any Payment Date will accrue from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 2003-A Issuance Date to but excluding the first Payment Date. Each of those periods is an Interest Period. Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date, together with interest on that amount at the Series 2003-A Rate, to the extent permitted by applicable law. Interest payments on the Series 2003-A Notes will be made out of collections on the Receivables that are allocated to Series 2003-A, Shared Excess Interest Amounts available to be applied to cover any interest shortfall and amounts on deposit in the Reserve Account.

      The Calculation Agent will determine the Series 2003-A Rate for each Interest Period on the Interest Determination Date preceding that Interest Period. The Series 2003-A Rate will be the per annum rate equal to the applicable LIBOR plus 0.06%. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Series 2003-A Notes. All percentages resulting from any calculation on the Series 2003-A Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 1.176545% (or .01176545) would be rounded to 1.17655% (or .0117655)), and all dollar amounts used in or resulting from that calculation on the Series 2003-A Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

      LIBOR will be calculated for each Interest Period on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

      With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

Principal

      Principal payments to the Series 2003-A Noteholders are not scheduled to be made until the Series 2003-A Expected Final Payment Date. Prior to that, during the Revolving Period and then the Accumulation Period, amounts otherwise allocated to make principal payments will be distributed or deposited as described below. However, if an Early Amortization Period that is not terminated has commenced before the Series 2003-A Expected Final Payment Date, the Issuer will begin making principal payments on the first Payment Date in the month following the month in which the Early Amortization Period begins.

      Generally, on each Payment Date that occurs prior to the end of the Revolving Period (including each Payment Date that occurs during the period after an Early Amortization Period has commenced but has been terminated as described under “Deposit and Application of Funds — Early Amortization Events”), Series 2003-A Investor Available Principal Amounts will not be used to make principal payments on the Series 2003-A Notes. Instead, the Issuer will either:

•	use them to cover any shortfall in the Series 2003-A Investor Available Interest Amounts needed to pay interest on the Series 2003-A Notes; or

•	treat them as Shared Excess Principal Amounts and use them to make principal payments for other series in Excess Principal Sharing Group One that are in an amortization or accumulation period; or

•	use them to reinvest in additional Receivables, if any, and then, with certain limited exceptions described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus, pay them to the holders of the Transferor Interest.

See “Deposit and Application of Funds — Application of Available Amounts” and “Deposit and Application of Funds — Allocation Percentages” for additional details.

      The Revolving Period for the Series 2003-A Notes will be the period beginning on the Series 2003-A Issuance Date and terminating on the earlier of:

•	the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

•	the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

The Revolving Period, however, may under certain limited circumstances, recommence upon the termination of an Early Amortization Period. See “Deposit and Application of Funds — Early Amortization Events.”

      Unless an Early Amortization Period that is not terminated as described in this Prospectus Supplement has commenced, the Series 2003-A Notes will have an Accumulation Period during which the Series 2003-A Investor Available Principal Amounts will no longer be applied to fund losses, shortfalls or scheduled principal of any other series of Notes in Excess Principal Sharing Group One, be used to reinvest in additional Receivables, or be paid to the holders of the Transferor Interest. Instead, those amounts will first be accumulated in specified amounts in the Accumulation Account for the purpose of paying the Series 2003-A Invested Amount in full on the Series 2003-A Expected Final Payment Date.

      Initially, the Accumulation Period is scheduled to be six months long. However, depending on the performance of the Receivables owned by the Issuer, the length of the Accumulation Period may be shortened to five, four, three, two months or a single month as described in the following paragraph.

      The Accumulation Period Commencement Date for the Series 2003-A Notes will be March 1, 2006 or, if the Issuer, acting directly or through the Administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the Issuer. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The Issuer may elect to delay the start of the Accumulation Period because it believes that (i) the Issuer will be able to reallocate investor principal amounts allocable to other series of Notes to make larger monthly deposits into the Accumulation Account over a shorter period of time or (ii) the payment rate on the Receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

•	the Issuer must deliver to the Indenture Trustee a certificate to the effect that the Issuer believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 2003-A Noteholders;

•	Standard & Poor’s, Moody’s and Fitch must advise the Issuer and the Indenture Trustee that they will not lower or withdraw their ratings on the Notes of any series because of the delay in the start of the Accumulation Period;

•	the amount of principal that the Indenture Trustee will deposit into the Accumulation Account each month during the Accumulation Period must be increased, so that the sum of all scheduled deposits made during the shortened Accumulation Period will equal the initial Series 2003-A Invested Amount on the Series 2003-A Expected Final Payment Date;

•	the Accumulation Period must start no later than August 1, 2006; and

•	the Issuer must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

      If the Issuer delays the start of the Accumulation Period and an Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

      If the outstanding principal amount of the Series 2003-A Notes is not paid in full on the Series 2003-A Expected Final Payment Date, an Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Early Amortization Events that will also trigger the start of an Early Amortization Period are described in “Deposit and Application of Funds — Early Amortization Events.”

      On each Payment Date with respect to the Early Amortization Period, the Series 2003-A Noteholders will receive payments of Monthly Principal. Monthly Principal is the amount of principal that will be paid to or accumulated for the Series 2003-A Noteholders on a monthly basis. For each Payment Date with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that Payment Date. Also, Monthly Principal will not exceed the Series 2003-A Invested Amount. Consequently, if the Series 2003-A Invested Amount is reduced and is not reinstated, you will incur a loss on your Series 2003-A Notes. See “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

      During the Accumulation Period, the Issuer intends to accumulate each month a fixed amount equal to the Controlled Deposit Amount, which is equal to, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

Excess Funding Account

      As set forth in the accompanying Prospectus, the Issuer will establish a Qualified Account to serve as the Excess Funding Account. The Excess Funding Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer, not just for the benefit of the holders of any particular series, including the Series 2003-A Noteholders. Unless and until an Early Amortization Event shall have occurred or the Accumulation Period shall have commenced, the Indenture Trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. Those investments must mature on the Business Day preceding the next Payment Date. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be allocated to one or more series of Notes if such series are in early amortization, accumulation or other principal payment periods and funds from the other sources are not available to make principal payments or deposits with respect to such series. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be distributed to the holders of the Transferor Interest to the extent the Adjusted Pool Balance (after giving effect to such distributions) equals or exceeds the Required Participation Amount.

      See “Sources of Funds to Pay the Notes — Excess Funding Account” in the accompanying Prospectus for additional details.

Servicing Compensation and Payment of Expenses

      The share of the servicing fee allocable to Series 2003-A for any Payment Date is the Monthly Servicing Fee. The Monthly Servicing Fee for the first Payment Date will be calculated based on the number of days in the period commencing on (and including) the Series 2003-A Issuance Date and ending on (and including) October 31, 2003. The Servicer may elect to waive the Monthly Servicing Fee for any Collection Period and, if the Servicer so elects, will be reimbursed for such waived amount on the Payment Date related to the subsequent Collection Period.

      The Servicer will pay from its servicing compensation expenses incurred in connection with servicing the Receivables, including payment of the fees and disbursements of the Owner Trustee, the Indenture Trustee and independent certified public accountants, payment of taxes imposed on the Servicer and expenses incurred in connection with making distributions and providing reports to the Noteholders and others.

Optional Redemption

      Under the Series 2003-A Indenture Supplement, the Issuer has the right, but not the obligation, to redeem the Series 2003-A Notes in whole but not in part on any day on or after the day on which the outstanding principal amount of the Series 2003-A Notes is reduced to 10% of the initial outstanding principal amount of the Series 2003-A Notes or less. If the Issuer elects to redeem the Series 2003-A Notes, it will notify the Servicer and the Indenture Trustee at least thirty days prior to the date of redemption. The redemption price of the Series 2003-A Notes will equal 100% of the outstanding principal amount, plus accrued but unpaid interest on the Series 2003-A Notes to but excluding the date of redemption. Any funds in the Accumulation Account and the Collection Account designated for the Series 2003-A Notes will be applied to make the interest and principal payments on the Series 2003-A Notes on the date of redemption.

Issuance of Additional Notes

      Under the Series 2003-A Indenture Supplement, the Issuer may issue additional Series 2003-A Notes at any time after the Series 2003-A Issuance Date without the consent of the Series 2003-A Noteholders. If the Issuer does issue additional Series 2003-A Notes in this manner, such Series 2003-A Notes will be subject to the same terms and conditions as the Series 2003-A Notes issued under this prospectus supplement. The Issuer may offer additional Series 2003-A Notes for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration; provided, however, that the Issuer will not issue additional Series 2003-A Notes after the Series 2003-A Issuance Date unless (i) the Rating Agency Condition has been satisfied and (ii) it has delivered a Required Federal Income Tax Opinion.

Deposit and Application of Funds

      A description of how interest collections and principal collections received by the Issuer are allocated among the various series can be found under “Series Provisions — General” in this Prospectus Supplement and under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus. Once allocated to Series 2003-A, the portions of those collections allocated to Series 2003-A Noteholders are available to make payments on the Series 2003-A Notes. The following discussion under this heading “Deposit and Application of Funds” describes how the portions of those collections allocated to the holders of the Series 2003-A Notes are applied to cover required distributions with respect to the Series 2003-A Notes.

Application of Available Amounts

      Series 2003-A Investor Available Interest Amounts. Under “Deposit and Application of Funds — Allocation Percentages” below, is a description of how interest collections will be allocated among each outstanding series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 2003-A Allocable Interest Collections (as described below under “Deposit and Application of Funds — Allocation Percentages”) allocated to the Series 2003-A Noteholders, together with the following additional amounts allocated to the Series 2003-A Noteholders by the Indenture Trustee with respect to a related Collection Period, will make up the “Series 2003-A Investor Available Interest Amounts”:

•	any net investment earnings on funds in the Accumulation Account and the Reserve Account and any net investment earnings on Series 2003-A share of funds in the Excess Funding Account and the Collection Account will be withdrawn from the Accumulation Account, the Reserve Account, the Excess Funding Account and the Collection Account, as applicable, and added to the Series 2003-A Investor Available Interest Amounts allocated to the Series 2003-A Notes;

•	if the amount of interest at the Series 2003-A Rate on funds in the Accumulation Account and on the Series 2003-A share of funds in the Excess Funding Account exceeds the net investment earnings described in the preceding bullet point, the amount of this excess, referred to as the “negative carry amount,” will be deducted from the portion of the Series 2003-A Allocable Interest Collections and Series 2003-A Allocable Principal Collections allocable to the holders of the Transferor Interest and added to the Series 2003-A Investor Available Interest Amounts; and

•	the amount of any Series 2003-A Investor Available Principal Amounts reallocated by the Indenture Trustee to pay interest on the Series 2003-A Notes as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Principal Amounts” below.

      The Series 2003-A Investor Available Interest Amounts may be increased for any Collection Period to include amounts (including any Interest Collections and Principal Collections), if any, from the Collection Period following such Collection Period that are used to fund shortfalls in interest payments with respect to such Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the accompanying Prospectus. The Series 2003-A Investor Available Interest Amounts will be reduced to account for the amounts, if any, from the related Collection Period used to fund shortfalls in interest payments with respect to the Collection Period preceding such related Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the accompanying Prospectus.

      On each Payment Date, the Indenture Trustee, at the direction of the Servicer, will apply the Series 2003-A Investor Available Interest Amounts (and other amounts specified in this Prospectus Supplement) as follows:

(1)	first if NMAC or any of its affiliates is not the Servicer, the Indenture Trustee will apply funds to pay the Servicing Fee;

(2)	second, the Indenture Trustee will pay (i) Monthly Interest on the Series 2003-A Notes due on that Payment Date, (ii) any unpaid delinquent interest on the Series 2003-A Notes and (iii) to the extent lawful, interest at the Series 2003-A Rate on any unpaid delinquent interest on the Series 2003-A Notes;

(3)	third, if NMAC or any of its affiliates is the Servicer, the Indenture Trustee will apply funds to pay the Monthly Servicing Fee;

(4)	fourth, if the Series 2003-A Investor Available Interest Amounts for that Payment Date exceeds the amounts payable in clauses (1), (2) and (3), then that excess amount will be treated as Series 2003-A Investor Available Principal Amounts to the extent of (x) the amount of Series 2003-A Investor Defaulted Amounts for the related Collection Period and (y) the Series 2003-A Nominal Liquidation Amount Deficit, if any;

(5)	fifth, to the extent that amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance, the Indenture Trustee will deposit in the Reserve Account, from Series 2003-A Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3) and (4), an amount necessary to restore or bring amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance;

(6)	sixth, on and after the occurrence of an Event of Default and a declaration that all Series 2003-A Notes are immediately due and payable, as set forth in the Prospectus, any Series 2003-A Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4) and (5) will be treated as Series 2003-A Investor Available Principal Amounts payable to the Series 2003-A Noteholders until the outstanding principal amount of the Series 2003-A Notes have been paid in full, unless and until such declaration that all Series 2003-A Notes are immediately due and payable has been rescinded and annulled as set forth in the Prospectus;

(7)	seventh, if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any Series 2003-A Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5) and (6) to reimburse the Servicer for such waived Servicing Fee;

(8)	eighth, any Series 2003-A Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6) and (7) will be treated as Shared Excess Interest Amounts and will be applied to shortfalls or deficits of other series of Notes that are included in Excess Interest Sharing Group One; and

(9)	ninth, to the extent not needed to cover shortfalls or deficits of other series, any Series 2003-A Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7) and (8) will be paid to the holders of the Transferor Interest, except under the circumstances described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described below in this section, to such Swap Counterparty.

      If Series 2003-A Investor Available Interest Amounts for any Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in preceding clauses (1) through (5), then Shared Excess Interest Amounts from all other series of Notes in Excess Interest Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar shortfalls with respect to other series of Notes in Excess Interest Sharing Group One, exceed Shared Excess Interest Amounts for such Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series of Notes in Excess Interest Sharing Group One (including Series 2003-A) based on their respective shortfalls.

      If Series 2003-A Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts for such Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in preceding clauses (1) through (4), then the Indenture Trustee, at the direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such shortfall, and apply such amounts to pay such shortfall.

      If Series 2003-A Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts and amounts on deposit in the Reserve Account available to pay interest on the Series 2003-A Notes pursuant to clause (2) above are insufficient to pay such interest on such Payment Date, then the Servicer will reallocate from the Series 2003-A Allocable Principal Collections allocable to the Series 2003-A Noteholders with respect to the preceding Collection Period (and to the extent necessary, from amounts that would constitute Series 2003-A Allocable Principal Collections with respect to the current Collection Period) the amount of such insufficiency, not to exceed the Series 2003-A Overcollateralization Amount (such reallocated amounts, “Reallocated Principal Collections”). The reallocation of Reallocated Principal Collections at any time will result in a reduction in the Series 2003-A Nominal Liquidation Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of the Series 2003-A Nominal Liquidation Amounts.”

      Series 2003-A Investor Available Principal Amounts. Under “Deposit and Application of Funds — Allocation Percentages,” is a description of how principal collections will be allocated among each series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 2003-A Allocable Principal Collections (as described below under “Deposit and Application of Funds — Allocation Percentages”) allocated to the Series 2003-A Noteholders during each Collection Period (other than Reallocated Principal Collections with respect to such Payment Date), together with (i) the amount of any Series 2003-A Investor Available Interest Amounts used by the Indenture Trustee on each Payment Date to fund the Series 2003-A Investor Defaulted Amounts and any Series 2003-A Nominal Liquidation Amount Deficit, as described in clause (4) of the fourth preceding paragraph and (ii) the amount of Series 2003-A Investor Available Interest Amounts treated as Series 2003-A Investor Available Principal Amounts, as described in clause (6) of the fourth preceding paragraph, will be referred to as “Series 2003-A Investor Available Principal Amounts.” The Series 2003-A Investor Available Principal Amounts (together with other amounts specified in this Prospectus Supplement) will be applied by the Indenture Trustee on each Payment Date, at the direction of the Servicer, as follows:

      (1)     first:

(a)	if Series 2003-A is in its Accumulation Period, the Indenture Trustee will deposit an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 2003-A Invested Amount for such Payment Date in the Accumulation Account for payment to the Series 2003-A Noteholders on the Series 2003-A Expected Final Payment Date, then to the extent of any remaining Series 2003-A Investor Available Principal Amounts, will treat any remaining Series 2003-A Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of Notes included in Excess Principal Sharing Group One;

(b)	if Series 2003-A is in an Early Amortization Period, the Indenture Trustee will pay Series 2003-A Investor Available Principal Amounts (up to the Series 2003-A Invested Amount) to the Series 2003-A Noteholders in payment of principal of the Series 2003-A Notes, then to the extent of any remaining Series 2003-A Investor Available Principal Amounts, will treat any remaining Series 2003-A Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of Notes included in Excess Principal Sharing Group One;

(c)	if Series 2003-A is not in its Accumulation Period or an Early Amortization Period, Series 2003-A Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts to be used as described in this clause (1); and

(2)	second, any remaining funds will be reinvested in additional Receivables, if any, and the balance thereof, if any, will be distributed to the holders of the Transferor Interest, except under the circumstances described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described below in this section, to such Swap Counterparty.

      If Series 2003-A Investor Available Principal Amounts for any Payment Date are not sufficient to pay or deposit in full the amounts described in preceding clauses (1)(a) or (b), as applicable, then Shared Excess Principal Amounts from all other series of Notes in Excess Principal Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar principal distribution shortfalls with respect to other series of Notes in Excess Principal Sharing Group One, exceed Shared Excess Principal Amounts for such Payment Date, then (i) first, Shared Excess Principal Amounts will be allocated pro rata among the applicable series of Notes in Excess Principal Sharing Group One (including Series 2003-A) based on their respective shortfalls and (ii) second, the Series 2003-A Allocation Percentage of funds, if any, in the Excess Funding Account will be used (to the extent available) to pay or deposit any remaining shortfall with respect to the Series 2003-A Notes, as described in “Sources of Funds to Pay the Notes — Excess Funding Account” in the accompanying Prospectus.

      Amounts payable, if any, by a Swap Counterparty pursuant to a Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the holders of the Transferor Interest on each Payment Date.

      The Issuer, at its option, may enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to the holders of the Transferor Interest from United States dollars to Japanese yen; provided, that (i) at the time the Issuer enters into the Swap Agreement, the Rating Agency Condition shall be satisfied, and (ii) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to holders of the Transferor Interest.

Reduction and Reinstatement of Series Nominal Liquidation Amounts

      The calculation of a Series Nominal Liquidation Amount is described under “Description of the Notes — Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount of Notes” in the accompanying Prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments. The Series 2003-A Nominal Liquidation Amount as of the Series 2003-A Issuance Date is the sum of (i) the $950,000,000 initial Series 2003-A Invested Amount (which equals the initial outstanding principal amount of the Series 2003-A Notes) and (ii) the $126,487,252 Series 2003-A Overcollateralization Amount as of the Series 2003-A Issuance Date. The portion of the Series 2003-A Nominal Liquidation Amount constituting the Series 2003-A Invested Amount will be calculated on each day. Generally, the portion of the Series 2003-A Nominal Liquidation Amount constituting the Series 2003-A Overcollateralization Amount for each Payment Date will be an amount equal to the Series 2003-A Overcollateralization Amount as calculated on the prior Payment Date, decreased by certain reductions since that date and increased by certain reinstatements and other amounts since that date. These reductions and reinstatements are described below.

      Reductions. The Series 2003-A Nominal Liquidation Amount will be reduced (starting with the Series 2003-A Overcollateralization Amount as described below) on any Payment Date by the following amounts:

(A)	Reallocated Principal Collections, including any Reallocated Principal Collections from the Collection Period occurring in the same month as the Payment Date, not to exceed the Series 2003-A Overcollateralization Amount, as described above under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Principal Amounts”; and

(B)	the Series 2003-A Investor Defaulted Amounts in the related Collection Period to the extent that they are not covered by Series 2003-A Investor Available Interest Amounts, Shared Excess Interest Amounts and amounts on deposit in the Reserve Account that are treated as Series 2003-A Investor Available Principal Amounts to cover such Series 2003-A Investor Defaulted Amounts, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts.”

      On each Payment Date, the amount of any reduction in the Series 2003-A Nominal Liquidation Amount due to clause (A) or (B) above will be allocated as follows:

•	first, to reduce the Series 2003-A Overcollateralization Amount by the amount of such reduction until the Series 2003-A Overcollateralization Amount is reduced to zero; and

•	second, to reduce the Series 2003-A Invested Amount by any remaining amount of such reduction until the Series 2003-A Invested Amount is reduced to zero.

      In addition, the portion of the Series 2003-A Nominal Liquidation Amount constituting the Series 2003-A Invested Amount will be reduced by amounts deposited into the Accumulation Account and payments of principal of the Series 2003-A Notes and will be increased on any date on which the Issuer issues additional Series 2003-A Notes, as discussed under “Series Provisions — Issuance of Additional Notes,” in an amount equal to the invested amount of such additional Series 2003-A Notes.

      When the Series 2003-A Overcollateralization Amount is reduced as described in clause first above, such reduction will be applied, first, to the portion of the Series 2003-A Overcollateralization Amount equal to the

Primary Series 2003-A Overcollateralization Amount and second, to the portion of the Series 2003-A Overcollateralization Amount equal to the Incremental Overcollateralization Amount. In general, if the Primary Series 2003-A Overcollateralization Amount is reduced on any Payment Date below the applicable Series 2003-A Overcollateralization Percentage of the initial outstanding principal amount of the Series 2003-A Notes, then an Early Amortization Event will occur.

      While the Series 2003-A Overcollateralization Amount will be reduced as described above, the outstanding principal amount of the Series 2003-A Notes will not be similarly reduced. However, the aggregate principal paid on the Series 2003-A Notes will not exceed the Series 2003-A Invested Amount (except to the extent that the Series 2003-A Invested Amount has been reduced by amounts on deposit in the Accumulation Account). Consequently, you will incur a loss on your Notes if the Series 2003-A Overcollateralization Amount is reduced to zero and the Series 2003-A Invested Amount is thereafter reduced and not reinstated as described below.

      Reinstatements. The Series 2003-A Nominal Liquidation Amount will be reinstated on any Payment Date by the amount of the Series 2003-A Investor Available Interest Amounts that are applied with respect to the Series 2003-A Nominal Liquidation Amount Deficit pursuant to clause (4) under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts” and by the amount of Shared Excess Interest Amounts from all other series of Notes in Excess Interest Sharing Group One and the amounts on deposit in the Reserve Account that are applied to the Series 2003-A Nominal Liquidation Amount Deficit as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts.” The amount of that reinstatement will be allocated on that Payment Date as follows:

•	first, if the Series 2003-A Invested Amount has been reduced and not fully reinstated, the reinstatement amount will be allocated to the Series 2003-A Invested Amount until it equals the outstanding principal amount of the Series 2003-A Notes; and

•	second, any remaining reinstatement amount will be allocated to the Series 2003-A Overcollateralization Amount (first to reinstate the Incremental Overcollateralization Amount and then to reinstate the Primary Series 2003-A Overcollateralization Amount) until the Series 2003-A Overcollateralization Amount has been fully reinstated.

The series nominal liquidation amounts of other series of Notes will be subject to similar reductions and reinstatements.

Series 2003-A Overcollateralization Amount

      The Series 2003-A Overcollateralization Amount will be equal to the sum of:

(i)	the Primary Series 2003-A Overcollateralization Amount; and

(ii)	the Incremental Overcollateralization Amount.

      As of the Series 2003-A Cut-Off Date, the Primary Series 2003-A Overcollateralization Amount was $126,487,252. As of the Series 2003-A Cut-Off Date, the Incremental Overcollateralization Amount was $0.

      The Transferor may, in its sole discretion, increase the Series 2003-A Overcollateralization Percentage (which is used in calculating the Primary Series 2003-A Overcollateralization Amount) so long as the cumulative amount of those increases does not exceed 3.5% of the initial principal amount of the Series 2003-A Notes. The Transferor is under no obligation to increase the Series 2003-A Overcollateralization Percentage at any time.

      The Series 2003-A Overcollateralization Amount will vary from time to time and will be reduced, reinstated or increased as described under “— Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Allocation Percentages

      In general, collections on the Receivables and Defaulted Receivables will first be allocated among all outstanding series based on the Series Nominal Liquidation Amount for each series as a percentage of the aggregate of the series nominal liquidation amounts for all outstanding series as described under “Sources of

Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus. With respect to each day in a Collection Period, collections on Receivables and Defaulted Receivables will be allocated to Series 2003-A on the basis of the Series 2003-A Allocation Percentage. The Series 2003-A Allocation Percentage will be calculated on each day in a Collection Period and will, with certain limited exceptions, be increased or decreased, as applicable, on each day in each Collection Period. In particular, (i) the Series 2003-A Allocable Principal Collections, (ii) the Series 2003-A Allocable Interest Collections and (iii) the Series 2003-A Allocable Defaulted Amounts will be allocated to Series 2003-A, in each case, on each day in a Collection Period. The Series 2003-A Allocable Principal Collections and the Series 2003-A Allocable Interest Collections are called the “Series 2003-A Allocable Collections.”

      Series 2003-A Allocable Collections and Series 2003-A Allocable Defaulted Amounts will be further allocated on each day in a Collection Period between the Series 2003-A Noteholders and the holders of the Transferor Interest on the basis of various percentages, depending on whether Series 2003-A Allocable Interest Collections, Series 2003-A Allocable Defaulted Amounts or Series 2003-A Allocable Principal Collections are being allocated and, in the case of Series 2003-A Allocable Principal Collections, whether such amounts are received during the Revolving Period. Specifically, Series 2003-A Allocable Collections and Series 2003-A Allocable Defaulted Amounts will be allocated to the Series 2003-A Noteholders as follows:

•	Series 2003-A Allocable Interest Collections and Series 2003-A Allocable Defaulted Amounts will be allocated based on the Series 2003-A Floating Allocation Percentage;

•	if the Series 2003-A Notes are not in the Revolving Period, then Series 2003-A Allocable Principal Collections will be allocated based on the Series 2003-A Fixed Allocation Percentage; and

•	if the Series 2003-A Notes are in the Revolving Period, then Series 2003-A Allocable Principal Collections will be allocated based on the Series 2003-A Floating Allocation Percentage.

      The portion of the Series 2003-A Allocable Collections not allocated to the Series 2003-A Noteholders will be paid to the holders of the Transferor Interest except to the extent applied as Series 2003-A Investor Available Interest Amounts as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts” in this Prospectus Supplement or required to be deposited in the Excess Funding Account as described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.

Required Participation Percentage

      As described under “Description of the Notes — General” in the Prospectus, the Transferor will be required either to add to the assets of the Issuer the Receivables of Additional Accounts or make a deposit to the Excess Funding Account if the Adjusted Pool Balance, as of the last day of any Collection Period, is less than the Required Participation Amount on such day. In addition, as described under “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, Principal Collections and Interest Collections otherwise distributable to the holders of the Transferor Interest must be deposited into the Excess Funding Account on any day on which the Adjusted Pool Balance on such day is less than the Required Participation Amount on such day. The Required Participation Amount is the sum of (i) the sum of the Required Participation Percentages (including the Required Participation Percentage for Series 2003-A) for each outstanding series multiplied by the respective initial invested amount for each such outstanding series and (ii) the sum of the Required Overcollateralization Amounts of all outstanding series (including the Required Series 2003-A Overcollateralization Amount). The Required Participation Percentage for Series 2003-A is 106.5%. The Transferor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s, Moody’s and Fitch, reduce the Required Participation Percentage for Series 2003-A to not less than 100%, so long as any one of Standard & Poor’s, Moody’s or Fitch shall not have notified the Transferor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 2003-A Notes or any other outstanding series or class of Notes for which it is providing a rating.

Shared Excess Interest Amounts

      Any Series 2003-A Investor Available Interest Amounts that are not needed to make payments or deposits for Series 2003-A on any Payment Date will be available for allocation to other series of Notes that are included in Excess Interest Sharing Group One. Such excess will be treated as Shared Excess Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available interest amounts for other series that are included in Excess Interest Sharing Group One, which have not been covered out of the investor available interest amounts allocable to those series. If these shortfalls exceed the Shared Excess Interest Amounts for any Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available interest amounts. To the extent that Shared Excess Interest Amounts exceed those shortfalls, the balance will be paid to the holders of the Transferor Interest except under the circumstances described under the heading “Source of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.

Shared Excess Principal Amounts

      Any Series 2003-A Investor Available Principal Amounts that are not needed to make payments or deposits for Series 2003-A on any Payment Date will be available for allocation to other series of Notes that are included in Excess Principal Sharing Group One. Such excess will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. Any reallocation of Series 2003-A Investor Available Principal Amounts for this purpose will not reduce the Series 2003-A Nominal Liquidation Amount. If principal shortfalls exceed the Shared Excess Principal Amounts for any Payment Date, Shared Excess Principal Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available principal amounts. To the extent that Shared Excess Principal Amounts exceed principal shortfalls, the balance will be used to reinvest in additional Receivables, if any, and will then be paid to the holders of the Transferor Interest except under the circumstances described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.

Early Amortization Events

      The Early Amortization Events with respect to the Series 2003-A Notes will include each of the Early Amortization Events in the accompanying Prospectus, plus each of the following:

      (1)     failure on the part of the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable,

•	to make any payment or deposit required by the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 2003-A Indenture Supplement, including but not limited to any Transferor Deposit Amount, on or before the date occurring two Business Days after the date that payment or deposit is required to be made; or

•	to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days; or

•	to comply with its covenant not to create any lien on a Receivable; or

•	to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 2003-A Indenture Supplement, which failure continues unremedied for a period of 45 days after written notice of that failure;

      (2)     any representation or warranty made by NMAC, as Seller, in the Receivables Purchase Agreement or by the Transferor in the Transfer and Servicing Agreement or any information required to be given by NMAC or the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 45 days after written notice. An Early Amortization Event, however, shall not be deemed to occur if the Transferor has repurchased the related Receivables or all of the Receivables, if applicable, during that period in accordance with the provisions of the Transfer and Servicing Agreement;

      (3)     the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Issuer, Transferor, NNA, NMAC or NML;

      (4)     a failure by the Transferor to convey Receivables in Additional Accounts to the Issuer within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;

      (5)     on any Payment Date, the Primary Series 2003-A Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 2003-A Overcollateralization Percentage and (ii) the initial outstanding principal amount of the Series 2003-A Notes; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (5), any reduction of the Primary Series 2003-A Overcollateralization Amount resulting from reallocations of the Series 2003-A Investor Available Principal Amounts to pay interest on the Series 2003-A Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

      (6)     any Servicer Default occurs or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement;

      (7)     on any Determination Date, the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles (net of amounts on deposit in the Cash Management Account relating to such Receivables) exceeds 20% of the Pool Balance as of the last day of the preceding Collection Period;

      (8)     on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25%;

      (9)     for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed 30% of the sum of the Invested Amounts of all outstanding series issued by the Issuer;

      (10) the outstanding principal amount of the Series 2003-A Notes is not repaid in full on or before the Series 2003-A Expected Final Payment Date;

      (11) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940; and

      (12) the occurrence of an Event of Default with respect to the Series 2003-A Notes under the Indenture.

      In the case of any event described in clauses (1), (2) or (6) above, an Early Amortization Event with respect to Series 2003-A will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 2003-A Noteholders holding Series 2003-A Notes evidencing more than 50% of the outstanding principal amount of the Series 2003-A Notes by written notice to the Transferor, NMAC, the Servicer and the Indenture Trustee, if given by Series 2003-A Noteholders, declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the prospectus or any event described in (3), (4), (5), (7), (8), (9), (10), (11) or (12) above, an Early Amortization Event with respect to Series 2003-A will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2003-A Noteholders immediately upon the occurrence of that event.

      The Early Amortization Period begins upon the occurrence of an Early Amortization Event. Under the limited circumstances described in this paragraph, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If any Early

Amortization Event, other than an Early Amortization Event described in clause (3) or (11) above occurs, the Revolving Period will recommence only upon the receipt of:

•	written confirmation by Standard & Poor’s, Moody’s and Fitch, that its rating of the Series 2003-A Notes will not be withdrawn or reduced as a result of the recommencement; and

•	the consent to the recommencement by Series 2003-A Noteholders holding Series 2003-A Notes evidencing more than 50% of the outstanding principal amount of the Series 2003-A Notes;

provided that no other Early Amortization Event that has not been cured or waived as described in this Prospectus Supplement has occurred and the scheduled termination of the Revolving Period has not occurred. If an Early Amortization Event described in clause (3) or (11) above occurs, the Early Amortization Period which commences as a result thereof will not terminate, and the Revolving Period will not recommence.

Events of Default

      The Events of Default for the Series 2003-A Notes, as well as the rights and remedies available to the Indenture Trustee and the Series 2003-A Noteholders when an Event of Default occurs, are described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying Prospectus.

      If an Event of Default for the Series 2003-A Notes occurs, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 2003-A Notes may declare the Series 2003-A Notes to be immediately due and payable. If the Series 2003-A Notes are accelerated, you may receive principal before the Series 2003-A Expected Final Payment Date.

Collection Account

      The Issuer will establish a Qualified Account to serve as the Collection Account. The Collection Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer, not just for the benefit of the holders of any particular series, including the Series 2003-A Noteholders. At the direction of the Servicer or its agent, the Indenture Trustee will invest funds on deposit in the Collection Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Collection Account will be credited to the Collection Account and included in interest collections for the related Collection Period. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture.

      The Servicer will deposit into the Collection Account the portions of amounts collected on the Receivables in the Trust Portfolio as are allocated to Series 2003-A. The Servicer generally must make such required deposits into the Collection Account no later than two Business Days after processing. However, in the circumstances described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus, so long as NMAC is the Servicer and other specified conditions are satisfied, it will be able to make these deposits on a monthly basis.

Accumulation Account

      The Issuer will establish a Qualified Account to serve as the Accumulation Account. The Accumulation Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 2003-A Noteholders. Amounts available to pay principal of the Series 2003-A Notes will be deposited (or credited) to the Accumulation Account during the Accumulation Period for payment to the Series 2003-A Noteholders. During the Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will transfer Series 2003-A Investor Available Principal Amounts and certain other amounts up to an amount equal to Monthly Principal, for each related Payment Date from the Collection Account to the Accumulation Account as described above under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Principal Amounts” in this Prospectus Supplement. On the first Payment Date occurring after the commencement of the Early Amortization Period, the Indenture Trustee will apply the amounts on deposit in the Accumulation Account, together with Series 2003-A Investor Available Principal Amounts for that date and certain other amounts, to pay the principal of the Series 2003-A Notes as described above under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Principal Amounts” in this Prospectus Supplement.

      At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Accumulation Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Accumulation Account will be deposited into the Collection Account and included in Series 2003-A Investor Available Interest Amounts for that Payment Date.

Reserve Account

      The Issuer will establish a Qualified Account to serve as the Reserve Account. The Reserve Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 2003-A Noteholders. On the Series 2003-A Issuance Date, the Issuer will deposit an amount equal to $7,125,000, representing 0.75% of the Series 2003-A Invested Amount as of the Series 2003-A Issuance Date, in the Reserve Account. Thereafter, the Reserve Account will be funded by the deposits therein, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts,” of amounts necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.

      If the Series 2003-A Notes are not paid in full on the earlier of (x) the Final Maturity Date and (y) the first Payment Date on or after the occurrence of an Event of Default and a declaration that all of the Series 2003-A Notes are immediately due and payable as set forth in the Prospectus, any funds remaining in the Reserve Account, after giving affect to the distributions on such date as set forth under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts,” will be treated as Series 2003-A Investor Available Principal Amounts for distribution to the Series 2003-A Noteholders on such date. Upon the payment in full of the Series 2003-A Notes, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. On the Payment Date on which the outstanding principal amount of the Series 2003-A Notes are paid in full, and after giving effect to distributions, if any, made to other series to cover shortfalls in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, the Indenture Trustee, acting at the direction of the Servicer, will distribute to the holders of the Transferor Interest all remaining amounts on deposit in the Reserve Account.

      At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Reserve Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Reserve Account will be deposited into the Collection Account and included in Series 2003-A Investor Available Interest Amounts for the related Payment Date.

Reports to Noteholders

      On each Payment Date, the paying agent, on behalf of the Indenture Trustee will forward to each Noteholder of record, a statement prepared by the Servicer setting forth the items described under “Sources of Funds to Pay the Notes — Reports to Noteholders” in the accompanying Prospectus.

Material Federal Income Tax Consequences

      In the opinion of O’Melveny & Myers LLP, special tax counsel to the Transferor, for U.S. federal income tax purposes (i) the Series 2003-A Notes will constitute indebtedness, and (ii) the Issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Series 2003-A note, will agree to treat the Series 2003-A Notes as indebtedness for federal, state and local income and franchise tax purposes.

      The Transferor Interest will be owned by the Transferor on the Series 2003-A Issuance Date. Accordingly, the Trust will be characterized as a division of the Transferor for U.S. federal income tax purposes. If the Transferor sells or otherwise transfers any interest in the Transferor Interest, this characterization may change. See “Material Federal Income Tax Consequences — Tax Characterization of the Issuer” in the accompanying Prospectus.

      See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in the accompanying prospectus.

Erisa Considerations

      The Notes may, in general, be purchased by or on behalf of Benefit Plans. Although no assurances can be given in this regard, the Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Notes:

1.	are expected to be treated as indebtedness under local law; and

2.	should not be deemed to have any “substantial equity features.”

      However, regardless of the status of the Notes under the Plan Assets Regulation, the acquisition and holding of Notes of any class by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Transferor or subsequent holder of the Transferor Interest, any Underwriter or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan depending on the identity of the Benefit Plan fiduciary making the decision to acquire a Note and the circumstances of the transaction. Each purchaser or holder of Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of its Notes that it did not use assets of a Benefit Plan in connection therewith, or that no prohibited transaction results therefrom. In addition, a fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA or any similar applicable law. For additional information regarding the treatment of the Notes under ERISA, see “ERISA Considerations” in the accompanying Prospectus.

Underwriting

      Subject to the terms and conditions set forth in the Underwriting Agreement, the Issuer has agreed to sell to each of the Underwriters named below, and each Underwriter has severally agreed to purchase, Series 2003-A Notes in the initial principal amounts indicated opposite its name:

Principal amount of
Name of Underwriter	Series 2003-A Notes

Morgan Stanley & Co. Incorporated	190,000,000
Citigroup Global Markets Inc.	190,000,000
J.P. Morgan Securities, Inc.	190,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	190,000,000
The Williams Capital Group, L.P.	190,000,000

Total	950,000,000

      The Issuer has been advised by the Underwriters that they propose initially to offer the Series 2003-A Notes offered by this Prospectus Supplement to the public at the prices set forth herein. After the initial public offering of such Series 2003-A Notes, the public offering price may change.

      The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Series 2003-A Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting		Selling
	Discount and	Net Proceeds	Concessions	Reallowance
	Commissions	to the Issuer(1)	Not to Exceed	Not to Exceed

Series 2003-A Notes	0.20%	99.80%	0.12%	0.06%
Total for the offered Notes	$1,900,000	$948,100,000

(1)	Before deducting expenses payable by the Issuer estimated to be $1,046,753.

     Until the distribution of the Series 2003-A Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series 2003-A Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Series 2003-A Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series 2003-A Notes.

      If the Underwriters create a short position in the Series 2003-A Notes in connection with this offering, (i.e., they sell more Series 2003-A Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Series 2003-A Notes in the open market.

      The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Series 2003-A Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Series 2003-A Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Series 2003-A Notes as part of the offering.

      In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

      Neither the Issuer nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Series 2003-A Notes. In addition, neither the Issuer nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Series 2003-A Notes are new issues of securities and there currently is no secondary market for the Series 2003-A Notes. The Underwriters for the Series 2003-A Notes expect to make a market in such Series 2003-A Notes but will not be obligated to do so. There is no assurance that a secondary market for the Series 2003-A Notes will develop. If a secondary market for the Series 2003-A Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Series 2003-A Notes.

      The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account, the Reserve Account and the Excess Funding Account, at the direction of the Servicer, in investments acquired from or issued by the Underwriters.

      In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates. The Issuer expects to apply a portion of the net proceeds from the issuance of the Series 2003-A Notes to the repayment of debt, including the Warehouse Series Notes. An affiliate of Morgan Stanley & Co. Incorporated, one of the Underwriters, has acted as the lender with respect to the Warehouse Series Notes, and such affiliate will receive a portion of such proceeds as repayment, in part, of the Warehouse Series Notes.

      The Issuer, the Transferor and NMAC have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. Any obligation of the Issuer with respect to such indemnification of the

Underwriters shall be subordinated to its obligations to make payments on the Series 2003-A Notes and the Notes of any other series issued by it and will only be paid to the extent of available funds.

      The Underwriters have informed the Issuer that they do not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Series 2003-A Notes offered by this Prospectus Supplement.

      It is expected that the delivery of the Series 2003-A Notes will be made against payment therefor on or about the Series 2003-A Issuance Date, which is expected to be the ninth Business Day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three Business Days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 2003-A Notes on the date hereof and for a period of nine Business Days hereafter will be required, by virtue of the fact that the Series 2003-A Notes initially will settle nine Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

      Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Series 2003-A Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Series 2003-A Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Issuer.

Legal Matters

      In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Series 2003-A Notes and certain federal income tax and other matters will be passed upon for the Issuer, by O’Melveny & Myers LLP. Certain legal matters relating to the Series 2003-A Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

Note Ratings

      The Issuer will issue the Series 2003-A Notes only if they are rated at the time of issuance “AAA” by Standard & Poor’s, “Aaa” by Moody’s and “AAA” by Fitch. Each such Rating Agency and their ratings only address the likelihood that you will timely receive interest payments due and you will ultimately receive all of your required principal payments by the Final Maturity Date. The Rating Agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series 2003-A Notes prior to or after the Series 2003-A Expected Final Payment Date. The ratings assigned to the Series 2003-A Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to reduction or withdrawal at any time by any Rating Agency.

Glossary of Principal Terms for Prospectus Supplement

      To the extent certain capitalized terms are used in this Prospectus Supplement and are not defined in this section, the definitions for such terms can be found in the section called “Glossary of Principal Terms” at the end of the accompanying Prospectus.

      “Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

      “Accumulation Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 2003-A Noteholders, into which principal will be deposited for payment to the Series 2003-A Noteholders as set forth in this Prospectus Supplement.

      “Accumulation Period” means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 2003-A Notes is expected to be reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. If an Early Amortization Period that is not terminated, as described in “Deposit and Application of Funds — Early Amortization Events,” has commenced before the Accumulation Period Commencement Date, the Series 2003-A Notes will not have an Accumulation Period.

      “Accumulation Period Commencement Date” means, for the Series 2003-A Notes, March 1, 2006 or, if the Issuer, acting directly or through the Administrator, elects to delay the start of the Accumulation Period, a later date selected by the Issuer. In selecting an Accumulation Period Commencement Date, the Issuer must satisfy the conditions described under “Series Provisions — Principal.”

      “Accumulation Period Length” means the number of full Collection Periods in the Accumulation Period.

      “Accumulation Shortfall” means (i) on the first Payment Date with respect to the Accumulation Period, zero and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account on such Payment Date.

      “Addition Date” means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that Account are first transferred to the Issuer.

      “Additional Account” means each Eligible Account from time to time designated for the Issuer after the Series 2003-A Issuance Date, the then-existing and subsequently created Receivables of which will be transferred to the Issuer.

      “Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to amounts transferred to the Issuer on that date), on such day.

      “Administration Agreement” means the Administration Agreement, dated as of July 24, 2003, among the Administrator, the Issuer, the Indenture Trustee and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “Administrator” means NMAC (together with its successors and permitted assigns) acting as an administrative agent for the Issuer pursuant to the Administration Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      “Business Day” means any day except a Saturday, Sunday or a day on which banks in New York, New York, Los Angeles, California, or Wilmington, Delaware, are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

      “Calculation Agent” means, initially, the Indenture Trustee, and thereafter, any other Person designated by the Indenture Trustee to act in such capacity.

      “Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a dealer may, from time to time, pursuant to a cash management agreement between NMAC and such dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such dealer.

      “Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a dealer.

      “Clearstream Banking Luxembourg” means Clearstream Banking société anonyme.

      “Collection Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer and any Series Enhancer as described in this Prospectus Supplement and the accompanying Prospectus.

      “Collection Period” means, (i) with respect to the November 2003 Payment Date, the period commencing on (and including) October 1, 2003 and ending on (and including) October 31, 2003 and (ii) with respect to any other Payment Date, the calendar month preceding the month in which that Payment Date occurs.

      “Controlled Accumulation Amount” means, for any Payment Date with respect to the Accumulation Period, $158,333,333; provided, however, that if the Accumulation Period Length is determined to be less than six months, the Controlled Accumulation Amounts for each Payment Date with respect to the Accumulation Period will be equal to the quotient obtained by dividing (i) the initial Series 2003-A Invested Amount by (ii) the Accumulation Period Length.

      “Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

      “Dealer Overconcentrations” means, on any Payment Date, with respect to the following dealers or groups of affiliated dealers, the sum of the following:

(A)	the amount by which the aggregate balance of Principal Receivables due from AutoNation, Inc. and its affiliates, less any amounts on deposit in the Cash Management Account relating to such Receivables, exceeds 10% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

(B)	the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from each of the next three largest dealers or groups of affiliated dealers exceeds 3.5% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date; and

(C)	the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from any other dealer or group of affiliated dealers exceeds 2% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date.

      “Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:

(1)	the principal amount of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) owned by the Issuer that became Defaulted Receivables during the related Collection Period; minus

(2)	the principal amount of the Defaulted Receivables that are to be reassigned to the Transferor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor); minus

(3)	the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

      “Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

      “Designated LIBOR Page” means the display on Bridge Telerate, Inc. or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

      “Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date and is the date on which payments to Series 2003-A Noteholders are determined.

      “DTC” means The Depository Trust Company.

      “Early Amortization Events” means such events as are set forth and described under “Deposit and Application of Funds — Early Amortization Events.”

      “Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 2003-A Notes will be paid in full, (ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the limited circumstances described in “Deposit and Application of Funds — Early Amortization Events” and (iii) the Trust Termination Date.

      “Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

(1)	is in existence and maintained and serviced by NMAC;

(2)	is in favor of a dealer franchised by NNA or other manufacturer to sell New Vehicles;

(3)	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

(4)	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

(5)	is in favor of a dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

(6)	is in favor of a dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

(7)	is in favor of a dealer that has not been classified by the Servicer as in “Status” (or other comparable classification) for any reason within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

(8)	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

      “Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the Federal Deposit Insurance Corporation and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes; or

(2)	any other institution acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes.

      “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest category of Fitch;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, a credit rating satisfactory to Fitch; or

(8)	any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

      “Eligible Receivable” means a Receivable that:

(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor’s rights and interest in the Receivable, including:

(a)	the first priority security interest granted by the dealers in the related vehicles and the subordinated security interest granted by the dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and

NMAC, the Floorplan Financing Agreement between NMAC and the dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related dealer; and

(c)	all related proceeds;

(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(a)	the creation of the Receivable, the transfer of the Receivables to the Transferor and then to the Issuer, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;

(6)	as to which the Issuer will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Transferor, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a dealer rated “C” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among dealers rated “C” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such dealers exceeding 40% of the Receivables balance as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

      “Euroclear” means the Euroclear System.

      “Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and prospectus supplement:

(1)	the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

(2)	the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

(3)	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer or Transferor; or

(4)	the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.

      “Excess Funding Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series and any Series Enhancers as described in this Prospectus Supplement and in the accompanying Prospectus.

      “Excess Interest Sharing Group One” means each series of Notes, including Series 2003-A Notes, included in Excess Interest Sharing Group One as specified in the Series 2003-A Indenture Supplement.

      “Excess Principal Sharing Group One” means each series of Notes, including Series 2003-A Notes, included in Excess Principal Sharing Group One as specified in the Series 2003-A Indenture Supplement.

      “Final Maturity Date” means September 15, 2008.

      “Fitch” means Fitch Inc.

      “Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the dealer with respect thereto and, in the case of New Vehicles, a manufacturer, pursuant to which (a) NMAC agrees to extend credit to such dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such dealer to repay such advances is evidenced by one or more promissory notes of such dealer.

      “Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of dealers and (iv) the continued extension of credit to dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of dealers.

      “Global Securities” means the globally offered Notes.

      “Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 2003-A Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii) the sum of the Dealer Overconcentrations and the aggregate principal amount of Ineligible Receivables (other than those that became Defaulted Receivables) as of the last day of the preceding Collection Period, in each case, that are not subject to reassignment from the Issuer.

      “Indenture” means the indenture, dated as of July 24, 2003, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “Indenture Supplement” means a supplement to the Indenture entered into between the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

      “Indenture Trustee” means JPMorgan Chase Bank, a New York banking corporation, in its capacity as indenture trustee under the Indenture.

      “Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a motor vehicle dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”

      “Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”

      “Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

(1)	all collections of Interest Receivables owned by the Issuer;

(2)	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Transferor or purchased by the Servicer; and

(3)	all amounts received, including any insurance proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables (including all recoveries).

      “Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period.

      “Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 2003-A Issuance Date to but excluding the first Payment Date.

      “Interest Receivable” means, in connection with an Account designated for the Issuer, all amounts billed and payable by the related dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.

      “Issuer” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

      “LIBOR” is described under “Series Provisions — Interest.”

      “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      “Monthly Interest” means, for any Payment Date, the amount of interest accrued in respect of the Series 2003-A Notes in the Interest Period for that Payment Date.

      “Monthly Payment Rate” means, for a Collection Period, the percentage obtained by dividing the Principal Collections for such Collection Period by the average of the aggregate balance of principal Receivables as of the first and last day of such Collection Period.

      “Monthly Principal” means, with respect to any Payment Date relating to the Accumulation Period or any Early Amortization Period, the Series 2003-A Investor Available Principal Amounts for that Payment Date, Shared Excess Principal Amounts and available funds from the Excess Funding Account that are allocated to Series 2003-A. For each Payment Date, however, with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Deposit Amount. Also, Monthly Principal will not exceed the Series 2003-A Invested Amount, except to the extent that the Series 2003-A Invested Amount has been reduced by amounts on deposit in the Accumulation Account.

      “Monthly Servicing Fee” means, for the Series 2003-A Notes for any Payment Date, an amount equal to one-twelfth of 1.0% per annum (or such lesser percentage as may be specified by the Servicer) of the arithmetic average of the Series 2003-A Nominal Liquidation Amount as of each day during the preceding Collection Period (or, in the case of the first Payment Date, the Series 2003-A Nominal Liquidation Amount as of each day during the period beginning on the Series 2003-A Issuance Date and ending on October 31, 2003), or such lesser amount to the extent a portion of the Monthly Servicing Fee is waived by the Servicer as set forth in “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus; provided, that with respect to the first Payment Date, the Monthly Servicing Fee will be calculated based on the number of days in the period commencing on (and including) the Series 2003-A Issuance Date and ending on (and including) October 31, 2003.

      “Moody’s” means Moody’s Investors Service.

      “New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.

      “NMAC” means Nissan Motor Acceptance Corporation and its successors.

      “NML” means Nissan Motor Co., Ltd. and its successors.

      “NNA” means Nissan North America, Inc. and its successors.

      “Noteholder” means, as of any date, the holder of any Note.

      “Notes” means the notes of any series or class as described in the Prospectus and a related prospectus supplement, issued by the Issuer (including the Series 2003-A Notes) pursuant to the terms of the Indenture and any related Indenture Supplement.

      “NWRC II” means Nissan Wholesale Receivables Corporation II and its successors.

      “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.

      “Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing in November, 2003.

      “Pool Balance” means, on any date, the aggregate amount of the principal balances of the Receivables on that date, net of the Cash Management Account Balance on such date.

      “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, Infiniti Financial Services or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles are current model year miled vehicles, or model years within five years of such current model year.

      “Primary Series 2003-A Overcollateralization Amount” means, as of any Payment Date, the Series 2003-A Overcollateralization Percentage on the Series 2003-A Issuance Date of the initial outstanding principal amount of the Series 2003-A Notes (which upon issuance will be $126,487,252), minus the reductions, and plus the reinstatements, in the Primary Series 2003-A Overcollateralization Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amount.”

      “Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

      (1) all collections of Principal Receivables owned by the Issuer (excluding, in all cases, all amounts recovered on Defaulted Receivables);

      (2) any cash proceeds transferred by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the exercise by NMAC of its right to set-off against a dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such dealer;

      (3) all other amounts paid by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the application of amounts credited to the Cash Management Account to reduce a dealer’s principal balance of Receivables;

      (4) the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Transferor or purchased by the Servicer;

      (5) all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer resulting from reductions in the principal amount of Receivables due to dealer rebates, billing errors, returned merchandise and certain other similar noncash items and repurchase obligations; and

      (6) all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer in connection with dealer terminations.

      “Principal Receivables” means, in connection with an Account designated for the Issuer, all amounts billed and payable by the related dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to dealers, billing errors, returned merchandise and certain other similar non-cash items.

      “Prospectus” means the prospectus dated October 2, 2003 accompanying this Prospectus Supplement.

      “Prospectus Supplement” means this prospectus supplement dated October 2, 2003.

      “Rating Agency” means each rating agency designated by the Transferor in respect of any outstanding series or class of Notes.

      “Rating Agency Condition” means, with respect to any action, the (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.

      “Reallocated Principal Collections” means any Series 2003-A Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Series 2003-A Notes.

      “Receivable” means a payment obligation owed by a dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by a security interest in NMAC’s rights to amounts on deposit in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts, real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligation.

      “Receivables Purchase Agreement” means the Receivables Purchase Agreement between NMAC and the Transferor dated as of July 24, 2003, as the same may be amended, supplemented or modified from time to time, pursuant to which NMAC sells Receivables from time to time to the Transferor, and each additional receivable purchase agreement entered into after the date of the Receivables Purchase Agreement between NMAC and any other Person that will transfer Receivables to the Issuer.

      “Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuer and/or the Receivables previously generated have been reconveyed by the Issuer pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

      “Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuer and all the related Receivables thereafter generated (and, if repurchased by the Transferor, all previously generated and conveyed Receivables) will be removed from the Issuer as specified in the notice of redesignation relating thereto delivered by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

      “Required Participation Amount” is described under “Deposit and Application of Funds — Required Participation Percentage.”

      “Required Participation Percentage” means 106.5%. The Transferor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s, Moody’s and Fitch, reduce the Required Participation Percentage to not less than 100%, so long as Standard & Poor’s, Moody’s and Fitch shall not have notified the Transferor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 2003-A Notes or any other outstanding series or class of Notes for which it is providing a rating.

      “Required Series 2003-A Overcollateralization Amount” means, for any Payment Date, the sum of (i) the Series 2003-A Overcollateralization Percentage on such day of the initial outstanding principal amount of the Series 2003-A Notes and (ii) the Incremental Overcollateralization Amount on such day.

      “Reserve Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 2003-A Noteholders, into which the Issuer will initially deposit an amount equal to 0.75% of the initial Series 2003-A Invested Amount, which amounts will be used to cover interest shortfalls and other amounts as set forth in this Prospectus Supplement.

      “Revolving Period” means the period beginning on the Series 2003-A Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may under certain limited circumstances recommence upon the termination of an Early Amortization Period.

      “Series 2003-A Allocable Defaulted Amounts” means, for any day during a Collection Period, the product of (i) the Series 2003-A Allocation Percentage for such day and (ii) the amount of Defaulted Amounts processed on such day.

      “Series 2003-A Allocable Interest Collections” means, for any day during a Collection Period, the product of (i) the Series 2003-A Allocation Percentage for such day and (ii) Interest Collections on the Receivables processed on such day.

      “Series 2003-A Allocable Principal Collections” means, for any day during a Collection Period, the product of (i) the Series 2003-A Allocation Percentage for such day and (ii) Principal Collections on the Receivables processed on such day.

      “Series 2003-A Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2003-A Nominal Liquidation Amount as of such day (or with respect to any day in the October 2003 Collection Period, the Series 2003-A Nominal Liquidation Amount as of the Series 2003-A Issuance Date) and the denominator of which is the sum of the Series Nominal Liquidation Amounts for all outstanding series of Notes (including Series 2003-A) as of that day (or with respect to any day in the October 2003 Collection Period, the sum of the Series Nominal Liquidation Amounts for all outstanding series of Notes (including Series 2003-A) as of the Series 2003-A Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 2003-A Notes)). Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2003-A Nominal Liquidation Amount and Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.

      “Series 2003-A Cut-Off Date” means August 31, 2003.

      “Series 2003-A Expected Final Payment Date” means the September 15, 2006 Payment Date.

      “Series 2003-A Fixed Allocation Percentage” means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2003-A Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of the Pool Balance as of the last day of the preceding Collection Period and the Series 2003-A Allocation Percentage as of such day in the Collection Period.

      “Series 2003-A Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2003-A Nominal Liquidation Amount as of such day (or with respect to any day in the October 2003 Collection Period, the Series 2003-A Nominal Liquidation Amount as of the Series 2003-A Issuance Date) and the denominator of which is the product of the Series 2003-A Allocation Percentage on such day and the Pool Balance as of the last day of the preceding Collection Period. Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2003-A Nominal Liquidation Amount shall be as of the last day of the preceding Collection Period.

      “Series 2003-A Indenture Supplement” means the supplement to the Indenture entered into between the Issuer and the Indenture Trustee, in connection with the issuance of the Series 2003-A Notes.

      “Series 2003-A Invested Amount” means, on any day during a Collection Period, the initial Invested Amount of the Series 2003-A Notes (which upon issuance will be $950,000,000), minus the reductions, and plus the reinstatements and increases, if any, in the Series 2003-A Invested Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

      “Series 2003-A Invested Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the outstanding principal amount of the Series 2003-A Notes less the amount (other than investment earnings) in the Accumulation Account and the Series 2003-A Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account, if any, exceeds (y) the Series 2003-A Invested Amount, on such date.

      “Series 2003-A Investor Available Amounts” means, with respect to a Payment Date, collectively, the sum of Series 2003-A Investor Available Interest Amounts and the Series 2003-A Investor Available Principal Amounts for such Payment Date.

      “Series 2003-A Investor Available Interest Amounts” is described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Interest Amounts.”

      “Series 2003-A Investor Available Principal Amounts” is described under “Deposit and Application of Funds — Application of Available Amounts — Series 2003-A Investor Available Principal Amounts.”

      “Series 2003-A Investor Defaulted Amounts” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of (i) the Series 2003-A Floating Allocation Percentage on such day and (ii) the Series 2003-A Allocable Defaulted Amounts on such day.

      “Series 2003-A Issuance Date” means October 15, 2003.

      “Series 2003-A Nominal Liquidation Amount” means, for any day in a Collection Period, the amount equal to the sum of (i) the Series 2003-A Invested Amount on such day and (ii) the Series 2003-A Overcollateralization Amount as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

      “Series 2003-A Nominal Liquidation Amount Deficit” means, as of any Payment Date, the sum of (i) the Series 2003-A Invested Amount Deficit and (ii) the Series 2003-A Overcollateralization Amount Deficit.

      “Series 2003-A Notes” means the Issuer’s Nissan Master Owner Trust Receivables, Series 2003-A Notes.

      “Series 2003-A Overcollateralization Amount” means the sum of (i) the Primary Series 2003-A Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.

      “Series 2003-A Overcollateralization Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the aggregate of reallocations and reductions of the Series 2003-A Overcollateralization Amount due to charge-offs and interest shortfalls through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions, through such date.

      “Series 2003-A Overcollateralization Percentage” means (x) approximately 13.31%, or (y) if the long-term unsecured debt of NML is reduced below “BBB-” by Standard & Poor’s, then approximately 14.61% until that rating is increased to at least “BBB-” by Standard & Poor’s.

      “Series 2003-A Rate” means the per annum rate equal to the applicable LIBOR plus 0.06%.

      “Series Enhancer” means any provider of enhancement and/or any issuer or provider of any third-party credit enhancement.

      “Servicer” means Nissan Motor Acceptance Corporation (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement.

      “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Interest Sharing Group One, the investor available interest amounts for that series that are not required to be applied in respect of that series.

      “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Principal Sharing Group One, the investor available principal amounts for that series that are not required to be applied in respect of that series.

      “Specified Reserve Account Balance” means the product of 0.75% and the initial Series 2003-A Invested Amount.

      “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

      “Status” means a classification or comparable classification that NMAC may assign to a dealer by reason of (a) the dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the dealer’s financial condition or failure on the part of the dealer to meet any financial requirements.

      “Swap Agreement” shall mean any currency swap agreement, entered into pursuant to the Trust Agreement and the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

      “Swap Counterparty” shall mean an unaffiliated third party, as swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.

      “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement dated as of July 24, 2003, among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer, as the same may be amended, supplemented or modified from time to time, and each additional transfer and servicing agreement entered into among the Issuer, the Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

      “Transferor” means Nissan Wholesale Receivables Corporation II.

      “Transferor Deposit Amount” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Transferor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

      “Transferor Interest” means an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or which is not otherwise allocable to the Noteholders.

      “Trust Agreement” means the trust agreement, dated as of May 13, 2003 between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated as of July 24, 2003, as the same may be further amended, supplemented or otherwise modified from time to time.

      “Trust Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.

      “Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuer at such time, consisting of Receivables arising in connection with Accounts designated for the Issuer from NMAC’s U.S. wholesale portfolio.

      “Trust Termination Date” means the date on which the Issuer will terminate as specified in the Trust Agreement.

      “Underwriters” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Williams Capital Group, L.P.

      “Underwriting Agreement” means the underwriting agreement among Morgan Stanley & Co. Incorporated, as the representative for the several Underwriters, NWRC II, the Issuer and NMAC dated as of October 2, 2003.

      “Used Vehicles” consist of previously owned vehicles of any make or model, which are current model year miled vehicles, or model years within five years of such current model year.

ANNEX A

Global Clearance, Settlement and Tax Documentation Procedures

      Except in specified circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

      Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream

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Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect

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to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN

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on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

      The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. No one has been authorized anyone to give you different information. The information in this Prospectus Supplement or the accompanying Prospectus is only accurate as of the dates on their respective covers. The Notes will not be offered in any jurisdiction where it is not permitted.

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ANNEX B

Series of Notes Issued by the Issuer

Other Series of Notes

      This Annex B sets forth the principal characteristics of the following outstanding series of Notes issued by the Issuer:

Warehouse Series Notes

Maximum Commitment (after giving effect to the application of a portion of the proceeds of the Series 2003-A Notes)	$400,000,000
Final Maturity Date	July 23, 2004
Closing Date	On or about July 24, 2003
Excess interest sharing group designation	One
Excess principal sharing group designation	One

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PROSPECTUS

Nissan Master Owner Trust Receivables

Issuer
Nissan Wholesale Receivables Corporation II,
Transferor
Nissan Motor Acceptance Corporation,
Servicer

NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES NOTES

      The issuer —

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own a revolving pool of receivables arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory.

      The notes —

•	will be obligations of the issuer only;

•	will be paid only from the assets of the issuer;

•	will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes;

•	issued under this prospectus will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement.

      Before you decide to invest in any of the notes, please read this prospectus and the related prospectus supplement. There are material risks in investing in the notes. Please read the risk factors beginning on page 10 of this prospectus and in the accompanying prospectus supplement. The notes will be obligations of the issuer only and neither the notes nor the assets of the issuer will represent interests in or obligations of Nissan Wholesale Receivables Corporation II, Nissan Motor Co., Ltd., Nissan Motor Acceptance Corporation, Nissan North America, Inc. or any of their affiliates or any other person.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is October 2, 2003.

Reading this Prospectus and the Accompanying Prospectus Supplement

      Information on your notes is provided in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of notes, including your notes, and

•	the accompanying prospectus supplement provides a summary of the specific terms of your notes.

      If the terms of the notes described in this prospectus differ from those described in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      This prospectus uses defined terms. Definitions can be found in the “Glossary of Principal Terms” beginning on page A-1 of this prospectus.

      Cross-references to sections in these documents where you can find further related discussions are provided. Refer to the table of contents in the front of each document to locate the referenced sections.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

Where You Can Find More Information

      The issuer and the transferor have filed a registration statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the offering of the notes described herein. This prospectus does not contain all of the information contained in that registration statement.

      That registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330). The Securities and Exchange Commission also maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Copies of the operative agreements relating to the notes also will be filed with the Securities and Exchange Commission.

Summary of Terms

      The following summary is a short, concise description of the main structural features that a series or class of notes may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a note. You will find a detailed description of the possible terms of a note following this summary. Refer to the “Glossary of Principal Terms” for the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

PARTIES

Issuer	Nissan Master Owner Trust Receivables, a Delaware statutory trust.

Transferor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation.

Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	JPMorgan Chase Bank, and its successors.

Owner Trustee	Wilmington Trust Company, and its successors.

Title of Securities	Nissan Master Owner Trust Receivables, Series Notes.

The Issuer	The issuer is governed by a trust agreement between the transferor and the owner trustee. The primary assets of the issuer will be: (1) receivables existing under the designated accounts at the close of business on the date set forth in the related prospectus supplement, receivables generated under the designated accounts from time to time after that date, as well as receivables generated under any accounts added from time to time; (2) all funds collected or to be collected in respect of the receivables; (3) all funds on deposit in the accounts of the issuer; (4) any other enhancement issued with respect to any particular series or class; and (5) a first priority perfected security interest in motor vehicles, and in some cases, a subordinated security interest parts inventory, equipment, fixtures, service accounts and realty and/or a personal guarantee, and/or a security interest in Nissan Motor Acceptance Corporation’s rights to amounts on deposit in any cash management account.

The Accounts	The designated accounts under which the receivables have been or will be generated are revolving credit agreements entered into by Nissan Motor Acceptance Corporation with dealers to finance the purchase of their automobile and light duty truck inventory. However, the designated accounts themselves, along with any obligations to fund new purchases of vehicles under the floorplan financing agreements, remain with Nissan Motor Acceptance Corporation. Accounts may be added to or, under limited circumstances, removed from the issuer trust estate.

At the time that Nissan Motor Acceptance Corporation designates an account, the account must meet eligibility criteria that may include limitations on the dealers’ geographic location, among others.

The Receivables	The receivables consist primarily of principal and interest payments received on the designated accounts. Only the receivables arising in connection with the designated accounts are transferred to the issuer.

Once Nissan Motor Acceptance Corporation has designated an account, all new receivables arising in connection with that designated account will be transferred automatically to the issuer generally unless the account becomes an ineligible account or is redesignated for removal. Accordingly, the total amount of receivables comprising assets of the issuer will fluctuate daily as new receivables arise in designated accounts and are transferred to the issuer and existing receivables are collected, charged off as uncollectible or otherwise adjusted.

Interest	Each note entitles the holder to receive payments of interest as described in the related prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for interest payments, priority of interest payments, interest payment dates, interest rates, methods for computing interest and rights to any credit enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See “Description of the Notes — Interest Payments” in this prospectus and “Series Provisions — Interest” in the related prospectus supplement.

Principal	Each note entitles the holder to receive payments of principal as and to the extent described in the related prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for principal payments, priority of principal payments, principal payment dates, expected final principal payment dates, final maturity dates and rights to any credit enhancement. See “Description of the Notes — Principal Payments” in this prospectus and “Series Provisions — Principal” in the related prospectus supplement.

Revolving Period	Generally, each series of notes will begin with a period during which the issuer will not pay or accumulate principal for payment to the noteholders of that series. This period is called the revolving period for those series. During the revolving period, the issuer will pay available principal amounts to the noteholders of other series or to the holders of the transferor interest or will use those amounts to purchase additional receivables. The revolving period for a series begins on its issuance date specified in the related prospectus supplement and ends on the earlier of the close of business on the day immediately preceding the date on which an early amortization period or an accumulation period for that series begins. Under certain limited circumstances, the revolving period can be suspended for redemptions or can recommence if an early amortization event terminates.

Following its revolving period, each series or class of notes will have one or more of the following periods in which:

•	principal is accumulated in specified amounts per month and paid on an expected final payment date, called an accumulation period;

•	principal is paid in fixed amounts at scheduled intervals, called a controlled amortization period; or

•	principal is paid in varying amounts each month based on the amount of principal collections received following an early amortization event, called an early amortization period.

In addition, each series or class of notes may have other types of accumulation periods or amortization periods as specified in the related prospectus supplement.

Accumulation Period	A series or class of notes is intended to receive payment in full of all principal thereof on the expected final payment date specified in the prospectus supplement for that series or class. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected final payment date. For each class or series, there will be a specified period of time before the expected final payment date during which the issuer will deposit amounts available therefor into the accumulation account so that the full amount due as principal thereof will be available on the expected final payment date. The accumulation period for a series or class begins on a date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Controlled Amortization Period	If a series or class of notes is in its controlled amortization period, the issuer will pay available principal up to a fixed amount, plus any amounts not previously paid, to those noteholders on each payment date during that period. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Early Amortization	If a series or class of notes is in its early amortization period, the issuer will pay available principal amounts to those noteholders on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class begins on the date on which an early amortization event occurs, and ends on the earliest of:

•	the last day of the collection period preceding the payment date on which the notes of that series or class will be paid in full; and

•	the trust termination date;

provided that an early amortization period may terminate and the revolving period with respect to the series and any class may recommence if the event giving rise to the beginning of the early amortization period no longer exists, in each case if and to the extent described in the prospectus supplement for that series.

Early Amortization Events	An early amortization event for any series of notes will include adverse events described in the related prospectus supplement. In addition to these series early amortization events, the following events are early amortization events for all series:

•	the failure of the transferor to transfer to the issuer receivables arising in any designated accounts within ten business days of when required under the transfer and servicing agreement;

•	bankruptcy, insolvency or similar events relating to the issuer, the transferor, Nissan North America, Inc., Nissan Motor Co., Ltd., or Nissan Motor Acceptance Corporation; and

•	the issuer or the transferor becomes subject to regulation as an “investment company” under the Investment Company Act of 1940.

See “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus.

Events of Default	The indenture and related indenture supplement governing the terms and conditions of the notes issued by the issuer include a list of adverse events called events of default. Events of default include the following:

•	the issuer fails to pay interest on any note within five days of its due date;

•	the issuer fails to pay the principal of any note in full on its final maturity date;

•	the issuer defaults in the observance or performance of any covenant or any agreement under the indenture and the default or breach continues unremedied for 45 days after written notice of the default is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by holders of at least 50% of the outstanding principal amount of the affected notes;

•	bankruptcy, insolvency, reorganization or similar events relating to the issuer or transferor; and

•	any other events of default described in the prospectus supplement.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series may accelerate the notes by declaring all affected notes to be immediately due and payable. However, if the event of default results from bankruptcy, insolvency, reorganization or similar events, all the notes will be automatically accelerated. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, all the outstanding notes will be automatically accelerated on the trust termination date. Any acceleration of the notes may, under limited circumstances described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series.

It is not an event of default if the principal of a note is not paid on its expected final payment date.

Events of Default Remedies	After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuer’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and interest collections allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes.

After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the assets of the issuer having a value equal to the percentage thereof that is allocable to the accelerated notes. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the affected notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the issuer on the trust termination date. The proceeds from the sale of assets of the issuer will be used to pay the accelerated notes. See “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

Credit Enhancement	Credit enhancement for any class or series of notes may be in the form of overcollateralization, subordination of other classes or series of notes, a cash collateral guaranty or account, a reserve account, a demand note, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement specified in the prospectus supplement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. See “Description of the Notes — Credit Enhancement” in this prospectus.

Collections and Allocations	The servicer will receive collections on the receivables. The servicer will deposit these collections up to specified amounts into the collection account for the issuer and keep track of them as either interest collections or principal collections.

The servicer will allocate collections among each outstanding series of notes issued by the issuer and then between the noteholders of each series and the transferor interest. The servicer will also allocate receivables in accounts written off as uncollectible among each outstanding series of notes issued by the issuer and then between the noteholders of each series and the transferor interest. The servicer generally will make these allocations among series on a pro rata basis based on allocation percentages specified in the related prospectus supplements.

The interest in the assets of the issuer not allocated to any series of notes is the transferor interest. The transferor interest will fluctuate based on the principal amount of receivables, the amount of notes outstanding and the overcollateralization amount allocated to each series of notes. The transfer and servicing agreement requires the transferor to transfer to the issuer receivables arising in connection with additional accounts if, as of the last day of any collection period, the adjusted pool balance falls below the required participation amount. The transferor may (subject to various limitations) sell all or part of its interest in the transferor interest through the issuance of a supplemental interest.

Hedge Agreement	To the extent specified in the related prospectus supplement, any series or class of notes may have the benefit of a currency swap, an interest rate swap or a combined currency and interest rate swap, or an interest rate cap entered into between the issuer or indenture trustee for the benefit of holders of the notes and a counterparty specified in the related prospectus supplement, the principal terms and provisions of which will be specified in the related prospectus supplement. See “Description of the Hedge Agreement” in this prospectus and the related prospectus supplement.

Form and Denomination of Notes; Record Date	You may purchase notes in book-entry form only and in $1,000 increments. The record date for payments on the notes will be the day preceding the related payment date.

Tax Matters	Subject to important considerations described herein, O’Melveny & Myers LLP, special federal income tax counsel to the transferor and the issuer, will deliver its opinion that the notes of each series will be characterized as debt for federal income tax purposes, and that the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences.”

ERISA Considerations	If you are an employee benefit plan, you should review the considerations discussed under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and to the conditions described in that section and unless otherwise specified in the prospectus supplement, you may purchase notes of any series.

Note Ratings	Except for the initial series of notes (which is not rated), notes will only be issued if they are rated in an investment grade rating category by at least one nationally recognized rating agency. The rating agencies and their ratings do not address whether you will receive any principal on your notes on the expected final payment date.

Risk Factors	An investment in any series of notes involves material risks. See “Risk Factors” in this prospectus and in the accompanying prospectus supplement.

Risk Factors

      In this section and in the related prospectus supplement under the heading “Risk Factors,” the principal risk factors for an investment in the notes are discussed.

You must rely for repayment primarily upon payments from the issuer’s assets which may not be sufficient to make full payments on your notes	The notes represent interests primarily in the issuer or indebtedness of the issuer and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), Nissan Motor Co., Ltd., Nissan North America, Inc., the transferor, or any of their respective affiliates, the indenture trustee, the owner trustee or, unless specified in the accompanying prospectus supplement, any other person or entity other than the issuer. The only sources of payment on your notes are payments received on or liquidation proceeds of the receivables and, if and to the extent available, any credit enhancement, incoming payments under any hedge agreement and amounts on deposit in a reserve account or similar account, if any, established for the benefit of your notes. Moreover, if your notes are accelerated following an event of default and the assets of the issuer are sold, the proceeds of this sale may not be sufficient to repay your notes.

Competition in the automobile industry may result in a decline in Nissan Motor Acceptance Corporation’s ability to generate new receivables resulting in the payment of principal to you earlier or later than expected or in reduced amounts	The issuer depends on Nissan Motor Acceptance Corporation for the generation of new receivables. The ability of Nissan Motor Acceptance Corporation to generate receivables, in turn, depends to a large extent on the sale and lease of automobiles and light-duty trucks manufactured by Nissan Motor Co., Ltd. and Nissan North America, Inc. and distributed by Nissan North America, Inc. There is no assurance that Nissan Motor Acceptance Corporation will continue to generate receivables at the same rates as in past years. If the rate at which the vehicles so financed are sold declines significantly, new receivables may be generated more slowly and outstanding receivables may be repaid more slowly. If the former occurs, an early amortization event may occur resulting in repayment of all or a portion of your notes before the related expected final payment date. If the latter occurs, you might receive principal more slowly than planned.

Early amortization events could result in losses or acceleration of payments on your notes	If an early amortization event occurs, it may shorten the average term and date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal balance of your notes if the assets of the issuer allocable to your notes are insufficient. For more details about the risks associated with early amortization events, see “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus. If so specified in the related prospectus supplement, the occurrence of an early amortization event may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuer or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an early amortization event.

Additional assets of the issuer may decrease the credit quality of the assets securing the repayment of your notes, resulting in reduced, accelerated or delayed payments on your notes	The transferor expects that it will periodically transfer to the issuer receivables arising in connection with additional designated accounts and may, at times, be obligated to transfer receivables arising in connection with additional designated accounts to the issuer. While each additional designated account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the issuer. For example, additional designated accounts may have been originated or acquired by Nissan Motor Acceptance Corporation using credit criteria different from those applied by Nissan Motor Acceptance Corporation to the initial accounts designated for the issuer. Consequently, there is no assurance that future additional designated accounts will have the same credit quality as those currently designated for the issuer. If additional designated accounts for the issuer reduce the credit quality of the assets of the issuer, it will increase the likelihood that your receipt of payments will be reduced or will be received earlier or later than the expected final payment date.

You may suffer a loss on your notes if Nissan America, Inc. or Nissan Motor Acceptance Corporation terminate dealer financial assistance	Nissan Motor Acceptance Corporation currently provides to Nissan-franchised dealers financial assistance in the form of working capital and other loans from Nissan Motor Acceptance Corporation as well as offering a $50 incentive for each Nissan or Infiniti retail automobile sales contract or lease that the dealer sells to Nissan Motor Acceptance Corporation. Nissan North America, Inc. provides repurchase protections and other limited incentives to Nissan-franchised dealers. If Nissan Motor Acceptance Corporation or Nissan North America, Inc. were to become unable or were to elect to terminate this financial assistance or these incentives to the dealers, losses on the receivables may increase and you may suffer losses on your notes.

Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes	Nissan Motor Acceptance Corporation will treat the transfer of receivables to the transferor as a sale, and the transferor will treat the transfer of the receivables purchased from Nissan Motor Acceptance Corporation to the issuer as a valid transfer. However, if Nissan Motor Acceptance Corporation or the transferor were to become a debtor in a bankruptcy case, a creditor or a trustee-in-bankruptcy of this debtor, or even this debtor itself, may argue that the sale of receivables to the transferor or the transfer of receivables to the issuer should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the issuer could experience delays in receiving collections on the receivables and required payments to be made on your notes may be delayed. Moreover, if the bankruptcy court were to agree with the argument that the transfers of the receivables were pledges, the issuer could also receive less than the full amount of collections. Some liens on the property of Nissan Motor Acceptance Corporation or the transferor may have priority over the issuer’s interest in the receivables. Those liens include a tax or government lien or other liens permitted under law without the consent of Nissan Motor Acceptance Corporation or the transferor. In addition, pursuant to cash management agreements between Nissan Motor Acceptance Corporation and certain dealers,

Nissan Motor Acceptance Corporation may reduce the principal balances of receivables of such dealers by exercising its right to set-off such principal balances by the amounts on deposit in such dealers’ cash management accounts in certain instances. Under the receivables purchase agreement, if Nissan Motor Acceptance Corporation exercises its rights to set-off (or otherwise applies amounts on deposit in a dealer’s cash management account to reduce such dealer’s principal receivables), Nissan Motor Acceptance Corporation is obligated to transfer such amounts to the transferor who is in turn obligated to transfer such amounts to the issuer. If Nissan Motor Acceptance Corporation is unable to transfer these amounts, those funds may not be available for payment on your notes. Although the cash management account balance reduces the pool balance for purposes of determining whether the issuer owns a sufficient amount of principal receivables, if Nissan Motor Acceptance Corporation is unable to transfer set-off amounts with respect to the cash management accounts, you could suffer a loss on your notes. See “Material Legal Aspects of the Receivables — Matters Relating to Bankruptcy” in this prospectus.

Loss of security interest in the underlying vehicle could result in losses on your notes	The assets of the issuer include an assignment of Nissan Motor Acceptance Corporation’s security interests in the underlying vehicles securing the receivables. Under applicable state laws, a security interest in an automobile or light-duty truck securing floorplan financing obligations may be perfected by filing a financing statement under the Uniform Commercial Code. Nissan Motor Acceptance Corporation will undertake to perform all actions necessary under applicable state laws to perfect the security interests in the vehicles. However, at the time that a dealer sells or leases a vehicle, the issuer’s security interest in the vehicle generally will terminate. Consequently, if a dealer sells or leases a vehicle and subsequently defaults in repaying the amount owed on the related receivable, the issuer will not have any recourse to the vehicle and you could suffer a loss on your notes.

The issuer’s interest in non-vehicle collateral may be a second lien or subordinated interest	In addition to first-priority perfected security interests in the vehicles whose financing relates to the receivables, the assets of the issuer include an assignment of security interests in certain non-vehicle collateral that also secures the receivables. Certain of these security interests in non-vehicle collateral will be junior to security interests in favor of other lenders to or creditors of the dealers. Moreover, these security interests generally will be subordinate to security interests in favor of Nissan Motor Acceptance Corporation. Accordingly, any non-vehicle related collateral (or proceeds thereof) may not be freely available for liquidation to repay your notes.

Other security interests in the collateral securing the notes could result in reduced, accelerated or delayed payments on your notes	Certain other creditors of the dealers who are obligors on the receivables may have security interests in or claims on the vehicle and non-vehicle collateral securing their payment obligations. All of these security interests in the vehicles whose financing relates to the receivables will be junior to the security interests in these vehicles of Nissan Motor Acceptance Corporation and of the issuer. These security interests in the non-vehicle collateral securing any receiv-

ables may be junior to or senior to the security interests therein in favor of Nissan Motor Acceptance Corporation or the issuer, and Nissan Motor Acceptance Corporation’s security interests therein generally will be senior to the security interests therein in favor of the issuer. The lender or creditor having any of these other security interests or claims on the collateral may be able to commence foreclosure upon the collateral securing a receivable at times or under circumstances that the servicer might believe to be disadvantageous or inopportune. A foreclosure may result in liquidation of the collateral and recognition of a loss in respect of the receivable, and receipt of collections in respect of amounts due or overdue on the receivable earlier or later than you expected. This action and collections may result in payment on your notes occurring earlier or later than you expected, and the realization of reduced collections and resulting losses on your notes.

You may suffer losses because the servicer may hold collections and commingle them with its own funds	So long as the conditions as set forth in the accompanying prospectus supplement and the transfer and servicing agreement are met, the servicer will be permitted to hold and commingle some or all of the collections it receives on the receivables with its own funds. During this time, the servicer may invest collections at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these funds to the issuer on the payment date, you may incur a loss on your notes.

If an event of default occurs, your remedy options will be limited and you may not receive full payment of principal and accrued interest	Your remedies will be limited if an event of default with respect to your series or class of notes occurs. After an event of default and the acceleration of your notes, interest collections and principal collections allocated to your series or class of notes and, if applicable, any funds in the accumulation account, reserve account or any other accounts established for the benefit of your series or class of notes, will be applied to make payments of monthly interest and principal on your notes until the earlier of the date those notes are paid in full and the final maturity date for your series or class. However, no principal collections will be allocated to a series or class of notes if its invested amount is zero, even if the outstanding principal amount of the series or class of notes has not been paid in full. If so specified in the related prospectus supplement, the occurrence of an event of default may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuer or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an event of default.

If Nissan Motor Acceptance Corporation, the transferor or the servicer breaches representations and warranties relating to the receivables, payments on your notes may be accelerated, delayed or reduced	Nissan Motor Acceptance Corporation, the transferor and the servicer are generally not obligated to make any payments on your notes or the receivables. However, if Nissan Motor Acceptance Corporation breaches any of its representations and warranties with respect to a receivable or an account and Nissan Motor Acceptance Corporation fails to cure such breach, Nissan Motor Acceptance Corporation may be required to repurchase the receivable from the transferor, and the transferor will be required to repurchase the receivable from the issuer. Nissan Motor Acceptance Corporation, as servicer, will also be required to repurchase receivables from the issuer if it breaches its servicing obligations regarding the issuer’s receivables. Without limiting the foregoing, if the principal balance of any receivable is reduced due to dealer rebate, billing error, returned merchandise and certain other similar noncash items, Nissan Motor Acceptance Corporation is obligated to pay to the transferor an amount equal to such adjustment, and the transferor is obligated to make a corresponding payment to the issuer. Nissan Motor Acceptance Corporation is also obligated to pay to the transferor any amounts received from Nissan North America, Inc. (and non-Nissan manufacturers) in connection with a dealer termination, and the transferor is obligated to make a corresponding payment to the issuer. If Nissan Motor Acceptance Corporation, the servicer or the transferor fails to make any such payment or to repurchase the affected receivable, you may experience delays, reductions or accelerated payments on your notes.

You may have limited or no ability to control actions under the indenture	Under the indenture for the issuer, noteholders holding a specified percentage of the outstanding principal amount of notes of a series or class or all the notes issued by the issuer may take actions, or may direct the indenture trustee to take various actions described under “Description of the Indenture — Events of Default; Rights Upon Events of Default” in this prospectus, including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the voting rights of the most senior class of notes will generally be substantially greater than those of the subordinate class or classes of notes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the holders of the most senior class of notes to concur to cause actions to be taken. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in our best interest.

Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables may result in delays, reductions or accelerated payments on your notes	Nissan Motor Acceptance Corporation has the ability to change the terms of the receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures. Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables under designated accounts may result in delays, reductions or accelerated payments on your notes.

Issuance of additional series by the issuer could affect the timing and amounts of the payments on your notes	The issuer is a master owner trust. Consequently, the issuer may issue additional series of notes from time to time. The issuer may issue series with terms that are different from your series without your prior review or consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the issuer could be different from your interests. For more details about the issuance of new series, see “Description of the Notes — New Issuances” in this prospectus.

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes	The receivables pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. As specified in the related prospectus supplement, your notes may or may not have the benefit of a hedge agreement that provides limited protection against this risk. If the rate charged on the receivables declines, collections of receivables allocated to a series, class or sub-class of notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes, class or series. This could result in delayed or reduced principal and interest payments to you. If so specified in the related prospectus supplement, the interest rate applicable to your notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of interest collections and other amounts specifically currently owed to fund payments of interest on your notes.

If the issuer enters into a currency or an interest rate swap, payments on the notes will be dependent in part on payments made under the swap agreement	If the issuer issues notes with fixed interest rates, interest will be due on the notes at fixed rates, while interest will be earned on the receivables at adjustable rates. In this circumstance, the issuer may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a fixed rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a floating rate) to the same notional amount. An interest rate swap may require each party to pay to the other party an amount equal to the product of:

•	the specified interest rate (for one party fixed, and for the other party floating) for the related payment date;

•	the notional amount of the interest rate swap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to the relevant payment date; and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable interest rate swap agreement.

For example, if the issuer issues $100 million of notes bearing interest at a fixed rate, it might enter into a swap agreement under which the issuer would pay interest to the swap counterparty in an amount equal to an agreed upon floating rate on $100 million in exchange for receiving interest on $100 million at the fixed rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuer issues notes denominated in a currency other than U.S. dollars, the issuer will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the issuer may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuer issues notes denominated in Japanese Yen, it might enter into a currency swap with a swap counterparty under which the issuer would use collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Japanese Yen at a predetermined exchange rate to make the payments owed on the notes.

If the issuer enters into a currency swap, interest rate swap or a combined currency and interest rate swap with respect to your series of notes, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuer does not receive the payments it expects from the swap counterparty, the issuer may not have adequate funds to make all payments to noteholders when due, if ever.

The terms of any swap will be described in more detail in the applicable prospectus supplement.

If the issuer enters into an interest rate cap agreement, payments on the notes will be dependent in part on payments made under the interest rate cap agreement	If the issuer issues notes with adjustable interest rates, the issuer may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the applicable prospectus supplement, the cap provider pays to the issuer an amount equal to the product of:

•	the specified interest rate for the related payment date minus the cap rate;

•	the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to the relevant payment date; and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable interest rate cap agreement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuer will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amounts available to pay the notes in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

If the issuer enters into an interest rate cap agreement with respect to your series of notes, the amounts available to the issuer to pay interest and principal of your notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuer does not receive the payments it expects from the cap provider, the issuer may not have adequate funds to make all payments to noteholders when due, if ever.

The terms of any interest rate cap will be described in more detail in the applicable prospectus supplement.

Termination of a swap agreement or an interest rate cap agreement may cause an acceleration of payments on your notes	A swap agreement or interest rate cap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the issuer, the swap counterparty or cap provider, as applicable. If the swap agreement or interest rate cap agreement is terminated, unless a replacement swap or interest rate cap, as applicable, can be arranged, payment on the notes may be accelerated. In this situation, it is impossible to predict whether enough proceeds would be generated in a sale of receivables to pay the notes in full. Some of the possible adverse consequences of a sale are:

•	The proceeds from the sale of receivables under these circumstances may not be sufficient to pay all amounts owed to you.

•	Amounts available to pay you will be further reduced if the issuer is required to make a termination payment to the swap counterparty pursuant to the swap agreement.

•	The termination of the swap agreement or interest rate cap agreement may expose the issuer to currency or interest rate risk, further reducing amounts available to pay you.

See “The Hedge Agreement — Early Termination of Hedge Agreement” for more information concerning the termination of a swap agreement or an interest rate cap agreement. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement or interest rate cap agreement and the swap counterparty or cap provider, will be included in the related prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes	If the issuer enters into a swap or interest rate cap agreement, the rating agencies that rate your notes will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating your notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of your notes. Any downgrade in the rating of your notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

•	assign the swap agreement or interest rate cap agreement, as applicable, to another party that has the requisite debt ratings;

•	obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable, with a swap counterparty or cap provider that has the requisite debt ratings; or

•	establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. The issuer will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

      This prospectus contains a description of the calculations used to determine the allocations of collections on the Receivables, and information with respect to the application of the distributions of such collections with respect to any series issued by the Issuer. Many of the calculations are complex but are needed in order to tell you more precisely the amounts that will be available to make certain allocations and distributions. The section called “Glossary of Principal Terms” at the end of this prospectus contains the definitions of many of the terms used throughout this prospectus.

The Issuer

      The Issuer is a Delaware statutory trust formed pursuant to the Trust Agreement. The Issuer will not engage in any activity other than:

•	acquiring, owning and managing the Trust Assets and the proceeds of the Trust Assets;

•	issuing and making payments on the Notes that it issues; and

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities.

      NMAC has been appointed to act as the Servicer with respect to the Receivables. The Servicer will service the Receivables pursuant to the Transfer and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements — Servicing Compensation and Payment of Expenses” in this prospectus and “Series Provisions — Servicing Compensation and Payment of Expenses” in the accompanying prospectus supplement.

      The Issuer’s principal offices are in Wilmington, Delaware, in care of the Owner Trustee, at the address set forth under “The Issuer” in the accompanying prospectus supplement.

      The terms of each series of Notes issued by the Issuer, and additional information concerning the assets of the Issuer and any applicable credit enhancement, will be set forth in the accompanying prospectus supplement.

The Transferor

      The Transferor is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on April 29, 2003. The Transferor was organized for limited purposes, which include purchasing Receivables from NMAC and transferring those Receivables to third parties. The Transferor has no substantial assets other than those related to the activities described in this paragraph. The principal executive office of the Transferor is located at 990 W. 190th Street, Torrance, California 90502. The telephone number of the Transferor is (310) 719-8369.

The Servicer

      Nissan Motor Acceptance Corporation was incorporated in California in November of 1981 and began operations in February of 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc., the primary distributor of Nissan vehicles in the continental United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation, which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

      NMAC provides indirect automotive consumer loan and lease financing and direct dealer financing, through (and to) approximately 1,067 Nissan and 165 Infiniti Dealers in the United States. NMAC’s underwriting, servicing and collection activities are conducted principally at a processing center in Irving, Texas.

      The principal executive offices of the Servicer are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8000.

Use of Proceeds

      The net proceeds from the sale of each series of Notes received by the Issuer will be paid to the Transferor for the Receivables or will otherwise be used as specified in the related prospectus supplement, and the Transferor will, in turn, pay such amounts to NMAC to purchase the Receivables or to repay indebtedness to NMAC incurred by the Transferor in connection with the prior purchase of Receivables by the Transferor from NMAC. The Issuer may use the net proceeds to retire, in whole or in part, the outstanding principal amount of one or more outstanding series of Notes. However, if the Notes of a series benefit from some forms of enhancement as specified in the related prospectus supplement, the Issuer may need to pay all or a portion of these proceeds to an enhancement provider or deposit them into one or more relevant accounts. NMAC may use any proceeds that it receives for its general corporate purposes.

Dealer Floorplan Financing Business

General

      The Receivables transferred to the Issuer under the Transfer and Servicing Agreement were or will be selected from extensions of credit and advances, known as “wholesale” or “floorplan” financing, made by NMAC to domestic motor vehicle dealers. These funds are primarily used by dealers to purchase new, pre-owned or used vehicles obtained in the normal course of business for sale to retail buyers and lessees.

      As described in this prospectus, Receivables transferred to the Issuer are secured by a first priority perfected security interest in related vehicles, and in some cases, by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of vehicle dealers. In some cases, the Receivables are also secured by a subordinated security interest in realty owned by a vehicle dealer and/or guaranteed by a vehicle dealer’s parent holding company or affiliate, or personally guaranteed or secured by a security interest in NMAC’s rights to amounts on deposit in the Cash Management Account.

      Nissan vehicles for which NMAC provides wholesale financing include vehicles manufactured under the NISSAN and INFINITI trademarks. NMAC believes it is the largest single wholesale financing source for Nissan and Infiniti-franchised dealers in the United States. In recent years, NMAC has increased the number of dealers for which it provides wholesale financing. In addition, the number of such dealers as a percentage of all existing Nissan and Infiniti franchised dealers has increased. The number of dealers for which NMAC provided wholesale financing was 188 as of March 31, 2000, 258 as of March 31, 2001, 359 as of March 31, 2002 and 468 as of March 31, 2003. The number of Nissan and Infiniti dealers for which NMAC provided wholesale financing as a percentage of all existing Nissan and Infiniti franchised dealers was 15% as of March 31, 2000, 20% as of March 31, 2001, 26% as of March 31, 2002 and 35% as of March 31, 2003.

      NMAC has extended credit lines to Nissan and Infiniti-franchised dealers that operate exclusive Nissan dealerships, that operate Nissan and non-Nissan franchises in one dealership, and that may also operate dealerships franchised by non-Nissan manufacturers. Dealers who have non-Nissan franchises may obtain financing of non-Nissan vehicles from such other manufacturers or may use part of their NMAC financing, pursuant to their related floorplan financing agreement, to finance vehicles purchased from such other manufacturers. In the case of certain Nissan-franchised dealers who also are franchised by other manufacturers, NMAC provides floorplan financing for new Nissan and Infiniti vehicles, but not the new vehicles of other manufacturers. When such other manufacturers provide floorplan financing for their vehicles, NMAC requires that such dealers enter into intercreditor agreements with NMAC and such other manufacturers whereby the relative rights in the payment on the receivables and the security interests in the vehicles and other collateral are specified as between NMAC and such other manufacturer. NMAC conducts its underwriting and servicing of its domestic dealer accounts primarily at its centralized processing center in Irving, Texas and corporate offices in Torrance, California. As of June 30, 2003, approximately 10.5% of NMAC’s domestic dealer accounts, based on dollar amount, were comprised of non-Nissan vehicles represented by financing of dealerships or inventory other than that of Nissan or Infiniti-franchised dealerships.

      Vehicles financed by any dealer under the floorplan program are categorized by NMAC, under its policies and procedures, as New Vehicles, Pre-Owned Vehicles or Used Vehicles based upon whether the vehicles qualify for the new, pre-owned or used wholesale and retail interest rate chargeable to the dealer in connection with the vehicles financed.

      The terms “New Vehicles,” “Pre-Owned Vehicles” and “Used Vehicles,” as they are currently used, by NMAC in connection with the practices and procedures described herein and with the data supplied herein are defined in the “Glossary of Principal Terms.” In the future, NMAC may categorize vehicles as New Vehicles, Pre-Owned Vehicles and Used Vehicles differently from the way it currently does based on its current practices and policies.

Creation of Receivables

      NMAC finances 100% of the wholesale invoice price of new vehicles, including destination charges. NMAC originates receivables in respect of New Vehicles concurrently with the shipment of the vehicles to the financed dealer. NMAC finances Pre-Owned Vehicles at 100% of the purchase price or the lesser of 100% of the purchase price and 100% of base wholesale value with no additions allowed using the appropriate designation from either the NADA, the Black Book or the Blue Book. NMAC finances Used Vehicles at 100% of the base wholesale value with no additions allowed using the appropriate designation from either the NADA, the Black Book or the Blue Book.

      Dealers are required to remit funds advanced under the floorplan program on the earlier of (i) 10 calendar days after the sale of the vehicles financed or (ii) within two business days after the funds are received for a vehicle sold by the dealership. If a financed vehicle is not sold within a specified period of time, the dealer may, with NMAC approval, commence making payments to amortize the amount advanced by NMAC for the purchase of such vehicle, in equal monthly installments commencing the month following such specified period of time. See “— Billing, Collection Procedures and Payment Terms” in this prospectus for more information on this payment policy.

      Once a dealer has commenced the floorplanning of a manufacturer’s vehicles through NMAC, NMAC will finance all purchases of vehicles by the dealer from NNA or any other manufacturer covered by the NMAC financing arrangement. NMAC will cancel this arrangement, however, if a dealer’s inventory is considered by NMAC to be heavily overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In those circumstances, the special credit analyst assigned to the account is required to contact the Commercial Credit Department to place the account on finance hold, request that the inventory control manager schedule and complete an immediate audit of inventory, and take other appropriate remedial action as may be necessary. NMAC provides arrangements to finance inter-dealer sales of primarily New Vehicles.

      For dealers who participate in certain floorplan programs, NMAC may finance land acquisition (through short-term loans used to acquire real property prior to construction), construction (through short-term loans used to construct a new Nissan dealership facility), mortgage loans (through long-term loans used to pay off existing land or construction loans, or to refinance real property for an existing dealership), or equipment, and may make capital loans and revolving lines of credit. The loans advanced other than for vehicle purchases will not constitute Receivables that secure your Notes and will not be purchased by the Issuer.

Credit Underwriting Process

      NMAC extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of New Vehicles, Pre-Owned Vehicles and Used Vehicles. All Nissan-

franchised dealers that have a New Vehicle line of credit are also eligible for a Pre-Owned Vehicle and Used Vehicle credit line. A New Vehicle credit line relates to New Vehicles, a Pre-Owned Vehicle credit line relates to Pre-Owned Vehicles, and a Used Vehicle credit line relates to Used Vehicles, as defined above.

      A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to NMAC. After receipt of the application, it is standard procedure for NMAC, through the Commercial Credit Department, to investigate the prospective dealer. The Commercial Credit Department reviews the prospective dealer’s financial status and bank references and typically evaluates the dealer’s marketing capabilities, financial resources and credit requirements, and either recommends approval or denial of the dealer application. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the Commercial Credit Department typically reviews the dealer’s credit reports, including the experience of the dealer’s current financing source, and bank references. Further, the Commercial Credit Department typically investigates the dealer’s current state of operations and management, including evaluating a factory reference, and marketing capabilities. For all requested credit lines that are within the credit committee’s approval limits (which is currently $80 million), the credit committee either approves or disapproves the dealer’s request. For credit lines in excess of the credit committee’s approval limits, the credit committee transmits the requisite documentation to the board of directors of NML for approval or disapproval. NMAC applies the same underwriting standards for dealers franchised by other manufacturers.

      Upon approval, dealers execute an automotive wholesale financing and security agreement with NMAC. This agreement provides NMAC a first priority security interest in the financed vehicles and other collateral financed (with certain limited exceptions for assets financed by other creditors of such dealer as to which NMAC takes a subordinated lien position) and a demand master promissory note in favor of NMAC. Under this agreement, NMAC requires all dealers to maintain insurance coverage for each vehicle for which it provides floorplan financing, with NMAC designated as loss payee. Additionally, NMAC requires delivery of evidence that the dealership is at or above NMAC Capitalization Guidelines for working capital and net cash prior to initially funding any vehicles under a floorplanning arrangement. NMAC monitors each dealership’s ongoing compliance with NMAC Capitalization Guidelines for working capital and net cash, and may either terminate new fundings or otherwise modify the terms under which new fundings will be made for a dealership that is not in compliance therewith or that does not demonstrate to NMAC’s satisfaction prompt efforts to come back into compliance with such guides.

      The size of a credit line initially offered to a dealer is based upon NMAC’s assessment of the greater of (a) an amount sufficient to finance a 60-day supply of vehicles at dealer’s average New Vehicle sales volume or (b) the manufacturer’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). In the case of a prospective dealer the initial credit line is based on the manufacturer’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). The amount of a dealer’s credit line for New Vehicles is adjusted periodically by NMAC. Each adjustment is based upon the dealer’s average New Vehicle sales during the prior twelve months and, typically, is an adjustment to an amount sufficient to finance a 60-day supply of vehicles at such average sales volume. The amount of a dealer’s credit line for Pre-Owned Vehicles is also adjusted periodically. This adjustment is based upon the dealer’s combined average Pre-Owned Vehicle and Used sales for the prior twelve months and is, typically, in an amount sufficient to finance a 45-day supply of vehicles at such average sales volume.

Issuer Agreements Regarding Security Interests in Vehicles and Non-Vehicle Related Security

      The floorplan financing arrangements constituting dealer credit lines, including the Accounts designated for the Issuer, grant NMAC a security interest in the related vehicles and any applicable additional security. Generally, the security interest in the vehicle terminates, as a matter of law, at the time the vehicle is sold or leased by the dealer. NMAC represents to the Transferor that this security interest in each financed vehicle is a perfected first-priority security interest. Under certain circumstances, NMAC’s security interests in other collateral securing Receivables and other fundings under its agreements with dealerships are not first-priority security interests (as when certain non-vehicle assets of such dealerships are financed by other lenders or pledged as collateral to other lenders prior to NMAC entering into floorplan financing arrangements with such dealers).

Pursuant to the Receivables Purchase Agreement between the Transferor and NMAC, and subject to the limitations specified in the next paragraph, NMAC assigns to the Transferor its security interests in vehicles and in other collateral securing the Receivables. The Transferor assigns these security interests to the Issuer pursuant to the Transfer and Servicing Agreement.

      In its other lending activities to the same dealers and under the same sets of lending documents, NMAC may make capital loans, real estate loans or other advances to dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and other non-vehicle collateral securing the Receivables, such as parts inventory, equipment, fixtures, service accounts and/or a personal guarantee securing the Receivables. In the Receivables Purchase Agreement, NMAC agrees not to foreclose on any vehicle until the Issuer has been paid in full on the Receivables secured by the Issuer’s security interest in the vehicle. Although the Issuer in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a dealer’s parent holding company or other affiliates may result in a default in respect of such dealer’s Receivables that have been transferred to the Issuer. In addition, in connection with capital loans, real estate loans or other advances made by NMAC to a dealer or its parent holding companies or other affiliates, NMAC also may be granted a security interest in non-vehicle related security, such as certain parts inventory, equipment, fixtures, service accounts, realty owned by a dealer and/or such Receivables may be guaranteed by a dealer’s parent holding company or affiliate or personally guaranteed. NMAC, in its sole discretion, may realize on the non-vehicle related security for its own benefit before the Issuer is permitted to. Because the Issuer will have a subordinate position in the non-vehicle related security, there is no assurance that the Issuer will realize proceeds from the liquidation of any non-vehicle collateral.

Billing, Collection Procedures and Payment Terms

      NMAC prepares and distributes each month to each dealer a statement setting forth billing and related account information. NMAC generates each dealer’s bills at month end. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed.

      Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance within 10 calendar days of the sale, but not later than two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If not sold or leased within twelve months, advances for New Vehicles are typically due in the twelfth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such thirteenth month. If not sold or leased within four months, advances for Pre-Owned Vehicles and Used Vehicles are typically due in the fourth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such fifth month.

      Each dealer generally has the option, subject to a cash management agreement between NMAC and the dealer, to make deposits of any amount into the Cash Management Account administered by NMAC. Any deposit by a dealer into the Cash Management Account reduces by such deposit amount the balance on which interest accrues on a single line of credit of such dealer (but the reduction of the balance on which interest accrues is limited to 80% of the principal of the Receivables due from such dealer on such single line of credit) under its Floorplan Financing Agreement. NMAC does not treat any deposit by a dealer into the Cash Management Account as a payment under a Floorplan Financing Agreement, and no such deposit reduces the principal balance of any line of credit of such dealer, except with respect to any deposit amount as to which NMAC exercises its right to set-off a dealer’s principal balance of Receivables in the event of a default by such dealer under the cash management agreement or Floorplan Financing Agreement, in each case between NMAC and such dealer, or a termination of such cash management agreement. A dealer may withdraw amounts on deposit in the Cash Management Account from time to time, subject to certain limitations. In consideration of this service provided by NMAC, the dealers who participate in the cash management account program pay a monthly fee and grant to NMAC a security interest in, and a lien on, all funds transferred to NMAC and held by NMAC in the Cash Management Account. The Pool Balance is calculated net of the Cash Management Account Balance, but the principal balances of Receivables of a dealer who deposits amounts into the Cash Management Account are not reduced (except in the case of a set-off by NMAC). Accordingly, each such dealer is obligated to pay to the Issuer the full principal balances of such Receivables (except in the case of a set-off by NMAC).

      For wholesale financing, NMAC generally charges dealers interest at a floating rate based on the rate designated as the prime rate from time to time by financial institutions selected by NMAC, plus a designated spread currently ranging from 1.00% to -1.00%, for all advances with respect to New Vehicles, Pre-Owned Vehicles and Used Vehicles. NMAC does not use risk-based pricing to set the spreads charged to dealers. The spreads for all dealers are set at substantially equal spreads based on the amounts loaned by NMAC. In the case of a limited number of dealers whose other financial dealings are conducted on a LIBOR basis, NMAC has accommodated their requests to set the related floating interest rate based on LIBOR plus 1.75%, not to exceed the same prime rate designated by NMAC plus 1.00%. The prime rate for such wholesale financing is reset 10 days after change by the financial institutions selected by NMAC and is applied to all balances outstanding during the applicable period. The prime rate for other lending activities is reset on the first day of the month following each such reset of the prime rate.

Relationship with Nissan

      NMAC provides to some Nissan-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, NNA provides floorplan assistance to all Nissan-franchised dealers through a number of formal and informal programs. NNA also has a supplemental floorplan assistance program. In this program, NNA reimburses dealers at the time of retail sale for a specified amount depending upon the vehicle model.

      Under an agreement between NNA and each Nissan-franchised dealer, NNA commits to repurchase unsold new vehicles in inventory upon dealer termination, at the vehicles’ wholesale prices less a specified margin. NNA only repurchases current model year vehicles that are new, undamaged and unused. NNA also agrees to repurchase from dealers, at the time of franchise termination, current parts inventory. All of the assistance, however, is provided by NNA for the benefit of its dealers, and does not relieve the dealers of any of their obligations to NMAC.

Dealer Monitoring

      In order to verify a dealer’s collateral and to ensure that the terms of the financing agreement between the dealer and NMAC are being met by the dealership, standard policy requires each dealership participating in floorplan financing to be ranked on a relative basis by the Commercial Credit Department. The rankings do not measure the risk potential of the NMAC portfolio against the industry. The scoring determines where internal resources should be allocated based on the greatest risk of loss to NMAC. The categories of ranking are “A,” “B” and “C.” Generally, new wholesale dealerships are initially ranked as “B” dealers. This ranking determines the audit frequency for the dealership, and such information is compiled in an Audit Planning Schedule and updated quarterly.

      For “A” dealers, those considered to be financially strong relative to other dealers financed by NMAC and thus presenting the lowest risk of loss by NMAC, vehicle audit frequency will not exceed an average of 90 days (+/- 15 days) between audits, with a minimum of two full wholesale audits in any 12 month period (the remaining audits may consist of a Certificate of Origin inspection with a physical inspection of 10% of the outstanding inventory). In addition, “A” dealers are subject to an extensive due diligence book audit approximately once every five years. Auditors are given greater flexibility for scheduling and audit closure for dealers ranked in the “A” category.

      For “B” dealers, those with moderate financial strength relative to other dealers financed by NMAC and a corresponding moderate risk of loss to NMAC, vehicle audit frequency will not exceed 60 days (+/- 15 days) between audits, with a full inspection performed during each audit. In addition, “B” dealers are subject to an extensive due diligence book audit approximately once every three years. Auditors are given somewhat less flexibility for scheduling and audit closure for dealers ranked in the “B” category.

      For “C” dealers, those considered to be financially weak relative to other dealers financed by NMAC and who pose the greatest risk of loss to NMAC, vehicle audit frequency will not exceed 30 days (+/- 15 days) between audits, with a full inspection performed during each audit. Auditors are given the least amount of flexibility for scheduling and audit closure for dealers ranked in the “C” category. In addition, “C” dealers are subject to an extensive due diligence book audit approximately once every year. Dealers that fail to meet NMAC’s financial guidelines are classified as “Workout” dealers and are ranked in the “C” category.

      For all vehicles not inspected during a given audit or not waived by the appropriate authority, the auditor is required to resolve the status of each vehicle. While this monitoring procedure is currently used by NMAC and the Commercial Credit Department, such procedures may change in the future.

Extension of Overline Credit

      The Commercial Credit Department will monitor the level of each dealer’s wholesale credit line(s) on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer’s credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. For certain Nissan dealers, overline credit may be extended in an appropriate amount with respect to such dealer’s circumstances. If at any time NMAC learns that a dealer’s balance exceeds its approved credit lines, NMAC will evaluate the dealer’s financial position and may temporarily increase the dealer’s credit lines.

Dealer “Status” and NMAC’s Write-Off Policy

      Under some circumstances, NMAC will classify a dealer “Status.” The circumstances include:

•	failure to remit any principal or interest payment when due,

•	any vehicle is “sold out of trust,” that is, the vehicle is sold and the inventory loan is not repaid as required by the financing agreements,

•	insolvency of the dealer,

•	any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the financing agreements), and

•	a general deterioration of its financial condition or failure to meet any financial requirements.

      Once a dealer is designated “Status,” NMAC determines any further extension of credit on a case-by-case basis.

      NMAC attempts to work with dealers to resolve instances of dealers designated “Status.” If, however, a dealer remains designated “Status,” it can result in one of the following:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

•	a forced liquidation in which NMAC repossesses the dealer’s inventory and, in the case of Nissan-franchised dealers, closes the franchise,

•	a voluntary surrender of the dealer’s inventory and, in the case of Nissan-franchised dealers, franchise closure, or

•	a forced sale of the dealership.

      NMAC typically works with franchised dealers to find third parties to purchase a troubled dealership.

      The proceeds of the sales are used to repay amounts due to NMAC. NMAC’s right to use the proceeds to repay its floorplan loans will be affected by the priority of its interests in the sold collateral as described above under “— Issuer Agreements Regarding Security Interests in Vehicles and Non-Vehicle Related Security.” Once liquidation has begun, NMAC performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible remaining collateral. During the course of a liquidation, NMAC may recognize additional losses or recoveries.

Additional Information

      The prospectus supplement for each series will set forth additional information with respect to the Dealer Floorplan Financing Business.

The Trust Portfolio

Receivables in Designated Accounts

      The assets of the Issuer consist primarily of a revolving pool of Receivables transferred to it by the Transferor under the Transfer and Servicing Agreement. The revolving pool of Receivables constituting the Trust Portfolio and assets of the Issuer are those arising from time to time in connection with designated Accounts selected from NMAC’s U.S. portfolio of dealer floorplan accounts. Each designated Account must meet specified eligibility criteria. Only the Receivables relating to designated Eligible Accounts will be sold by NMAC to the Transferor, and then transferred by the Transferor to the Issuer. The designated Accounts themselves are not sold or transferred when their Receivables are sold by NMAC to the Transferor and then transferred by the Transferor to the Issuer. NMAC will continue to own the designated Accounts after their designation and, so long as NMAC is the wholesale financing source, will remain obligated under the terms of the Floorplan Financing Agreement to make all related advances. Afterwards, all new Receivables arising in connection with that designated Account will generally be transferred automatically to the Issuer, unless the Account becomes an Ineligible Account. Dealer floorplan Accounts may contain special subaccounts for the financing of vehicles other than automobiles and light-duty trucks and for fleet purchases. These special subaccounts are not included when the Account is designated for the Issuer, and any Receivables arising under these special subaccounts will not be transferred to the Issuer.

      At the time a dealer’s floorplan financing account is designated for the Issuer, the Account must meet specified eligibility criteria in order to be an Eligible Account. The eligibility criteria are set forth under the definition of “Eligible Account” in the “Glossary of Principal Terms.”

      An initial pool of Accounts has been designated for the Issuer. Over time, the composition of this pool may change. The Transfer and Servicing Agreement permits the Transferor to transfer Receivables arising under additional Eligible Accounts. At other times, the Transfer and Servicing Agreement requires the Transferor to transfer Receivables arising under additional Eligible Accounts. See “Description of the Transfer and Servicing Agreement — Additional Designated Accounts.” The Transfer and Servicing Agreement also permits the Transferor to redesignate Eligible Accounts, the Receivables of which will be removed from the Issuer in limited circumstances and requires the Transferor to redesignate Ineligible Accounts, all or a part of the Receivables of which will be removed from the Issuer. See “Description of the Transfer and Servicing Agreement — Redesignation of Accounts.” As long as the Issuer has not been terminated, the Accounts giving rise to its Receivables will be those initially designated at the Issuer’s formation plus any Additional Accounts minus any Redesignated Accounts.

Description of the Notes

      The Notes will be issued in series. Each series will represent an obligation only of the Issuer. Each series of Notes will be issued under the Indenture, as supplemented by an Indenture Supplement entered into by the Issuer and the Indenture Trustee. Although the following discussion summarizes the terms generally applicable to the Notes of any series, all references to “Notes,” “Noteholders” and “series” must be read in conjunction with the prospectus supplement relating to a particular series.

General

      Each series of Notes will consist of a class of Notes designated as Class A Notes (or a single class of Notes) and may also consist of a class of Notes designated as Class B Notes and a class of Notes designated as Class C Notes. Each class of Notes may have subclasses. Whenever a “class” of Notes is referred to in this prospectus or any prospectus supplement, it also includes all subclasses of that Note class, unless the context otherwise requires.

      The Issuer will pay principal of and interest on a class of Notes solely from the collections on Receivables that are available to that class of Notes after giving effect to all allocations and reallocations, receipts from any

Hedge Counterparty, amounts available from any credit enhancement so specified in the related prospectus supplement and amounts in any Issuer account relating to that class of Notes. If those sources are not sufficient to pay the Notes of that class, those Noteholders will have no recourse to any other assets of the Issuer or the assets of any other entity for the payment of principal of or interest on those Notes.

      The Transferor initially will own the Transferor Interest. The holders of the Transferor Interest will have the right, subject to limitations, to the collections from the assets in the Trust Portfolio not allocated to the holders of the Notes. The Transferor Interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the Trust Agreement and the Transfer and Servicing Agreement. See “Description of the Transfer and Servicing Agreement — Matters Regarding the Servicer and Transferor” below in this prospectus. At the discretion of the holders of the Transferor Interest, the Transferor Interest may be held either in uncertificated form or in the form of a Transferor Certificate.

      During the Revolving Period, the Invested Amount of a series or class will remain constant except under limited circumstances. See “Sources of Funds to Pay the Notes — Investor Defaulted Amount and Reallocated Principal Collections.” The Pool Balance, however, will vary each day as new Principal Receivables are created and others are paid, charged off as uncollectible or otherwise adjusted and as the Cash Management Account Balance fluctuates. In addition, the Pool Balance will increase when new Receivables are generated in existing designated Accounts and Receivables arising in connection with Additional Accounts are transferred to the Issuer, and will decrease when the Transferor redesignates an Account, the Receivables of which are removed from the Issuer. The Transferor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Pool Balance relative to the Invested Amounts of the Notes. When a series or class is amortizing, the Invested Amount of that series or class will decline as Principal Receivables are collected and distributed to the Noteholders or deposited into Accumulation Accounts. The Transferor Amount may also be reduced as the result of new issuances of Notes. See “— New Issuances.”

      If, on any day, the amount of any Receivable is reduced because of a rebate to the dealer, billing error, returned merchandise or certain other similar noncash items, the Pool Balance will be reduced by the amount of the adjustment. In the event that the Pool Balance is reduced in this way, the Transferor Amount will be correspondingly reduced. Furthermore, if, as of the last day of any Collection Period, any reduction in the Pool Balance causes the Adjusted Pool Balance to fall below the Required Participation Amount as of the last day of such Collection Period, the Transferor will be required to contribute additional Receivables to the Issuer or deposit into the Excess Funding Account funds in an amount equal to such deficiency. As described under “Sources of Funds to Pay the Notes — Application of Collections,” the Transferor is also required to make a deposit to the Excess Funding Account from amounts otherwise distributable to the Transferor on any day on which the Adjusted Pool Balance is less than the Required Participation Amount. In addition, NMAC is obligated to pay to the Transferor (i) an amount equal to any reduction in a Receivable because of a rebate to the dealer, billing error, returned merchandise or certain other noncash items and (ii) any amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a dealer termination and, in each such case, the Transferor is obligated to make a corresponding payment to the Issuer.

      The following terms of the Notes will be set forth in a related supplement to this prospectus:

•	the series designation;

•	the rate per annum at which the Notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

•	the interest and principal Payment Dates, if any, for the Notes;

•	the priority of payments;

•	the amounts allocated to interest and principal payments during any Collection Period or on any Payment Date;

•	the stated principal amount of each Class of Notes and, if there is more than one class of Notes, whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of those classes;

•	the Invested Amount of each series of Notes;

•	the Overcollateralization Amount, if any, for each series of Notes;

•	the Expected Final Payment Date of the Notes;

•	the Final Maturity Date of the Notes;

•	the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

•	any additional events of default or early amortization events for the Notes of that series; and

•	other material terms of the Notes.

      Holders of Notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of Notes. A series or class of Notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus or a related prospectus supplement.

      The Issuer may, without the consent of any Noteholders, issue additional Notes of an existing series or class of Notes. Any such issuance of additional Notes must satisfy the applicable conditions under “— New Issuances” below.

Note Ratings

      Any rating of the Notes by a Rating Agency will indicate:

•	its view on the likelihood that Noteholders will receive timely payment of interest and ultimate payment of principal; and

•	its evaluation of the Receivables and the availability of any credit enhancement for the Notes.

      Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that an Early Amortization Event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. Noteholders;

•	the marketability of the Notes;

•	the market price of the Notes; or

•	whether the Notes are an appropriate investment for any purchaser.

      A rating will not be a recommendation to buy, sell or hold the Notes. A rating may be lowered or withdrawn at any time by a Rating Agency.

      The Transferor will request a rating of the Notes offered by this prospectus and the prospectus supplement from at least one Rating Agency. Rating Agencies other than those requested could assign a rating to the Notes and, if so, that rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

Book-Entry Registration

      Each series or class of Notes offered by this prospectus will be represented by one or more Notes registered in the name of Cede & Co., as nominee of the Depository Trust Company. Noteholders may hold beneficial interests in Notes through the DTC (in the United States) or Clearstream Banking Luxembourg or the Euroclear System (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

      No Noteholder will be entitled to receive a Note representing that Person’s interest in the Notes, except as set forth below. Unless and until Notes of a series or class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders as the term will be used in the relevant agreements, and Noteholders will only be permitted to exercise the rights of holders of Notes of the related series or class indirectly through DTC and DTC Participants, as further described below.

      Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between Persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC

Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

      Unless otherwise specified in the applicable prospectus supplement, Noteholders that are not DTC Participants or indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through DTC Participants and indirect DTC Participants. DTC Participants will receive a credit for the Notes on DTC’s records. The ownership interest of each Noteholder will in turn be recorded on respective records of the DTC Participants and indirect DTC Participants. Noteholders will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or indirect DTC Participant through which the Noteholder entered into the transaction. Transfers of ownership interests in the Notes of any series or class will be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders.

      To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Noteholders. DTC Participants and indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Notes of a series are held in book-entry form, Noteholders will not have access to the list of Noteholders of that series, which may impede the ability of Noteholders to communicate with each other.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to indirect DTC Participants and by DTC Participants and indirect DTC Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes. DTC Participants and indirect DTC Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Noteholders.

      DTC’s practice is to credit DTC Participants’ accounts on each Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by DTC Participants and indirect DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Transferor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each series or class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Noteholders will be the responsibility of DTC Participants and indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to indirect DTC Participants or Noteholders.

      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect DTC Participants and some other banks, a Noteholder may be limited in its ability to pledge Notes to Persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.

      DTC has advised the Transferor that it will take any action permitted to be taken by a Noteholders only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Transferor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of DTC Participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those interests.

      Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an “Omnibus Proxy” to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

      Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this prospectus and the related prospectus supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this prospectus and the related prospectus supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

      Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholders on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

      The Notes of each series will be issued in fully registered, certificated form to Noteholders or their nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Transferor, the Administrator or the Indenture Trustee is unable to locate a qualified successor (and if it is the Transferor or the Administrator that has made that determination, the Transferor or the Administrator so notifies the Indenture Trustee in writing);

•	the Transferor or the Administrator or the Indenture Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or a Servicer Default with respect to those Notes, holders representing at least a majority of the outstanding principal amount of the Notes of that class, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes is no longer in the best interests of the holders of that class of Notes.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given series through DTC Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to those Noteholders.

      Payments of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for those Notes in the applicable prospectus supplement. Those payments will be made in the manner set forth in the applicable Indenture Supplement. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders. The Indenture Trustee will provide that notice to the applicable Noteholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.

      Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Indenture Trustee, or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

New Issuances

      The Indenture provides that, under any one or more Indenture Supplements, the Issuer may, or the Transferor may cause the Owner Trustee, on behalf of the Issuer, to issue one or more new series of Notes and may define all principal terms of those Notes. Each series issued may have different terms and enhancements than any other series. If the related prospectus supplement so provides, and on the specified terms and conditions, additional Notes of any series may be issued. Upon the issuance of an additional series of Notes, the Transferor, the Servicer, the Indenture Trustee and the Issuer are not required and do not intend to obtain the consent of any Noteholder of any other series previously issued by the Issuer. The Issuer may offer any series under a prospectus or other disclosure document, in offerings under this prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

      Unless otherwise specified in a prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the Indenture. The Issuer may, or the Transferor may cause the Owner Trustee, on behalf of the Issuer, to issue one or more new series of Notes by notifying the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency at least two days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

      Unless otherwise specified in the related prospectus supplement, the Owner Trustee will execute, and the Indenture Trustee will authenticate, the Notes of any series only upon delivery of the following items, or satisfaction of the following conditions, among others:

•	on or before the seventh business day immediately preceding the Series Issuance Date for such series, the Transferor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee an Indenture Supplement specifying the principal terms of the new series;

•	the Transferor has delivered to the Indenture Trustee the form of any enhancement and an appropriate enhancement agreement for the enhancement executed by the Transferor and the Person providing such enhancement;

•	the Transferor has delivered to the Indenture Trustee a certificate of an authorized officer of the Transferor, dated such Series Issuance Date, to the effect that the Transferor reasonably believes that as of such Series Issuance Date no Event of Default or Early Amortization Event has occurred and is continuing for any series and such issuance will not have a Significant Adverse Effect and will not cause any Event of Default or Early Amortization Event to occur with respect to any outstanding series; and

•	after giving effect to the new issuance, the Adjusted Pool Balance equals or exceeds the Required Participation Amount.

      In addition, additional series of Notes and additional Notes of the same series may be issued only if (i) the Transferor has delivered to the Indenture Trustee a Required Federal Income Tax Opinion with respect to such issuance and (ii) the Rating Agency Condition has been satisfied.

Funding Period

      For any series of Notes, the total amount of Principal Receivables in the Issuer allocable to that series may be less than the total initial principal balance of the Notes of that series. If this occurs, that series’ initial amount invested in Principal Receivables will be less than its initial note principal balance. In this case, the related prospectus supplement will set forth the terms of a funding period for that series.

      During the Funding Period for any series of Notes, the portion of the series’ amount not invested in Principal Receivables will be maintained in a pre-funding account. On the Series Issuance Date for that series of Notes, this amount may be up to 100% of the principal balance of that series of Notes. The amount invested in Principal Receivables for that series will increase as new Receivables are transferred to the Issuer or as the amount invested in Principal Receivables of other outstanding series is reduced.

      During the Funding Period, funds on deposit in the pre-funding account will be paid to the Transferor as the amount invested in Principal Receivables increases. If the amount invested in Principal Receivables for that series is not increased so that it equals the principal balance of the Notes of that series by the end of the Funding Period, any amount remaining in the pre-funding account will be repaid to Noteholders. This type of event may also cause repayment of other amounts to Noteholders, as set forth in the related prospectus supplement.

      If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the Indenture Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each Payment Date during the Funding Period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account as Interest Collections to make interest payments on the Notes of the related series in the manner specified in the related prospectus supplement.

      The prospectus supplement for a series with a Funding Period will set forth:

•	the series’ initial amount invested in Principal Receivables;

•	the series’ full amount invested in Principal Receivables, which is the initial principal balance of the series of Notes;

•	the date on which the series’ amount invested in Principal Receivables is expected to equal the full amount invested in Principal Receivables;

•	the date by which the Funding Period will end, provided that the Funding Period will not exceed one year; and

•	any other events that will occur if the Funding Period ends before the full amount invested in Principal Receivables is funded.

Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount

      Each Note will have a stated principal amount and an outstanding principal amount. Each series of Notes will have an Invested Amount and a Series Nominal Liquidation Amount.

      Stated Principal Amount. The stated principal amount of a Note is the amount that is stated on the face of the Note to be payable to its holders, which will be expressed in U.S. dollars.

      Outstanding Principal Amount. The outstanding principal amount of a Note, other than a discount Note, is the same as the stated principal amount, less principal payments to the Noteholders. For discount Notes, the outstanding principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement.

      Invested Amount. In most circumstances, the Invested Amount of a series of Notes will be equal to the outstanding principal amount of the Notes in that series. However, if unreimbursed charge-offs of Defaulted Receivables allocable to any series and Reallocated Principal Collections for such series exceed the Overcollaterization Amount for such series as described below under “— Stated Principal Amount, Outstanding Principal

Amount, Invested Amount and Nominal Liquidation Amount — Series Nominal Liquidation Amount,” there will be a reduction in the Invested Amount of that series of Notes. Unless that deficiency is reimbursed from Interest Collections or otherwise, the outstanding principal amount of such Notes will not be paid in full. In addition, the Invested Amount of a series of Notes may be reduced by amounts deposited in the Accumulation Account with respect to such series.

      The Invested Amount of a series of Notes may not be reduced below zero and may not be increased above the outstanding principal amount of the Notes of such series.

      Series Nominal Liquidation Amount. The Series Nominal Liquidation Amount is used to calculate the amount of collections that will be allocated to any series of Notes and then to determine the portion of those collections available to make payment to the holders of the Notes within that series. The Series Nominal Liquidation Amount is also used to establish the maximum amount that can be repaid on a series of Notes. This means that if the Series Nominal Liquidation Amount of any series of Notes has been reduced by charge-offs of Defaulted Receivables or by Reallocated Principal Collections, the holders of Notes of the series with the reduced Series Nominal Liquidation Amount may receive less than the full stated principal amount of their Notes, because the amount of U.S. dollars allocated to pay them may be less than the outstanding principal amount of the Notes of that series.

      The Series Nominal Liquidation Amount of any series of Notes may be reduced as follows:

•	If there are Defaulted Receivables, the portion of the related Defaulted Amounts allocated to a series of Notes will reduce the Series Nominal Liquidation Amount of that series to the extent the amount so allocated is greater than the Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in any reserve account. The Issuer will allocate these reductions first to the Overcollateralization Amount. Any remaining reductions will be allocated to the Invested Amount of that series. If the series has subordinated classes of Notes, the reductions in the Series Nominal Liquidation Amount for that series of Notes will be first borne by the subordinated classes of Notes of that series in succession, beginning with the most subordinated class. The effect of this can be seen in the following example. If a series of Notes has three classes, Class A, Class B and Class C, with Class C being the most subordinated, if the Invested Amount of that series has been reduced, there will not be enough dollars to fully repay the outstanding principal amount of all three classes of Notes of that series. Class A will receive Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its outstanding principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; Class B will then receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; and then Class C will receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account, up to the remaining Invested Amount for that series. The Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•	If Principal Collections are reallocated from an Overcollateralization Amount of a series to the Notes of that series, the Overcollateralization Amount will be reduced by the amount of that reallocation. Unless the related series of Notes has subordinated classes, Principal Collections will only be reallocated to the extent such reallocations do not exceed the Overcollateralization Amount of that series. If the related series of Notes has subordinated classes, and the Overcollateralization Amount of that series has been reduced to zero, then further reallocations of Principal Collections will reduce the Invested Amount of that series, but not below the outstanding principal amount of the most senior class. The other effects of such reductions on series of Notes that have subordinated classes will be as described in the preceding paragraph. The prospectus supplement for any series of Notes may provide for a different allocation of these reductions.

•	The Invested Amount portion of the Series Nominal Liquidation Amount of a Note will (i) be reduced by the amount of all payments of and deposits with respect to principal with respect to the Notes of that series and (ii) be increased in connection with issuances of additional Notes of any series as and to the extent described in the prospectus supplement.

•	If the holders of a class or series of Notes direct a sale of Receivables after an Event of Default and acceleration, the Series Nominal Liquidation Amount of that class or series is automatically reduced to zero following such sale and the application of the proceeds thereof, together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuer Account for such series as are allocated to such series and any amounts available from credit enhancement for such series. See “Sources of Funds to Pay the Notes — Sale of Receivables.”

      The Series Nominal Liquidation Amount of a series of Notes can be increased as follows:

•	For a class of discount Notes, the Series Nominal Liquidation Amount will increase over time as interest accretes, to the extent that Interest Collections are allocated to that class for that purpose.

•	If the Issuer issues additional Notes of a series, as described in “Description of the Notes — New Issuances,” the Series Nominal Liquidation Amount of such series will increase proportionally to such additional issuance.

•	If Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in a reserve account are available, they will be applied to reimburse earlier reductions in the Series Nominal Liquidation Amount from charge-offs of Defaulted Receivables or from reallocations of Principal Collections.

      If the Invested Amount portion of the Series Nominal Liquidation Amount has been reduced and not fully reinstated, then the increase in the Series Nominal Liquidation Amount will be applied first to reinstate the Invested Amount portion thereof until the Invested Amount is fully reinstated and then to reinstate the Overcollateralization Amount.

      Allocations of charge-offs of Defaulted Receivables and reallocations of Principal Collections to Notes reduce the Series Nominal Liquidation Amount of outstanding Notes only, and do not affect Notes that are issued after that time.

Interest Payments

      For each series of Notes and each related class, interest will accrue from the relevant Series Issuance Date on the applicable outstanding principal amount at the applicable interest rate. The interest rate on any Note may be a fixed, floating or any other type of rate as specified in the prospectus supplement. Interest on the Notes, other than zero coupon Notes, will generally be paid, or deposited for later payment, to Noteholders on the Payment Dates specified in the prospectus supplement. In addition, as specified in the related prospectus supplement, interest payments or deposits on any Payment Date generally will be funded from:

•	Interest Collections received during the preceding Collection Period or periods;

•	investment earnings, if any, on any funds held in the Issuer’s bank accounts;

•	funds on deposit in any reserve account;

•	any Shared Excess Interest Amounts from other series (which may be limited to series in a sharing group);

•	any receipts from any Hedge Counterparty;

•	any credit enhancement, to the extent described in the prospectus supplement; and

•	other amounts specified in the prospectus supplement.

      If interest payments will be made less frequently than monthly, an Interest Funding Account may be established to accumulate the required interest amount. If a series has more than one class of Notes, that series may have more than one Interest Funding Account. See “Sources of Funds to Pay the Notes — Issuer Accounts” for a discussion of the accounts of the Issuer.

      Your class of Notes will pay interest on the dates and at the interest rate specified in the related prospectus supplement. If your Notes bear interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.

      The Receivables generally pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of Notes may bear interest either at a fixed rate or at a floating rate based on a different index.

      If so specified in the related prospectus supplement, the interest rate applicable to your Notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of Interest Collections and other amounts specifically available to fund payments of interest on your Notes.

      If so specified in the related prospectus supplement, your series of Notes (or any class of that series) may have the benefit of a Hedge Agreement entered into between the Issuer or Indenture Trustee for the benefit of holders of the specified Notes of such series and a counterparty specified in such prospectus supplement that provides limited protection against such risk. The principal terms and provisions of any Hedge Agreement will be specified in such prospectus supplement.

Principal Payments

      Generally, each series or class of Notes will begin with a Revolving Period during which no principal payments will be made to the holders of such Notes. Following its Revolving Period, each series or class of Notes is expected to begin to accumulate principal or begin to distribute principal to Noteholders. The prospectus supplement describes the conditions under which an Accumulation Period, Early Amortization Period or other principal payment period will begin for your series or class of Notes.

      Principal payments for any series or class of Notes will be funded from Principal Collections, other Trust Assets treated as Principal Collections received during the related Collection Period or periods and certain other amounts as specified in the prospectus supplement and allocated to that series or class.

      Principal will accumulate in an Accumulation Account if your series or class of Notes includes an Accumulation Period. As described in the prospectus supplement, during the Accumulation Period, on each Payment Date an amount of principal, up to the amount specified, will be set aside in an Accumulation Account. This accumulated principal is expected to be paid to those Noteholders on the date specified in the prospectus supplement for that series or class, or earlier if an Early Amortization Period begins before your Expected Final Payment Date. If an Early Amortization Period begins, on each Payment Date with respect to such Early Amortization Period, all Series Investor Available Principal Amounts for the related series, plus (on the first Payment Date with respect to such Early Amortization Period) all amounts on deposit in the Accumulation Account (together with other amounts specified in the related prospectus supplement), will be paid to the Noteholders of such series as set forth in the related prospectus supplement. Although your series may feature an Accumulation Period, your series or class of Notes might not accumulate principal as expected during such period if an Early Amortization Event or Event of Default occurs.

      Funds on deposit in any Accumulation Account for a series or class of Notes may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of Notes at the end of an Accumulation Period, that series or class of Notes may be subject to a principal guaranty or other similar arrangement specified in the prospectus supplement.

      If your series or class of Notes includes a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of Notes might also begin to pay principal to you without regard to the limits of such increments if an Early Amortization Event occurs.

      If your series has multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that Noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement specifies the manner, timing and priority of principal payments to Noteholders of each class.

      There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. The Accumulation Period Commencement Date for your series or class of Notes is based upon assumptions about payment rates on the Receivables, as detailed in the prospectus supplement. There can be no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of Receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement provides historical payment rates and other information relating to NMAC’s entire floorplan portfolio. There can be no assurance that future events will be consistent with this historical performance or that the performance of the Receivables in the Trust Portfolio will be similar to the performance of NMAC’s entire floorplan portfolio. The life of your Notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Early Amortization Event may substantially shorten the average life of your Notes.

Credit Enhancement

      Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the Transferor Interest), subordination of other series or classes of Notes, a cash collateral guaranty or account, a reserve account, a demand note, a liquidity agreement, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.

      Unless otherwise provided in the related prospectus supplement, each series of Notes will have credit enhancement in the form of an Overcollateralization Amount. If a series of Notes has more than one class, then the Subordinated Notes of that series will serve as credit enhancement for the Notes of that series that are more senior. Such a series of Notes may also have an Overcollateralization Amount. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A Notes, Class B Notes and Class C Notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

      Principal payments on Class B Notes and Class C Notes of a series are subordinated to payments of principal of Class A Notes of that series. Subordination of Class B Notes and Class C Notes of a series provides credit enhancement for Class A Notes of that series.

      Principal payments on Class C Notes of a series are subordinated to payments of principal of Class A Notes and Class B Notes of that series. Subordination of Class C Notes of a series provides credit enhancement for the Class A Notes and Class B Notes of that series.

      Generally, no principal payments will be made on a subordinated class of Notes until all principal of the classes of Notes of that series that are more senior has been paid in full. However, if so specified in the related prospectus supplement, principal may be paid to the holders of subordinated classes while Notes of senior classes of that series are still outstanding under the circumstances specified therein.

Subordination Between Series or Classes

      If so specified in the prospectus supplement, a series or one or more classes of that series will be subordinated as described in the prospectus supplement to the extent necessary to fund payments with respect to other series or to the Notes that are more senior within that series. The rights of the holders of these Subordinated Notes to receive distributions of principal and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes of other series that are more senior or Notes within that series that are more senior, but only to the extent set forth in the prospectus supplement. If so specified in the prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

      The related prospectus supplement will also set forth information concerning:

•	the amount of subordination of a series or a class or classes of Subordinated Notes within a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will change over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those Subordinated Notes will be distributed to holders of Notes of other series that are more senior or Notes of that series that are more senior.

Cash Collateral Guaranty or Account

      If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the prospectus supplement. The prospectus supplement sets forth the circumstances under which payments, if any, are made to beneficiaries of the cash collateral guaranty from the cash collateral account.

Reserve Account

      If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash from the Trust Assets. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of the series or the related classes and other expenses and amounts of that series or classes in the manner specified in the prospectus supplement.

Letter of Credit

      If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the prospectus supplement.

      The maximum liability of an issuer of a letter of credit will generally be an amount equal to a percentage specified in the prospectus supplement of the initial Invested Amount of a series of Notes. The maximum amount available at any time to be paid under a letter of credit, if any, is set forth in the prospectus supplement.

Surety Bond or Insurance Policy

      If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the prospectus supplement.

Sources of Funds to Pay the Notes

General

      The primary source of funds for the payment of principal of and interest on the Notes are the collections made on the Receivables owned by the Issuer. For a description of the Issuer and its assets, see “The Issuer” and “Dealer Floorplan Financing Business” in this prospectus.

      Allocations of Defaulted Amounts and Interest Collections are made first, pro rata among each series based on the ratio that the Series Nominal Liquidation Amount of each series of Notes bears to the Trust Nominal Liquidation Amount. This ratio, when expressed as a percentage, is the Series Allocation Percentage. Within each series, allocations of Series Allocable Defaulted Amounts and Series Allocable Interest Collections will be made each day to the Noteholders of such series based on the ratio of:

•	the Series Nominal Liquidation Amount of such series to

•	the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period.

      This ratio, when expressed as a percentage, is referred to as the Floating Allocation Percentage. Application of this percentage allocates Series Allocable Interest Collections and Series Allocable Defaulted Amounts to the Noteholders of a series of Notes. Except as described below under “— Application of Collections,” Series Allocable Interest Collections not allocated to the Noteholders are released to the Transferor and are not available for payments on the Notes.

      Principal Collections are allocated among series of Notes similarly to the allocation of Interest Collections on the Receivables (i.e., on the basis of the Series Allocation Percentage). Series Allocable Principal Collections on the Receivables will be further allocated to the holders of the Transferor Interest, on the one hand, and the Noteholders, on the other, as set forth in the related prospectus supplement and the related Indenture Supplement. Series that are in the Revolving Period will generally be allocated a portion of the Series Allocable Principal Collections based on the Floating Allocation Percentage. The allocation among Noteholders and the holders of the Transferor Interest for series that are in the Accumulation Period, the Controlled Amortization Period or the Early Amortization Period will be based on the Fixed Allocation Percentage. As with the Floating Allocation Percentage, the Fixed Allocation Percentage for any series on any day equals the ratio of the Series Nominal Liquidation Amount of Notes in such series to the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period; provided, however, that, in contrast to the Floating Allocation Percentage, the Series Nominal Liquidation Amount used to calculate the Fixed Allocation Percentage will be “fixed” as of the last day of the Revolving Period.

      For a detailed description of the application of collections, the allocation of charge-offs and the application of Transferor Deposit Amounts, see “— Application of Collections” and “— Excess Funding Account” below in this prospectus.

Deposit and Application of Funds

      Series Allocable Interest Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “— General” above. These allocations will be made on each day during a Collection Period. The Series Allocable Interest Collections allocated to the Noteholders of any series, together with any Reallocated Principal Collections for such series and any other amounts specified in the prospectus supplement as available for such purpose, are “Series Investor Available Interest Amounts.”

      Series Allocable Principal Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “— General” above. These allocations will be made on each day in a Collection Period. The Series Allocable Principal Collections allocated to the Noteholders of any series (less any Reallocated Principal Collections), together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series during a Collection Period and any other amounts specified in the related prospectus supplement, are “Series Investor Available Principal Amounts.” The Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts are collectively referred to as the “Series Investor Available Amounts.”

      If Series Investor Available Amounts available for distribution on any Payment Date are less than the aggregate monthly interest payments or applications, or principal payments or deposits required to be made with respect to any one or more series of Notes, and any other series of Notes has Excess Interest Amounts or Excess Principal Amounts remaining after the application of its allocation in accordance with its Indenture Supplement, then any such excess from other series will be applied to such series of Notes to the extent such series still needs to cover a monthly interest payment or application or a monthly principal payment or deposit, as the case may be, pro rata on the basis of their respective shortfalls, although such application may be limited to series in a Sharing Group as specified in the related prospectus supplements. In addition, to the extent excess amounts from other series are not sufficient to cover such shortfalls, funds may be available in a reserve account for such purpose, to the extent set forth in the related prospectus supplement.

      In the case of a series of Notes having more than one class, Series Investor Available Principal Amounts and Series Investor Available Interest Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the related prospectus supplement.

Paired Series

      If so specified in the related prospectus supplement, during the Accumulation Period or the Controlled Amortization Period for any series, the Issuer may issue a second, or paired, series that is effectively supported by the same Principal Receivables that support the initial series. As the Issuer accumulates principal for the benefit of the initial series, the Series Nominal Liquidation Amount of the paired series will increase by the amount of Principal Collections that are being accumulated so that in the aggregate the Series Nominal Liquidation Amount (and Series Allocation Percentage) for the initial series will decline, but the Series Nominal Liquidation Amount for the paired series is correspondingly increased such that the percentage of the aggregate amount of Principal Collections being allocated to the initial and paired series remains constant. To make monthly principal deposits despite a declining Series Nominal Liquidation Amount (and Series Allocation Percentage), the Issuer may maintain an amount of Principal Receivables to support this initial series that exceeds such Series Nominal Liquidation Amount during the Accumulation Period or Controlled Amortization Period. To finance these excess Principal Receivables, the Issuer may issue a paired series. Initially the Issuer would reallocate the Principal Collections for the paired series to make scheduled principal deposits for the initial series. However, if an Early Amortization Event for the paired series occurs before the Issuer pays in full the principal for this series:

•	the Issuer may use Principal Collections allocated to the paired series that it would otherwise have reallocated to the initial series, to repay the principal of the paired series;

•	the Issuer may make principal deposits into the series Accumulation Account that are smaller than scheduled; and

•	the Issuer’s final payment of principal to you may be delayed.

      The Issuer will not seek your review or consent before it issues a paired series. The outstanding principal amount of any paired series may vary over time. The Early Amortization Events for a paired series may vary from the Early Amortization Events for the series with which it is paired. In particular, the Early Amortization Events for a paired series may include events that are unrelated to the status of the Issuer, the Servicer or the Receivables, including events that relate to the continued availability and rating of third-party providers of credit enhancement to the paired series.

Sharing Groups

      If so specified in the related prospectus supplements, series may be grouped into Sharing Groups. A Sharing Group may be further separated into an interest sharing group and a principal sharing group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a series in a Sharing Group, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in the Sharing Group.

Issuer Accounts

      The Issuer has established a Collection Account for the purpose of receiving distributions on the Receivables and an Excess Funding Account for the purpose of retaining certain Transferor Deposit Amounts and Transferor Replacement Amounts. If so specified in the related prospectus supplement, the Issuer may direct the Indenture Trustee to establish and maintain in the name of the Indenture Trustee supplemental accounts for any series or class of Notes for the benefit of the related Noteholders. Each series that has an Accumulation Period will have an Accumulation Account, which will be established by the Issuer for the purpose of making payments of principal of the Notes and for other purposes as specified in the related prospectus supplement.

      The Collection Account, Excess Funding Account and Accumulation Accounts described in this section, are referred to as Issuer accounts. Any Issuer account will be a Qualified Account and amounts deposited to Issuer accounts may only be invested, at the direction of the Servicer, in Eligible Investments.

      The Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders of any series under the related Indenture Supplement.

Sale of Receivables

      If a series or class of Notes has an Event of Default and is accelerated, the Issuer may sell Receivables, or interests therein, if the conditions described in “Description of the Indenture — Events of Default; Rights Upon Events of Default” are satisfied.

      Unless otherwise specified in the related prospectus supplement, the amount of Receivables sold will be up to the product of the Series Allocation Percentage for such series of Notes and the amount of all Trust Assets. Following such sale and the application of the proceeds thereof (together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuer accounts for such series as are allocated to such series and any amounts available from credit enhancement for such series), no more Principal Receivables or Interest Receivables will be allocated to those Notes. Noteholders will receive the net proceeds of such sale up to an amount not to exceed the outstanding principal amount of those Notes, plus accrued and unpaid interest.

      After giving effect to a sale of Receivables for a series or class of Notes, the amount of proceeds allocable to such series or class may be less than the outstanding principal amount of that series. This deficiency can arise because the Series Nominal Liquidation Amount of that series or class was reduced before the sale of Receivables or because the sale price for the Receivables was less than the outstanding principal amount of the series or class of Notes. Unless otherwise specified in the prospectus supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuer; Security for the Notes

      The Series Investor Available Interest Amounts, Series Investor Available Principal Amounts, Shared Excess Interest Amounts (if applicable), Shared Excess Principal Amounts (if any), funds for that series or class on deposit in the applicable Issuer accounts, receipts from any Hedge Counterparty, amounts available from any credit enhancement so specified in the related prospectus supplement and proceeds of sales of Receivables for that series or class provide the only source of payment for principal of or interest on that series or class of Notes.

Noteholders will have no recourse to any other assets of the Issuer or any other Person for the payment of principal of or interest on the Notes.

      The Notes of all series are secured by a shared security interest in the assets of the Issuer, the Collection Account and the Excess Funding Account, but each series or class of Notes is entitled to the benefits of only that portion of those assets allocable to it under the Indenture and the related Indenture Supplement. Each series or class of Notes is also secured by a security interest in any applicable supplemental account.

Early Amortization Events

      Beginning on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred with respect to any series, the Servicer will no longer pay Principal Collections allocable to the Noteholders’ Interest of the series to the holders of the Transferor Interest, allocate those collections to any other series or retain those collections in the Accumulation Account for the series, but instead will distribute those collections to Noteholders of the series monthly on each Payment Date, and the Controlled Deposit Amount, if any, will no longer apply to distributions of principal of the Notes of the series, in each case except as described below under “— Early Amortization Events” or stated in the related prospectus supplement.

      Early Amortization Events generally will be deemed to have occurred without any notice or other action on the part of any other party immediately upon their occurrence. The Early Amortization Period with respect to a series will begin as of the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Noteholders of the related series will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as described below. The failure of the Issuer to pay the outstanding principal amount of the Notes of any series or class by their Expected Final Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. All references in this prospectus to Early Amortization Events include that type of failure.

      Even if an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the commencement of the Early Amortization Period no longer exists, whether as a result of the distribution of principal to Noteholders of the series, the transfer of additional Receivables to the Issuer, or otherwise, in each case if and to the extent described in the prospectus supplement for such series.

      In addition to the consequences of the Early Amortization Events discussed above, unless otherwise specified in the prospectus supplement, if bankruptcy, insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to the Transferor, on the day of that event the Transferor will immediately cease to transfer Receivables to the Issuer and promptly give notice to the Indenture Trustee, the Servicer and the Owner Trustee and any Series Enhancers of this event. Any Receivables transferred to the Issuer before the event, as well as collections on those Receivables accrued at any time with respect to those Receivables, will continue to be part of the Trust Assets and will be applied as set forth in the Transfer and Servicing Agreement.

      Unless otherwise specified in the prospectus supplement, the Revolving Period will continue through the date specified in the prospectus supplement unless an Early Amortization Event occurs before that date.

Redemption of Notes

      Each class of Notes will be subject to redemption on its Expected Final Payment Date.

      If so specified in the related prospectus supplement, the Issuer may, at its option, redeem any Note in whole or in part before its Expected Final Payment Date or the Servicer may purchase the outstanding Receivables, the effect of which would be the prepayment of the Notes. The prospectus supplement will indicate the circumstances under which any such redemption by the Issuer or purchase by the Servicer may occur, as well as other terms associated with any such redemption.

      If so specified in the related prospectus supplement, a Noteholder may, at its option, require the Issuer to redeem the holder’s Notes before the Expected Final Payment Date. The prospectus supplement will indicate at what times a Noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

      In addition, if an Early Amortization Event occurs in respect of a series, the Issuer will be required to redeem each affected Note of that series to the extent funds are available for that purpose. The Issuer will give notice to holders of the affected Notes before an early redemption date.

      Whenever the Issuer is required to redeem a Note before its Final Maturity Date, it will do so only if and to the extent funds are allocated to that Note. A Noteholder will have no claim against the Issuer if the Issuer fails to make a required redemption of Notes because no funds are available for that purpose. The failure to redeem Notes before the Final Maturity Date under these circumstances will not be an Event of Default.

Final Payment Of Principal; Termination

      The Notes of each series will be retired on the day following the date on which the final payment of principal is made to the Noteholders, whether as a result of optional redemption by the Issuer, purchase of Receivables by the Servicer or otherwise. Each prospectus supplement will specify the Final Maturity Date for the related series, which will be the latest date on which principal and interest for the series of Notes is due in full. Notes may be subject to prior redemption as provided above, and may or may not ultimately be paid in full on their related Final Maturity Dates depending on the sufficiency of collections and liquidation proceeds therefor. The Issuer’s failure to pay the principal of any series of Notes in full on the related series Final Maturity Date will be an Event of Default under the Indenture. In this event, the Indenture Trustee or the holders of a specified percentage of the Notes of that series will have the rights described below under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

      Unless the Servicer and the holders of the Transferor Interest instruct the Indenture Trustee otherwise, the Issuer will terminate no later than the Trust Termination Date. Upon the termination of the Issuer and the surrender of the Transferor Interest, the Indenture Trustee will, following the distributions of all amounts to which the Noteholders and any Series Enhancers are entitled, convey to the holders of the Transferor Interest all right, title and interest of the Issuer in the Receivables and all other Trust Assets.

Defeasance

      If so specified in the prospectus supplement relating to a series, the Issuer may terminate its substantive obligations in respect of that series by depositing with the Indenture Trustee, under the terms of an irrevocable trust agreement, from amounts representing, or acquired with, collections of Receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of Notes of the Issuer, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be. Before its first exercise of its right to substitute money or Eligible Investments for Receivables, the following conditions must be satisfied:

•	the Issuer will or will cause the Transferor to deliver to the Indenture Trustee a statement from a firm of nationally recognized independent public accountants, who may also render other services to the Issuer or the Transferor, as the case may be, to the effect that the deposit is sufficient to make all the payments specified above;

•	the Issuer will or will cause the Transferor to deliver to the Indenture Trustee an officer’s certificate stating that the Issuer or the Transferor, as applicable, reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Early Amortization Event with respect to any series;

•	satisfaction of the Rating Agency Condition; and

•	the Issuer will or will cause the Transferor to deliver to the Indenture Trustee an opinion of counsel to the effect that:

(1)	for federal income tax purposes, the deposit and termination of obligations will not cause the Issuer, or any portion of the Issuer, to be treated as an association, or publicly traded partnership, taxable as a corporation; and

(2)	the deposit and termination of obligations will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Reports to Noteholders

      On each Payment Date, Noteholders of each series will receive Payment Date Statements issued by the Issuer and forwarded by the Paying Agent setting forth the information about that series and the Issuer specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class.

      Periodic information to Noteholders generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	Interest Collections and Principal Collections allocated to the series;

•	the Defaulted Amount allocated to the series;

•	reductions of the Invested Amount of the series and any reimbursements of previous reductions of the Invested Amount;

•	the monthly servicing fee for the series (and any portion thereof that has been temporarily or permanently waived by the Servicer);

•	the Pool Balance and the outstanding principal amount of the Notes;

•	the Invested Amount of the series; and

•	the amount available under any credit enhancement for the series or for each class of the series.

      In addition, with respect to a series that includes a Funding Period, as described above under “Description of the Notes — Funding Period” in this prospectus, periodic information to Noteholders generally will include:

•	the series’ initial amount invested in Principal Receivables, the series’ full amount invested in Principal Receivables and the series’ current amount invested in Principal Receivables; and

•	the amount on deposit in the pre-funding account.

      On or before January 31 of each calendar year, the Paying Agent will also provide to each Person who at any time during the preceding calendar year was a Noteholder of record a statement, prepared by the Servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the Notes were outstanding, together with other information that is customarily provided to holders of debt, to assist Noteholders in preparing their United States tax returns.

      In addition, Noteholders will receive reports with information about the Indenture Trustee. See “Description of the Indenture — Indenture Trustee’s Annual Report” below in this prospectus.

Application of Collections

      On each day in a Collection Period, the Servicer will calculate the amounts to be allocated in respect of collections on Receivables to the Noteholders of each outstanding series or class or to the holders of the Transferor Interest in accordance with this prospectus and the related prospectus supplements.

      Except in the circumstances described below, the Servicer must deposit into the Collection Account, no later than two business days after processing, a portion of the payments received on the Receivables. The amount of the required deposit will be specified in the prospectus supplement for each series and will be a function of, among other things, whether that series is in its Revolving Period. However, so long as NMAC is the Servicer and no Servicer Default has occurred and is continuing, it will be able to make these deposits on a monthly basis if any of the following conditions is met:

(1)	NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s, “A-1” by Standard & Poor’s and “F1” by Fitch (so long as Moody’s, Standard & Poor’s and Fitch are Rating Agencies);

(2)	NMAC maintains a letter of credit or other form of enhancement acceptable to the Rating Agencies to support NMAC’s obligation to deposit collections into the Collection Account; or

(3)	NMAC otherwise satisfies each Rating Agency’s requirements.

      In these circumstances, NMAC may use collections for its own benefit and will not be required to deposit the collections that it receives during any Collection Period until the business day preceding the Payment Date occurring in the following calendar month. On that date, NMAC will deposit into the Collection Account funds equal to the total amount that otherwise have been required to be deposited into the Collection Account during the related Collection Period had NMAC been required to make daily deposits of collections.

      The Servicer must make daily or periodic deposits in the Collection Account only to the extent that the funds are required for deposit or distribution to the Noteholders or other parties pursuant to this prospectus or the related prospectus supplement. If the Collection Account balance ever exceeds the amount required for deposit or distribution, the Servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the Servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the Collection Account. The Servicer may elect to waive its servicing fee with respect to any series, for any Collection Period, as and to the extent provided in the prospectus supplement.

      On each day in a Collection Period, the Servicer will distribute directly to the holders of the Transferor Interest the Interest Collections and Principal Collections allocable to the Transferor Interest with respect to each series as specified in the related Indenture Supplement. However, the Servicer will make those distributions only if and to the extent that the Adjusted Pool Balance on such day equals or exceeds the Required Participation Amount as of such date, after giving effect to the allocations, distributions, withdrawals and deposits (if any) to be made on such date. Any amounts not distributed to the holders of the Transferor Interest will be treated as Transferor Deposit Amounts and deposited into the Excess Funding Account or, if so specified in the prospectus supplement, amounts otherwise distributable to the holders of the Transferor Interest may be deposited into other Issuer accounts for the benefit of the applicable series.

      Allocations Among Series of Notes. Under the Indenture, on each day in a Collection Period, the Servicer will allocate to each outstanding series its share of Interest Collections, Principal Collections and Defaulted Amounts based on the Series Allocation Percentage for each series. Allocations will be made with respect to each series of Notes on each day during a Collection Period based on the product of the Series Allocation Percentage for such series on such day and the amount of Interest Collections, Principal Collections and Defaulted Amounts. The Series Allocation Percentage for each series will be calculated on each day in a Collection Period and will be increased or decreased, if necessary, on each day in each Collection Period.

      Allocation between the Noteholders and the Holders of the Transferor Interest. The Servicer will allocate amounts initially allocated to each series between the Noteholders’ Interest and the holders of the Transferor

Interest on each day in a Collection Period on the basis of various percentages as described in the related prospectus supplement. Which percentage is used depends on whether the collections being allocated are Series Allocable Interest Collections or Series Allocable Principal Collections or other amounts and, in the case of the Series Allocable Principal Collections, whether or not the collections are received in the Revolving Period for a series. The manner in which amounts allocated to the Notes are allocated between the holders of the Transferor Interest and the Noteholders is described under “Sources of Funds to Pay the Notes — General.”

      Interest Collections. The Servicer will apply the Series Investor Available Interest Amounts for any series as described in the related prospectus supplement. The Servicer will determine the amount, if any, of Excess Interest Amounts for any Collection Period on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Interest Amounts as Shared Excess Interest Amounts to cover Interest Shortfalls for other series in the same Sharing Group. To the extent such Interest Shortfalls for such other series exceed such Excess Interest Amounts, Excess Interest Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Interest Shortfalls, unless otherwise provided in the applicable prospectus supplements. To the extent Excess Interest Amounts exceed Interest Shortfalls, the Indenture Trustee will pay the balance to the holders of the Transferor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.

      Principal Collections. The Servicer will apply Series Investor Available Principal Amounts for any series to make required payments of principal to the Accumulation Account (if applicable) or to the Noteholders of the series or class, in each case if and to the extent described in the related prospectus supplement. The Servicer will determine the amount, if any, of Excess Principal Amounts on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Principal Amounts as Shared Excess Principal Amounts to cover any Principal Shortfalls with respect to distributions to Noteholders of any series that are in the same Sharing Group. Excess Principal Amounts will not be used to cover Investor Charge-Offs for any series. To the extent Principal Shortfalls exceed Excess Principal Amounts for any Collection Period, Excess Principal Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable prospectus supplements. To the extent that Excess Principal Amounts exceed Principal Shortfalls, the Indenture Trustee will pay the balance to the Issuer to be used by the Issuer to acquire Receivables, if available. The Indenture Trustee will pay any remaining Excess Principal Amounts to the holders of the Transferor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.

Excess Funding Account

      The Indenture Trustee will invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. The investments must mature on the business day preceding the next Payment Date. The Servicer may select an agent for the purpose of designating the investments. On each Payment Date, all investment income earned on amounts in the Excess Funding Account since the preceding Payment Date will be applied as described in this prospectus and in the related prospectus supplement.

      The Indenture Trustee will deposit into the Excess Funding Account all Transferor Replacement Amounts received from the Transferor and all Transferor Deposit Amounts withheld from payments to the Transferor. On each business day on which funds are on deposit in the Excess Funding Account, the Servicer will determine the amount, if any, by which the Adjusted Pool Balance exceeds the Required Participation Amount on such day, and the Indenture Trustee may withdraw such excess amount from the Excess Funding Account and pay such excess amount to the holders of the Transferor Interest.

      The amounts on deposit in the Excess Funding Account shall be allocated among the series based on their respective Series Allocation Percentages. On each Payment Date, the Indenture Trustee will distribute funds in the Excess Funding Account as follows:

•	to the Accumulation Account for any series in its Accumulation Period or Controlled Amortization Period, an amount equal to the excess of (i) the Controlled Deposit Amount for such series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series that are available on such Payment Date to be deposited in the Accumulation Account for such series, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series and (c) any other amounts specified in the related prospectus supplement that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account);

•	to the Noteholders for any series if an Early Amortization Event has occurred and is continuing with respect to such series, an amount equal to the excess of (i) the Invested Amount of that series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series on such Payment Date, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date and (c) any other amounts specified in the related prospectus supplement that are available for such series on such Payment Date (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account); and

•	as otherwise specified in the related prospectus supplement for such series, but only after giving effect to the deposit or distribution of Series Investor Principal Amounts and Shared Excess Principal Amounts available for that series (together with any other amounts specified in the related prospectus supplement), and then only to the extent of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account.

Distributions

      The Servicer will make payments to Noteholders of a series or a class from the Collection Account and any accounts established for the benefit of the Noteholders as described in the related prospectus supplement.

      If on any Payment Date there would not be sufficient funds, after application of funds from the Collection Account and any other account established for the benefit of the Noteholders, to make distributions as described in the related prospectus supplement, then, in certain circumstances if so described in the related prospectus supplement, payments may be made using amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account that would have been made available for distribution on the succeeding Payment Date, up to the amount necessary to pay such items, and the funds available for the succeeding Payment Date will be adjusted accordingly.

Defaulted Amounts and Reallocated Principal Collections

      Unless otherwise specified in the related prospectus supplement, for each series of Notes, on each day in a Collection Period, the Servicer will calculate the Series Investor Defaulted Amount for such day. If so provided in the related prospectus supplement, an amount equal to the aggregate of the Series Investor Defaulted Amounts for any Collection Period may be funded from Series Investor Available Interest Amounts and other amounts specified in the related prospectus supplement, including credit enhancement, and applied to pay principal to Noteholders or, subject to certain limitations, to the holders of the Transferor Interest, as appropriate.

      For each series of Notes, the related Series Nominal Liquidation Amount will be reduced by the amount of any Investor Charge-Offs for such series. In addition, a Series Nominal Liquidation Amount may decrease by the amount of any Series Investor Available Principal Amounts reallocated to pay interest on Notes and other amounts of such series. Such amounts are referred to herein as “Reallocated Principal Collections.” Reductions in a Series Nominal Liquidation Amount due to Investor Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Payment Date to the extent of Series Investor Available Interest Amounts on deposit in the Collection Account to be applied on such Payment Date, together with Excess Interest Amounts from all other series of Notes available to be applied on such Payment Date and other amounts specified in the related prospectus supplement available to be applied on such Payment Date, exceed the interest owed on the Notes, the Series Investor Defaulted Amount and any other fees specified in the prospectus supplement that are payable on that date without further reduction of such Series Nominal Liquidation Amount. This reimbursement will result in an increase in the Series Nominal Liquidation Amount with respect to that series.

Description of the Indenture

      The Issuer is a party to an Indenture, under which the Issuer has issued, and will issue, Notes in one or more series, the terms of which will be specified in an Indenture Supplement to the Indenture. A form of the Indenture was filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture and each related Indenture Supplement will be executed by the Issuer and the Indenture Trustee. The following summarizes the material terms of the Indenture.

Events of Default; Rights Upon Event of Default

      With respect to the Notes of any series, Events of Default will include the items specified in the definition thereof included in the “Glossary of Principal Terms,” as well as any additional items specified in the related Indenture Supplement and prospectus supplement.

      Failure to pay the full principal amount of a Note on its Expected Final Payment Date will not constitute an Event of Default. An Event of Default with respect to one series of Notes will not necessarily be an Event of Default with respect to any other series of Notes.

      If an Event of Default, other than a bankruptcy, insolvency or similar event with respect to the Issuer or the Transferor, should occur and be continuing with respect to the Notes, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the affected series may declare all the Notes of that series to be immediately due and payable. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, the Indenture Trustee will declare all of the Notes immediately due and payable on the Trust Termination Date. If an event of bankruptcy, insolvency or similar event relating to the Issuer or Transferor should occur and be continuing, the Indenture Trustee will declare all of the Notes immediately due and payable. Upon any such acceleration, the Revolving Period or other period of principal payment or accumulation, other than an Early Amortization Period, for the affected series will terminate and an Early Amortization Period will commence. Any such declaration of acceleration of the Notes may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of that series or of all series, as applicable.

      Generally, in the case of any Event of Default, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture even if requested or directed by any Noteholder if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the Indenture, the holders of at least a majority of the outstanding principal amount of the Notes of the affected series:

•	will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee; and

•	may, in limited cases, waive any past default with respect to the Notes before the declaration of the acceleration of the Notes, except for a default in the payment of principal or interest or a default relating to a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each affected Noteholder.

      After acceleration of the Notes, Principal Collections and Interest Collections allocated to those Notes will be applied to make monthly principal and interest payments on the Notes until the earlier of the date the Notes are paid in full or the Final Maturity Date of the Notes. Funds in the Collection Account and other Issuer accounts for the accelerated Notes will be applied to pay principal of and interest on those Notes.

      Upon acceleration of the maturity of the Notes of a series following an Event of Default, the Indenture Trustee will have a lien on the Trust Assets for those Notes for its unpaid fees and expenses that ranks senior to the lien of those Notes on the Trust Assets.

      In general, the Indenture Trustee will enforce the rights and remedies of the holders of the accelerated Notes. However, Noteholders will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:

(1)	the Noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the Indenture Trustee to institute a proceeding in its own name as indenture trustee;

(2)	the Noteholders give the Indenture Trustee written notice of a continuing Event of Default;

(3)	the Noteholders offer reasonable indemnification to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding;

(4)	the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

(5)	the Indenture Trustee has not received during the 60-day period described in clause (4) above, from the holders of at least a majority of the outstanding principal amount of the Notes of that series a direction inconsistent with the request described in clause (1) above.

      A Noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its Note, and such right may not be impaired without the consent of such Noteholder. If the Notes of a series have been accelerated following an Event of Default, and the Indenture Trustee has not received any valid directions from the Noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, the Indenture Trustee may elect to continue to hold the portion of the Trust Assets securing those Notes and apply distributions on such Trust Assets to make payments on those Notes to the extent funds are available.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case any Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee:

•	may institute proceedings in its own name for the collection of all amounts then payable on the affected Notes;

•	may take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Notes;

•	may, at its own election or must at the written direction of the holders of at least a majority of the outstanding principal amount of the accelerated Notes of a series, excluding any Notes held by the Transferor or one of its affiliates, foreclose on the portion of the Trust Assets securing the accelerated Notes by causing the Issuer to sell assets having an aggregate principal amount generally equal to the product of the amount of all Trust Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes, but only if the Indenture Trustee determines that the proceeds of the sale of such assets will be sufficient to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuer to sell Trust Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale; or

•	must, at the direction of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the accelerated series, excluding any Notes held by the Transferor or one of its affiliates, foreclose on the portion of the Trust Assets securing the accelerated Notes by causing the Issuer to sell assets in the Trust Portfolio having an aggregate principal amount generally equal to the product of the amount of all Trust Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds from the sale of such assets to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuer to sell Trust Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale.

      In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the accelerated Notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the Issuer on the Trust Termination Date by causing the Issuer to sell assets having an aggregate principal amount generally equal to the product of the amount of all Trust Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes.

      Following the foreclosure and sale of all or a portion of the Trust Assets for the Notes of a series and the application of the proceeds of that sale to those Notes and the application of the amounts then held in the Collection Account, the Excess Funding Account and any other Issuer accounts for that series and any amounts available from credit enhancement for that series, that series will no longer be entitled to any allocation of collections or other Trust Assets under the Indenture or the related Indenture Supplement, and those Notes will no longer be outstanding.

      None of the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NML or NNA, nor any holder of an ownership interest in the Issuer, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture. The Notes will represent obligations solely of the Issuer, and the Notes will not be insured or guaranteed by the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NNA, NML or any other Person, except as provided in the related prospectus supplements.

Material Covenants

      The Indenture provides that the Issuer may not consolidate with, merge into or sell its assets to, another Person, unless:

•	the Person formed by or surviving the consolidation or merger, or that acquires the Issuer’s assets, is organized under the laws of the United States, any state of the United States or the District of Columbia;

•	the Person expressly assumes, by supplemental indenture, the Issuer’s obligation to make due and punctual payments on the Notes and the performance of every covenant of the Issuer under the Indenture;

•	no Early Amortization Event or Event of Default will have occurred and be continuing immediately after the merger, consolidation or sale;

•	the Rating Agency Condition has been satisfied;

•	the Issuer has received a Required Federal Income Tax Opinion dated the date of such consolidation, merger or transfer and has delivered copies thereof to the Indenture Trustee;

•	any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken; and

•	the Issuer has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the Indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

      The Issuer will not, among other things:

•	except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the Notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former Noteholders because of the payment of taxes levied or assessed upon the Issuer;

•	voluntarily dissolve or liquidate in whole or in part;

•	permit (1) the validity or effectiveness of the Indenture to be impaired, or permit the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of the Issuer, except as may be created by the terms of the Indenture; or (3) the lien of the Indenture not to constitute a valid first priority perfected security interest in the assets of the Issuer that secure the Notes; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and the Indenture.

Modification of the Indenture

      The Issuer and the Indenture Trustee may, without the consent of any Noteholders, enter into one or more supplemental indentures upon satisfaction of the Rating Agency Condition (if such amendment is material), for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the Indenture, or to take any action that will enhance the Indenture Trustee’s lien under the Indenture, or to add to the property pledged to secure the Notes;

•	to reflect the agreement of another Person to assume the role of the Issuer;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power of the Issuer;

•	to transfer or pledge any property to the Indenture Trustee;

•	to appoint a successor to the Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to allow more than one indenture trustee to act under the Indenture;

•	to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted; or

•	to terminate any credit enhancement in accordance with the related Indenture Supplement.

      The Issuer and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; or

•	to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture;

in each case, upon receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor’s reasonable belief, the action will not have a Significant Adverse Effect.

      Subject to the satisfaction of the conditions described above under “Description of the Notes — New Issuances” in this prospectus, the Issuer and the Indenture Trustee may also, without the consent of any Noteholders, but upon satisfaction of the Rating Agency Condition, enter into one or more supplemental indentures in order to provide for the issuance of one or more series of Notes under the Indenture.

      The Issuer and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture, upon:

•	(if such amendment is material) satisfaction of the Rating Agency Condition;

•	receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor’s reasonable belief, the action will not have a Significant Adverse Effect; and

•	receipt of a Required Federal Income Tax Opinion regarding the action.

      The Issuer and the Indenture Trustee may also, without the consent of the Noteholders, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuer or any portion of the Issuer to qualify as, and to permit an election to be made for the Issuer to be treated as, a “financial asset securitization investment trust” under the Code and to avoid the imposition of state or local income or franchise taxes on the Issuer’s property or its income. The following conditions apply for the amendments described in this paragraph:

•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the Indenture applicable to the proposed amendments have been met;

•	(if such amendment is material) satisfaction of the Rating Agency Condition; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Indenture.

      The Issuer and the Indenture Trustee will not, without the consent of each Noteholder affected, enter into any supplemental indenture:

•	to change the due date of any installment of principal of or interest on any Note or reduce the principal balance of a Note, the Note interest rate or the redemption price of the Note or change any place of payment where any Note is payable;

•	to impair the right to institute suit for the enforcement of specified payment provisions of the Indenture;

•	to reduce the percentage which constitutes a majority of the outstanding principal amount of the Notes of any series the consent of the holders of which is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the Indenture or of some defaults under the Indenture and their consequences provided in the Indenture;

•	to reduce the percentage of the outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Assets if the proceeds of the sale would be insufficient to pay the principal balance and interest due on those Notes;

•	to decrease the percentage of the outstanding principal amount of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or other related agreements;

•	to modify any provisions of the Indenture regarding the voting of Notes held by the Issuer, any other party obligated on the Notes or NMAC or any of their affiliates; or

•	except as otherwise permitted or contemplated in the Indenture, to permit the creation of any lien superior or equal to the lien of the Indenture with respect to any of the collateral for any Notes or terminate the lien of the Indenture on the collateral or deprive any Noteholder of the security provided by the lien of the Indenture.

      The Issuer and the Indenture Trustee may otherwise, with prior notice to each Rating Agency (and satisfaction of the Rating Agency Condition if any addition, change or elimination is material) and with the consent of the holders of at least a majority of the outstanding principal amount of the Notes of each adversely affected series, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture.

Annual Compliance Statement

      The Issuer is required to furnish to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.

Indenture Trustee’s Annual Report

      The Indenture Trustee is required to mail to the Noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the Notes and that has not been previously reported.

List of Noteholders

      Three or more Noteholders of any series or the Noteholders of at least 10% of the outstanding principal amount of the Notes of any series may obtain access to the list of Noteholders by submitting to the Indenture Trustee a written application and agreeing to indemnify the Indenture Trustee for its costs and expenses.

Satisfaction and Discharge of Indenture

      The Indenture will be discharged with respect to the Notes of any series upon, among other things, the delivery to the Indenture Trustee for cancellation of all the Notes or of such series, with specific limitations, upon irrevocable deposit by the Issuer with the Indenture Trustee of funds sufficient for the payment in full of all such Notes not delivered to the Indenture Trustee for cancellation.

Resignation and Removal of Indenture Trustee

      The Indenture Trustee may resign at any time by giving 30 days written notice to the Issuer, in which event the Administrator will appoint a successor indenture trustee. The holders of at least a majority of all series of Notes outstanding may remove the Indenture Trustee and may appoint a successor indenture trustee. The Servicer must, by giving 30 days written notice, also remove the Indenture Trustee if it ceases to be eligible to continue as an indenture trustee under the Indenture, if the Indenture Trustee is adjudged bankrupt or insolvent, if a receiver of the Indenture Trustee or its property is appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, or if the Indenture Trustee otherwise becomes legally unable to act. The Servicer will then be obligated to appoint a successor indenture trustee. If an Event of Default occurs under the Indenture and the prospectus supplement provides that a given class of Notes of your series is subordinated to one or more other classes of Notes of your series, under the Trust Indenture Act of 1939, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of Notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the Indenture Trustee that are different from those of Subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts its appointment.

Description of the Transfer and Servicing Agreement

      A form of the Transfer and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. In the future, there may be more than one entity that is a transferor of Receivables to the Issuer, in which case each entity will enter into a separate Transfer and Servicing Agreement with the Issuer and the Servicer that will contain substantially the same provisions as the form filed as an exhibit to the registration statement. The Transfer and Servicing Agreement will permit the addition of subsequent transferors. In the Transfer and Servicing Agreement, NMAC will agree to service the Receivables for the Issuer. The following summarizes the material terms of the Transfer and Servicing Agreement.

Transfer of Assets

Transfer of Receivables and Related Security

      Under the Transfer and Servicing Agreement, the Transferor has transferred, or will transfer, to the Issuer on a daily basis all of its rights in:

•	Receivables existing in connection with the designated Accounts as of the related Series Cut-Off Date for the first series issued by the Issuer and Receivables arising in connection with Additional Accounts as of the applicable Additional Cut-Off Date;

•	Receivables arising in connection with the designated Accounts after the first Series Cut-Off Date and the Additional Cut-Off Dates, as applicable;

•	all related security consisting of:

(1)	the first priority security interests granted by the dealers in the related vehicles;

(2)	the security interest in NMAC’s right to amounts on deposit in any Cash Management Account, and the security interests, which may be subordinate, granted by some of the dealers in non-vehicle related security, such as parts inventory, equipment, fixtures, service accounts, and, in some cases, realty, and in many cases, related security also consists of personal guarantees that are granted by the dealers;

(3)	its rights under the related sales and service agreements and under certain intercreditor agreements between NMAC and third-party creditors of dealers with respect to the designated Accounts;

(4)	its rights under the Floorplan Financing Agreements; and

(5)	all related rights under the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC;

•	the Transferor’s rights relating to the Receivables under the Receivables Purchase Agreement with NMAC; and

•	the proceeds of all of the above.

      In addition to the foregoing, pursuant to the Transfer and Servicing Agreement, the Transferor is obligated to transfer to the Issuer (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a dealer’s principal balance of Receivables, (ii) any other amounts credited to the Cash Management Account that are applied to reduce a dealer’s principal balance of Receivables, (iii) amounts received by the Transferor from NMAC as a result of reductions in the principal balance of any Receivable due to dealer rebate, billing errors, returned merchandise and certain other similar noncash items and (iv) all amounts received by the Transferor from NMAC (which result from amounts received by NMAC from NNA and non-Nissan manufacturers) in connection with a dealer termination.

      NMAC and the Transferor each indicate in its computer records that the Receivables and related security are owned by the Issuer and have been pledged by the Issuer to the Indenture Trustee under the Indenture. The Transferor will provide the Owner Trustee with one or more account schedules showing each designated Account, identified by account number and by outstanding principal amount. At the time that the Transferor designates any Additional Accounts for the Issuer as described below under “— Additional Designated Accounts” in this prospectus or redesignates any Accounts as described below under “— Redesignation of Accounts” in this prospectus, the Transferor will provide a new account schedule specifying the applicable Additional Accounts or Redesignated Accounts, as the case may be.

      As Servicer, NMAC retains or causes to be retained all records and agreements relating to the Receivables transferred to the Issuer. Except as set forth above, NMAC does not segregate the related records and agreements that it retains from those relating to Accounts that have not been designated for the Issuer. In addition, NMAC does not stamp or mark the Receivables’ documentation to reflect their transfer to the Issuer. NMAC, however, has filed one or more financing statements in accordance with applicable state law to perfect the Transferor’s interest in the Receivables, the related security and their proceeds and the Transferor has filed one or more financing statements in accordance with applicable state law to perfect the Issuer’s interest in the Receivables, the related security, the Receivables Purchase Agreement and their proceeds. In addition, the Issuer has filed one or more financing statements in accordance with applicable state law to perfect the Indenture Trustee’s interest in the Receivables, the related security, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and their proceeds. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes” above in this prospectus and “Material Legal Aspects of the Receivables” below in this prospectus. At NMAC’s sole discretion, the security interests transferred to the Issuer in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. See “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this prospectus. Neither the Owner Trustee nor the Indenture Trustee is required to make periodic examinations of the Receivables transferred to the Issuer or any records relating to them.

Representations and Warranties of the Transferor

Representations as to Transferor and Agreement

      When the Issuer issues a series of Notes, the Transferor makes several representations and warranties to the Issuer in the Transfer and Servicing Agreement. These representations and warranties include, among others, the following:

•	the Transferor is duly formed and in good standing and has the authority to consummate the transactions contemplated in the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party;

•	the Transferor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which the Transferor is a party;

•	all required governmental approvals in connection with the Transferor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance have been obtained;

•	the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation, enforceable against the Transferor, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Transfer and Servicing Agreement constitutes a valid transfer and assignment to the Issuer of all of the Transferor’s rights in the Receivables and the related security, and the Issuer will have a first priority perfected ownership interest in those transferred assets other than as permitted under the Transfer and Servicing Agreement.

      If any representation or warranty described immediately above is breached and, as a result, the interests of Noteholders in the Receivables are materially and adversely affected, then any of the Owner Trustee, the Indenture Trustee or the holders of at least a majority of the principal balance of all of the Issuer’s outstanding series may give notice to the Transferor, and to the Owner Trustee, the Indenture Trustee and the Servicer, if given by the Noteholders, directing the Transferor to accept reassignment of all of the Receivables that it had transferred to the Issuer and to pay to the Collection Account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related Indenture Supplement. However, no reassignment or cash deposit will be required if within 30 days the relevant representation and warranty is then satisfied in all material respects and any material adverse effect resulting from the breach has been cured. The Transferor’s obligations to accept reassignment of all Receivables that it had transferred to the Issuer and to pay the cash deposit are the only remedies for any breach of the representations and warranties described above.

Representations as to Receivables, Related Security and Designated Accounts

      In the Transfer and Servicing Agreement, the Transferor makes several representations and warranties to the Issuer as to the Receivables and the related security and designated Accounts. These representations and warranties include the following:

•	as of the relevant cut-off date, the Transferor is transferring each Receivable and its related security to the Issuer free and clear of any liens (other than permitted liens, such as those of NMAC and third party creditors of dealers with respect to non-vehicle collateral) and has obtained all governmental consents required to transfer that Receivable and related security;

•	each designated Account is an Eligible Account at the time the Transferor designates that Account for the Issuer and as of each Series Cut-Off Date; and

•	as of the relevant cut-off date, each Receivable being transferred is an Eligible Receivable or an Ineligible Receivable arising in connection with an Eligible Account so long as (i) the Overcollateralization Amount for each series (or any incremental overcollateralization amount specified in the related prospectus supplement) is increased as specified in the related prospectus supplement, and (ii) after giving effect to such transfer, the Adjusted Pool Balance on such day, equals or exceeds the Required Participation Amount as of such day.

      If any representation or warranty described immediately above is not true and correct when made and such breach has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Transferor will be required to accept reassignment of the relevant Receivables within 30 days after the Transferor or the Servicer discovers the breach or receives written notice of the breach. If the breach relates to the eligibility of a designated Account, the Account will be redesignated and all the Receivables arising in connection with that Account, even those that are otherwise Eligible Receivables, will be deemed Ineligible Receivables and will be reassigned to the Transferor.

      In accepting reassignment of a Receivable as to which a representation or warranty is not true when made, the Transferor will direct the Servicer to deduct the principal amount thereof from the Pool Balance. If the deduction would cause the Adjusted Pool Balance on such day to fall below the Required Participation Amount as of such day, the Transferor is required to purchase additional Receivables and transfer them to the Issuer or deposit into the Excess Funding Account the Transferor Deposit Amounts representing such shortfall. Reassignment of such Receivables to the Transferor will not occur if the Transferor fails to transfer such additional Receivables or pay the related Transferor Deposit Amounts, in which case the principal balance of the related Receivables will not be deducted from the Pool Balance for purposes of determining whether the Pool Balance is below the Required Participation Amount and collections in respect of such Receivables will continue to be included in Interest Collections and Principal Collections. The reassignment of each Receivable as to which a representation or warranty is not true when made to the Transferor and the deposit of any funds into the Excess Funding Account are the only remedies for any breach of the representations and warranties concerning eligibility of Receivables.

Additional Representations and Warranties

      The prospectus supplement may specify additional representations and warranties made by the Transferor when your Notes are issued. The Indenture Trustee is not required to make periodic examinations of Receivables in the Trust Portfolio or any records relating to them. However, the Servicer will deliver to the Indenture Trustee once each year a certificate of an authorized officer of the Servicer affirming, among other things, that no further action is necessary to maintain the Issuer’s perfected security interest in the Receivables.

Subsequent Transferors

      Under the Transfer and Servicing Agreement, the Transferor may, from time to time, designate one or more of its affiliates as a subsequent transferor under the Transfer and Servicing Agreement. The Transfer and Servicing Agreement permits the designation of these subsequent transferors and the issuance of subsequent Transferor Interests without Noteholder consent so long as:

•	the subsequent transferor enters into a transfer and servicing agreement substantially similar to the Transfer and Servicing Agreement;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee a Required Federal Income Tax Opinion regarding the exchange;

•	such issuance will not result in any Significant Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate of the Transferor, dated the date of such surrender and exchange, to the effect that the Transferor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have a Significant Adverse Effect; and

•	the Rating Agency Condition has been satisfied.

Eligible Accounts

      Eligible Account is defined in the “Glossary of Principal Terms.” Under the Transfer and Servicing Agreement, the definition of Eligible Account may be changed by amendment to the agreement without the consent of the Noteholders if the Transferor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer of the Transferor to the effect that, in the reasonable belief of the Transferor, the amendment will not as of its date result in a Significant Adverse Effect, the Rating Agency Condition has been satisfied and the Transferor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion.

Additional Designated Accounts

      As described above under “The Trust Portfolio” in this prospectus, the Transferor has the right to designate, from time to time, Additional Accounts, which must be Eligible Accounts, to the Issuer. In certain cases, the Transferor is also required to designate Additional Accounts for the Issuer under the circumstances and in the amounts specified in the prospectus supplement. Upon designation of any Additional Accounts, the Transferor will transfer to the Issuer the Receivables arising in connection with such Additional Accounts, whether the Receivables are then existing or subsequently created. If (a) the aggregate number of Additional Accounts designated by the Transferor in any calendar quarter or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar quarter exceeds 10% of the number of all designated Accounts or 10% of the Receivables balance, respectively, as of the first day of such calendar quarter, or (b) the aggregate number of Additional Accounts designated by the Transferor in any calendar year or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar year exceeds 20% of the number of all designated Accounts or 20% of the Receivables balance, respectively, as of the first day of such calendar year, then the Rating Agency Condition must be satisfied with respect to such designations of Additional Accounts.

      Each Additional Account will be selected from Eligible Accounts in NMAC’s portfolio of U.S. wholesale accounts. However, it is possible that any Additional Accounts designated for the Issuer may not be of the same credit quality as those Accounts initially designated for the Issuer. Additional Accounts may have been originated by NMAC using credit criteria different from those applied by NMAC to the initial designated Accounts or may have been acquired by NMAC in the ordinary course of business from an institution with different credit criteria. If any Additional Account has been acquired by NMAC from a third party, the Rating Agency Condition must be satisfied.

      Additional Accounts designated for addition based on any requirement that the Transferor designate additional Accounts must satisfy all conditions specified in the Transfer and Servicing Agreement, including:

•	the Transferor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period a written addition notice specifying the Additional Cut-Off Date for the Additional Accounts and the applicable Addition Date;

•	the Transferor has delivered to the Owner Trustee within the prescribed time period:

(1)	a written assignment of the related Receivables that has been accepted and executed by the Issuer and the Servicer; and

(2)	an account schedule listing the Additional Accounts;

•	the Transferor has delivered to the Servicer all collections relating to the Additional Accounts since the Additional Cut-Off Date;

•	the Transferor has represented and warranted that:

(1)	each Additional Account is an Eligible Account as of the Additional Cut-Off Date;

(2)	no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Noteholders and any Series Enhancers were used in selecting the Additional Accounts;

(3)	the account schedule listing the Additional Accounts is true and correct in all material respects as of the Additional Cut-Off Date;

(4)	as of the date of the addition notice and the Addition Date, none of NMAC, the Transferor or the Servicer is insolvent or will be made insolvent by the transfer; and

(5)	the addition of the related Receivables will not, in the Transferor’s reasonable belief, cause an Early Amortization Event to occur;

•	the Transferor has delivered within the prescribed time period an officer’s certificate of the Transferor confirming that each of the above conditions has been satisfied; and

•	the Transferor has delivered to the Indenture Trustee within the prescribed time period reasonable evidence confirming the validity and perfection of the transfer of any Accounts included as Additional Accounts.

Redesignation of Accounts

Eligible Accounts

      The Transfer and Servicing Agreement permits the Transferor to redesignate Eligible Accounts and, in so doing, to either repurchase the outstanding related Receivables or to simply cease conveying to the Issuer Receivables arising in such Accounts after the related date of removal. The redesignation of Eligible Accounts may occur for various reasons. For example, the Transferor may determine that the Issuer owns more Receivables than the Transferor is obligated to retain in the Issuer and that the Transferor does not desire to obtain additional financing through the Issuer at that time. Any removal of Receivables through the redesignation of Accounts will reduce the Pool Balance, and accordingly, the Transferor Interest. In addition, any Redesignated Accounts may, individually or in the aggregate, be of higher or lower credit quality than the remaining Accounts designated for the Issuer.

      The Transferor’s right to redesignate Eligible Accounts and to remove all the related Receivables from the Issuer is subject to the conditions set forth in the Transfer and Servicing Agreement. These conditions include the following:

•	the Transferor has delivered to the Servicer (if the Servicer is not NMAC) on the Redesignation Date a written notice directing the Servicer to select for redesignation those Eligible Accounts whose Principal Receivables approximately equal the amount specified by the Transferor in such notice for removal from the Issuer on the Redesignation Date;

•	the Transferor (or the Servicer on its behalf) has delivered to the Owner Trustee within the prescribed time period an account schedule specifying the Redesignated Accounts and the outstanding balance of all receivables therein;

•	the Rating Agency Condition has been satisfied; and

•	the Transferor has represented and warranted that:

(1)	the redesignation will not, in the Transferor’s reasonable belief, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount;

(2)	no selection procedures reasonably believed by the Transferor to be materially adverse to the interests of the Noteholders, any Series Enhancers or the holders of the Transferor Interest were used in selecting the Redesignated Accounts; and

(3)	the account schedule listing the Redesignated Accounts is true and correct in all material respects as of the date of its delivery.

      In connection with the redesignation of Eligible Accounts, the Transferor will also covenant in the Transfer and Servicing Agreement that on or promptly following the applicable Redesignation Date:

•	the Transferor (or the Servicer on its behalf) will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancer a written notice specifying the Redesignation Date on which the related Receivables were removed from the Issuer; and

•	the Transferor will deliver an officer’s certificate confirming that each of the above conditions has been satisfied.

      If no Notes are outstanding, or the Accounts to be redesignated have been liquidated and have zero balances, then the foregoing requirements to deliver notices to the Series Enhancers will not apply.

      Beginning on the date of redesignation, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with a Redesignated Account. Unless such removal is accompanied by repurchase of the related outstanding Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such

Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor. After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Transferor a written reassignment of the related Receivables.

Ineligible Accounts

      On the date on which the Servicer’s records indicate that an Account has become an Ineligible Account, the Transferor will redesignate that Account and within the prescribed time period will:

•	deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a notice specifying the Redesignation Date; and

•	deliver to the Owner Trustee and Indenture Trustee an account schedule specifying the Redesignated Accounts, together with an officer’s certificate of the Transferor representing that such schedule is true and complete in all material respects as of the applicable Redesignation Date.

      Beginning on the date of redesignation, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with an ineligible Redesignated Account. Unless replacement Accounts and Receivables are being designated in connection with the removal of such Ineligible Accounts, any such removal will be accompanied by payment of any required Transferor Replacement Amount and may be accompanied by a repurchase of all related Receivables as described above under “— Eligible Accounts.” To the extent the related Receivables are not repurchased in connection with the redesignation of Ineligible Accounts, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor.

      After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Transferor a written reassignment of the related Receivables.

Servicing Compensation and Payment of Expenses

      The Servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the Issuer and the Receivables. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the related prospectus supplement. Each series’ servicing fee is payable periodically from Series Investor Available Interest Amounts and, if available, Shared Excess Interest Amounts and any other amounts available for such purpose pursuant to the related prospectus supplement. Neither the Issuer nor any Noteholder will be responsible for any servicing fee allocable to the Transferor Interest. The portion of the compensation and expense reimbursements owed to the Servicer that is allocated to the Transferor Interest will be payable from Interest Collections and Principal Collections allocated to the Transferor Interest as specified in the Trust Agreement. Each series’ servicing fee will be paid to the Servicer only to the extent that funds are available as described in the prospectus supplement for that series.

Collection and Other Servicing Procedures

      Under the Transfer and Servicing Agreement, the Servicer will service the Receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan Receivables that it services for its own account or for others and in accordance with the Floorplan Financing Agreements, except where the failure to comply will not materially and adversely affect the rights of the Issuer, the Noteholders or any Series Enhancers. Servicing activities performed by the Servicer include, among others, collecting and recording payments, making any required adjustments to the Receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Issuer include, among others, maintaining books and records relating to the Accounts and Receivables and preparing the periodic and annual statements described above under “Sources of Funds to Pay the Notes — Reports to Noteholders” in this prospectus and causing a firm of independent public accountants to prepare the annual report described below under “— Evidence as to Compliance” in this prospectus. In servicing the Receivables, the Servicer agrees that it may only change the terms relating to the Accounts designated for the Issuer if:

•	in the Servicer’s reasonable judgment, no Early Amortization Event will occur as a result of the change and none of the Noteholders or any Series Enhancer will be adversely affected;

•	the change is made applicable to the comparable segment of the portfolio of dealer floorplan accounts owned or serviced by the Servicer that are the same as, or substantially similar to, the Accounts designated for the Issuer; and

•	in the case of a reduction in the rate of interest charges assessed, the Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables (net of the applicable rate used to calculate the Servicing Fee) for any Collection Period being less than the weighted average of the sum of the Note Interest Rates (in the case of a Series with a fixed Note Interest Rate and a swap agreement, the floating rate payable by the Issuer under the swap agreement) and the applicable rate used to calculate the servicing fee for the related Interest Period (each such term as defined in the related Indenture Supplement); provided, that so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate will not be deemed to be a reduction in the rate of such interest charges; and provided further, that a reduction in the margin added to such Reference Rate to determine the interest charge would be a reduction in such interest charge.

Servicer Covenants

      In the Transfer and Servicing Agreement, the Servicer agrees that:

•	it will satisfy all of its obligations in connection with the Receivables and Accounts, will maintain in effect all qualifications required to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders, the holders of the Transferor Interest or any Series Enhancers;

•	it will not permit any rescission or cancellation of a Receivable, except as ordered by a court of competent jurisdiction or other government authority;

•	it will not do anything to impair the rights of the Noteholders, the holders of the Transferor Interest or any Series Enhancers in the Receivables;

•	it will not reschedule, revise or defer payments due on any Receivable, except in accordance with its guidelines for servicing dealer floorplan accounts; and

•	except for the liens permitted by the transaction documents, it will not sell, transfer or pledge to any other Person or permit the creation or existence of any lien on the Receivables transferred to the Issuer.

      If the Transferor or the Servicer discovers, or receives written notice, that any of the Servicer’s covenants set forth above has not been complied with in all material respects and such noncompliance has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Servicer will purchase that Receivable or all the Receivables in that Account, as applicable. The purchase will be made at the end of the 30-day cure period, and the Servicer will deposit into the Collection Account an amount equal to the amount of the affected Receivable or Receivables plus accrued and unpaid interest. This purchase by the Servicer constitutes the sole remedy available to the Noteholders in case of a breach by the Servicer of its covenants.

Matters Regarding the Servicer and Transferor

      The Servicer may not resign from its obligations and duties under the Transfer and Servicing Agreement, except:

•	upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the Servicer could take to make the performance of its duties permissible under applicable law; or

•	upon assumption of its obligations and duties by a successor in compliance with the requirements relating to the Servicer’s consolidation, merger or sale of its assets to another Person as described below in this section.

      If within 120 days of the determination that the Servicer is no longer permitted to act as servicer and the Indenture Trustee is unable to appoint a successor, the Indenture Trustee will act as servicer. The Indenture Trustee may, however, delegate any of its servicing obligations to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement, or later appoint a successor servicer. If the Indenture Trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables that satisfies the requirements set forth in the Transfer and Servicing Agreement.

      The Servicer may not resign until the Indenture Trustee or another successor has assumed the Servicer’s obligations and duties. The Servicer may, however, delegate certain of its servicing, collection, enforcement and administrative duties with respect to the Receivables and the Accounts to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement. The Servicer will remain liable for the performance of all such delegated duties.

      The Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Servicer’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Transferor will also indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Transferor’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Transferor’s indemnification obligation, however, will be subordinated to its other obligations and only paid to the extent funds are available. Neither the Servicer nor the Transferor, however, will indemnify the Issuer, the Owner Trustee or the Indenture Trustee for:

•	any loss arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

•	any costs or liabilities of the Issuer with respect to actions taken by the Owner Trustee or the Indenture Trustee at the request of Noteholders or any Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee has been indemnified by such Noteholders or Series Enhancers; or

•	any United States federal, state or local income or franchise taxes required to be paid by the Issuer or any Noteholder or Series Enhancer in connection with the Transfer and Servicing Agreement or the Indenture.

      Neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement. In addition, the Transfer and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Transfer and Servicing Agreement and that in its opinion may expose it to any expense or liability.

      The Transferor will be liable for all of its obligations, covenants, representations and warranties under the Transfer and Servicing Agreement. Neither the Transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement.

      The Trust Agreement provides that the Transferor may transfer its interest in all or a portion of the Transferor Interest by exchanging its Transferor Interest for a Supplemental Interest having terms defined in a supplement to the Trust Agreement. Before a Supplemental Interest is issued, the following must occur:

•	the Transferor has given notice of the exchange to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee an executed certificate supplement;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer to the effect that the Transferor reasonably believes the exchange will not have a Significant Adverse Effect;

•	the Transferor shall have delivered to the Owner Trustee and Indenture Trustee, with a copy to each Rating Agency, a Required Federal Income Tax Opinion;

•	the Adjusted Pool Balance must equal or exceed the Required Participation Amount on and after the date of the exchange; and

•	the satisfaction of any other conditions as may be specified in the prospectus supplement.

      The Transferor or the Servicer may consolidate with, merge into, or sell its assets to, another Person, in accordance with the Transfer and Servicing Agreement, and the surviving Person will be the successor to the Transferor or the Servicer, as the case may be, subject to various conditions, including:

•	execution of an agreement relating to the succession that supplements the Transfer and Servicing Agreement;

•	in the case of a succession relating to the Transferor:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement, and (b) a Required Federal Income Tax Opinion;

(2)	satisfaction of the Rating Agency Condition; and

(3)	any other conditions as may be specified in the prospectus supplement; and

•	in the case of a succession relating to the Servicer:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement and (b) a certificate of an authorized officer of the successor stating that it is eligible to act as servicer under the Transfer and Servicing Agreement;

(2)	delivery to each Rating Agency of a notice informing such Rating Agency of the succession; and

(3)	any other conditions as may be specified in the prospectus supplement.

Servicer Default

      The Transfer and Servicing Agreement specifies the duties and obligations of the Servicer. A failure by the Servicer to perform its duties or fulfill its obligations can result in a Servicer Default. For any series of Notes, Servicer Defaults will include the items specified in the definition of Servicer Default in the “Glossary of Principal Terms” and any additional items specified in the related Indenture Supplement and prospectus supplement.

      The occurrence of any event comprising a Servicer Default will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the Transfer and Servicing Agreement. The Servicer will be required to provide the Indenture Trustee, the Owner Trustee, the Transferor, any Series Enhancer and each Rating Agency with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

      If a Servicer Default occurs, for as long as it has not been remedied, the Indenture Trustee or the holders of at least a majority of the outstanding principal amount of all of the Issuer’s outstanding Notes of all series may, by notice to the Servicer and the Owner Trustee, and to the Indenture Trustee if given by the Noteholders, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement and the Indenture Trustee may appoint a new servicer. The Indenture Trustee will as promptly as possible appoint an eligible successor to the Servicer. If no successor has been appointed or has accepted the appointment by the time the Servicer ceases to act as servicer, the Indenture Trustee will automatically become the successor. If the Indenture Trustee is unable to obtain bids from eligible servicers and the Servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default that gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as successor, then the Indenture Trustee will give the Transferor a right of first refusal to purchase the interests of the Noteholders in the Issuer on the Payment Date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related Indenture Supplement.

      The rights and obligations of the Transferor under the Transfer and Servicing Agreement will be unaffected by any change in the servicer. In the event of the bankruptcy of the Servicer, the bankruptcy court may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor servicer.

Evidence of Compliance

      As required by the Transfer and Servicing Agreement, the Servicer will engage a firm of independent certified public accountants to furnish to the Indenture Trustee, the Owner Trustee and each Series Enhancer within 90 days after the end of each fiscal year for the Servicer, a report relating to the servicing of NMAC’s portfolio of dealer floorplan Receivables. In each such report, the accounting firm will certify that it has audited the financial statements of the Servicer in accordance with generally accepted auditing standards and, except as set forth in the report, disclosed no exceptions or errors in the Servicer’s records relating to the dealer floorplan Receivables that it services. These accountants will not be prohibited from rendering other services to the Servicer or the Transferor.

      In addition, the Servicer must also deliver to the Indenture Trustee and the Owner Trustee on or before the last day of the third month after the end of each fiscal year of the Servicer a statement signed by an officer of the Servicer certifying that, to the best of such officer’s knowledge, the Servicer has fulfilled in all material respects its obligations under the Transfer and Servicing Agreement throughout the prior calendar year (or such shorter period, as may be applicable) or, if there has been a material default in the fulfillment of any of these obligations, such statement will specify the nature and status of the default.

      Noteholders may obtain copies of certain statements, certificates and reports furnished to the Indenture Trustee by written request to the Indenture Trustee.

Amendments and Waivers

      The Transfer and Servicing Agreement may be amended by the Transferor, the Servicer and the Owner Trustee, on behalf of the Issuer, without the consent of the Noteholders of any series, on the following conditions:

•	the Transferor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer stating that, in the Transferor’s reasonable belief, the amendment will not have a Significant Adverse Effect;

•	satisfaction of the Rating Agency Condition; and

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion.

      The Transfer and Servicing Agreement may also be amended by the Servicer, the Transferor and the Owner Trustee, on behalf of the Issuer, without the consent of any Noteholders and with prior notice to each Rating Agency, in order to cure any ambiguity, to correct or supplement any provision in the Transfer and Servicing Agreement that may be inconsistent with any other provision in the Transfer and Servicing Agreement or to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement so long as a final copy of such amendment is delivered to each Rating Agency and such amendment will not have a Significant Adverse Effect.

      The Transfer and Servicing Agreement may also be amended by the Servicer and the Owner Trustee at the direction of the Transferor, without the consent of the Noteholders of any series or the Series Enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuer or any portion of the Issuer to:

•	qualify as, and to permit an election to be made for the Issuer to be treated as, a “financial asset securitization investment trust” under the Code; and

•	avoid the imposition of state or local income or franchise taxes on the Issuer’s property or its income.

      The following conditions apply for the amendments described in this paragraph:

•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the Transfer and Servicing Agreement applicable to the amendment have been met;

•	satisfaction of the Rating Agency Condition;

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Transfer and Servicing Agreement.

      The Transfer and Servicing Agreement may also be amended by the Transferor, the Servicer and the Owner Trustee, on behalf of the Issuer, with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series adversely affected by the amendment and satisfaction of the Rating Agency

Condition, provided, that the Transferor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion. Even with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series adversely affected, no amendment may be made without the consent of each affected Noteholder if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

•	changes the manner of calculating the interests of any Noteholder in the Trust Assets; or

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment.

      The holders of at least 66 2/3% of the outstanding principal amount of the Notes of each series, or, if a series has more than one class, 66 2/3% of each class (or, if the default does not relate to all series, 66 2/3% of the outstanding principal amount of each affected series, or, if an affected series has more than one class, 66 2/3% of each class) may waive defaults by the Transferor or Servicer in the performance of their obligations under the Transfer and Servicing Agreement.

Description of the Receivables Purchase Agreement

      A form of the Receivables Purchase Agreement between NMAC and the Transferor, pursuant to which NMAC sells Receivables and related security to the Transferor, has been filed as an exhibit to the registration statement of which this prospectus forms a part. If more than one entity will transfer Receivables to the Issuer, then each such entity will enter into a separate Receivables Purchase Agreement with NMAC containing substantially the same terms as the form of Receivables Purchase Agreement filed as an exhibit to the registration statement. The following summarizes the material terms of the Receivables Purchase Agreement.

Sale of Receivables

      Pursuant to the Receivables Purchase Agreement, NMAC (i) sells to the Transferor all of its right, title and interest in all the Receivables covered under that agreement, together with all related security, including NMAC’s interest in the security interests granted by the dealers in the related vehicles, the security interest in NMAC’s right to amounts on deposit in the Cash Management Account and any subordinated security interest in other collateral and NMAC’s rights under, as applicable, the sales and service agreement between the related dealers and NNA, NMAC’s rights under intercreditor agreements with third-party creditors of dealers with respect to the designated Accounts, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, and the Floorplan Financing Agreement between NMAC and the related dealers, and proceeds of the foregoing and (ii) is obligated to enforce, on behalf of the Transferor (and its successors and assigns), the Receivables and all rights sold to the Transferor under the foregoing agreements. Under the Transfer and Servicing Agreement, the Transferor, in turn, transfers its right, title and interest in the Receivables Purchase Agreement relating to the Receivables, and all of the property and rights acquired under that agreement, to the Issuer.

      In addition to the foregoing, pursuant to the Receivables Purchase Agreement, NMAC is obligated to transfer to the Transferor (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a dealer’s principal balance of Receivables and (ii) any other amounts credited to the Cash Management Account which are applied to reduce a dealer’s principal balance of Receivables. NMAC is also obligated to pay to the Transferor (i) an amount equal to any and all reductions to the principal balance of any Receivable resulting from a dealer rebate, billing error, returned merchandise and certain other similar noncash items, such payment to be made on the date such adjustment is made or occurs and (ii) all amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a dealer termination.

      In connection with the sale of the Receivables to the Transferor, NMAC indicates in its computer files that the Receivables have been sold to the Transferor, and that they have been transferred in turn by the Transferor to the Issuer. NMAC provided the Transferor with a list showing all the Accounts transferred, identifying the account numbers and the balances of the Receivables related to such Accounts as of the Series Cut-Off Date for the first series issued by the Issuer, and at the time NMAC transfers any Additional Accounts to the Transferor, NMAC will provide the Transferor with a new account schedule specifying the Additional Accounts, their account numbers and outstanding principal amounts as of the applicable Additional Cut-off Date. The records and agreements relating to the Accounts and Receivables will not be segregated by NMAC from other documents and agreements relating to other accounts and receivables not relating to the Issuer and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor. However, the computer records of NMAC will be marked to evidence these sales. NMAC has filed UCC financing statements with respect to the Receivables meeting the requirements of applicable state law. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes” and “Material Legal Aspects of the Receivables — Transfer of Receivables” in this prospectus.

Representations and Warranties

      Under the Receivables Purchase Agreement, NMAC makes the representations and warranties listed below to the Transferor as of the Series Issuance Date for each series of Notes issued by the Issuer:

•	NMAC was duly formed and is in good standing and has the authority to consummate the transactions contemplated in the Receivables Purchase Agreement;

•	NMAC’s execution and delivery of the Receivables Purchase Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which NMAC is a party;

•	all required governmental approvals in connection with NMAC’s execution and delivery of the Receivables Purchase Agreement have been obtained;

•	the Receivables Purchase Agreement constitutes a legal, valid and binding obligation, enforceable against NMAC, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to the Transferor of all of NMAC’s rights in the Receivables and the related security and the Transferor will have a first priority perfected ownership interest in those transferred assets, except as permitted under the Receivables Purchase Agreement.

      If, as a result of a breach of a representation or warranty set forth in this paragraph, the Transferor is required to accept reassignment to it of any Receivables under the Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables from the Transferor on the reassignment date. The purchase price of the Receivables will be the amount required to be paid by the Transferor under the Transfer and Servicing Agreement.

      In addition, NMAC makes the following representations and warranties to the Transferor as of the Series Issuance Date for each series of Notes issued by the Issuer:

•	at the time of transfer, NMAC is selling each Receivable and its related security to the Transferor free and clear of any liens, except as permitted under the Receivables Purchase Agreement, and has obtained all governmental consents required to sell that Receivable and related security;

•	each designated Account is an Eligible Account at the time NMAC designates that Account under the Receivables Purchase Agreement and as of each Series Cut-Off Date; and

•	at the time of transfer, each Receivable being sold is an Eligible Receivable or, if the related prospectus supplement permits, an Ineligible Receivable arising in connection with an Eligible Account.

      If, as a result of a breach of a representation or warranty set forth in the preceding paragraph, the Transferor is required to accept reassignment to it of the affected Receivables pursuant to the applicable Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables for cash in an amount equal to the amount the Transferor is required to pay under the Transfer and Servicing Agreement.

      NMAC agrees to indemnify the Transferor against any and all losses, damages and expenses (including reasonable attorneys’ fees) incurred by the Transferor if the foregoing representations and warranties are materially false or as a result of NMAC’s actions or omissions in connection with the Receivables Purchase Agreement. NMAC will not indemnify the Transferor for any losses arising from the Transferor’s fraud, gross negligence or willful misconduct.

Certain Covenants

      In the Receivables Purchase Agreement, NMAC covenants to perform its servicing obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures and the Floorplan Financing Agreements governing the Receivables, except to the extent any failure to so comply will not have a material adverse effect on the Transferor, the Issuer, the Noteholders or any Series Enhancers.

      NMAC covenants further that, except for the sale of Receivables under the Receivables Purchase Agreement and the interests created under the Transfer and Servicing Agreement, it will not sell, pledge, assign or transfer any interest in the Receivables to any other Person. NMAC also covenants to defend the right, title and interests of the Transferor, the Issuer and the Indenture Trustee in and to the Receivables and the related security.

      NMAC subordinates its interests in all vehicles that secure Receivables to the interests of the Issuer and the Indenture Trustee therein, and agrees not to foreclose or otherwise realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated Accounts other than the related Receivable until the Issuer has fully realized on its security interest in that Receivable. See “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this prospectus.

      In addition, NMAC expressly acknowledges and consents to the assignment to the Issuer of the Transferor’s rights relating to the Receivables sold under the Receivables Purchase Agreement.

Amendments

      The Receivables Purchase Agreement may be amended by the Transferor and NMAC without the consent of the Noteholders of any series, as long as such amendment does not adversely affect in any material respect the interests of any Noteholder, which may be evidenced by:

•	satisfaction of the Rating Agency Condition; or

•	the delivery by NMAC to the Owner Trustee and the Indenture Trustee of an opinion of counsel confirming that the amendment will not have an adverse effect in any material respect on the interests of the Noteholders.

      The Receivable Purchase Agreement may also be amended by the Transferor and NMAC with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected by the amendment and satisfaction of the Rating Agency Condition. Even with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected, no amendment may be made if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

•	changes the manner of calculating the interests of the Noteholder of any series, without the consent of each affected Noteholder;

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment, without the consent of each affected Noteholder; or

•	adversely affects the rating of any series or class by each Rating Agency, without the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each affected series or class.

Termination

      The Receivables Purchase Agreement will terminate immediately after the Issuer terminates. In addition, if NMAC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, except for a proceeding commenced or consented to by NMAC, if such proceeding is not dismissed within 60 days of its institution, NMAC will immediately cease to sell or transfer Receivables to the Transferor and will promptly give the Transferor, the Owner Trustee and the Indenture Trustee notice of such event.

Description of the Hedge Agreement

      Unless otherwise provided, as used herein, “Hedge Agreement” means either a Swap Agreement or a Cap Agreement, and “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider. The following summary describes certain terms of a Hedge Agreement that the Issuer or the Indenture Trustee may enter into in order to reduce currency and/or interest rate risks for a specific series or class of Notes. The provisions of any particular Hedge Agreement may differ from those described in this section and will be more fully described in the related prospectus supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Hedge Agreement that is entered into by the Issuer or the Indenture Trustee.

Payments Under The Hedge Agreement

      As specified in the related prospectus supplement, on the related Series Issuance Date the Issuer or the Indenture Trustee may enter into a Cap Agreement or Swap Agreement with a Cap Provider or Swap Counterparty.

      Swap Agreement. Under a Swap Agreement, the Issuer or Indenture Trustee (from amounts allocated to the relevant series or class of Notes) will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Payment Date under the Swap Agreement, and the Swap Counterparty will generally pay to the Issuer or Indenture Trustee amounts equal to the interest or principal payable on the relevant Notes.

      If so specified in the related prospectus supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Issuer or Indenture Trustee to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Notes on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified Payment Date, amounts are available and are paid by the Issuer or Indenture Trustee to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Notes on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

      The Issuer or Indenture Trustee generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, holders of Notes generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

      Unless the Swap Agreement is terminated early as described under “— Early Termination of Hedge Agreement,” the Swap Agreement will terminate on the earlier of (i) the Final Maturity Date of the related Notes, and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

      Cap Agreement. Under a Cap Agreement, generally, if a specified interest rate related to any Payment Date exceeds the cap rate (the “Cap Rate”) specified in the related prospectus supplement, the Cap Provider may be required to pay to the Issuer or Indenture Trustee an amount equal to the product of:

•	the specified interest rate for the related Payment Date minus the Cap Rate,

•	the notional amount of the cap, which may be equal to the total outstanding principal amount of the relevant Notes on the first day of the accrual period related to such Payment Date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Series Issuance Date, to but excluding the first Payment Date, and the denominator of which is 360 or 365, as specified in the applicable prospectus supplement.

      Unless the Cap Agreement is terminated early as described below under “ — Early Termination of Hedge Agreement,” the Cap Agreement will terminate, with respect to the relevant Notes, on the earlier of (x) the Expected Final Payment Date of the relevant Notes, and (y) the date on which the outstanding principal amount of the relevant Notes has been reduced to zero.

Conditions Precedent

      With respect to a Swap Agreement, the respective obligations of the Swap Counterparty and the Issuer or Indenture Trustee to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Hedge Event of Default or event that with the giving of notice or lapse of time or both would become a Hedge Event of Default shall have occurred and be continuing, and (ii) no Early Termination Date (as defined in the Hedge Agreement) shall have occurred or been effectively designated. With respect to the Cap Agreement, the obligations of the Cap Provider to pay certain amounts due under the Cap Agreement will be subject to the condition precedent that no Early Termination Date (as defined in the Hedge Agreement) shall have occurred or been effectively designated.

Defaults Under the Hedge Agreement

      Unless otherwise specified in the related prospectus supplement, Hedge Events of Default generally will be limited to those specified in the definition thereof appearing in the “Glossary of Principal Terms.”

Termination Events

      Unless otherwise specified in the related prospectus supplement, Hedge Termination Event generally will be limited to those specified in the definition thereof appearing in the “Glossary of Principal Terms” in this prospectus.

Early Termination of Hedge Agreement

      Upon the occurrence of any Hedge Event of Default under the Hedge Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Hedge Agreement). A Hedge Agreement will terminate on an Early Termination Date. With respect to Hedge Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Hedge Agreement with respect to each such termination event) and will occur only upon notice and, in certain cases, after the party causing the termination event has used reasonable efforts to transfer its rights and obligations under such Hedge Agreement to a related entity within a limited period after notice has been given of the termination event, all as set forth in the Hedge Agreement.

      Upon any termination of a Hedge Agreement following the occurrence of a Hedge Termination Event, the Issuer or Indenture Trustee on behalf of the applicable Noteholders (under a Swap Agreement only, and only from amounts allocable to the related series or class of Notes on the one hand) or the Hedge Counterparty may be liable to make a termination payment to the other party (regardless, if applicable, of which party may have caused such termination). Such termination payment will be calculated on the basis that the Issuer or Indenture Trustee, on behalf of the related Noteholders, is the Affected Party (as defined in the Hedge Agreement), subject to certain exceptions. Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.

      The prospectus supplement will specify whether the defaulting party will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Hedge Event of Default or Hedge Termination Event.

      Generally, if a Hedge Agreement is terminated upon a Hedge Termination Event, the principal of each class of Notes will become immediately payable. In any such event, the ability to pay interest on and/or principal of each class of Notes will depend in part on the amount of the swap termination payment, if any, that may be due to the Swap Counterparty or from the Swap Counterparty under the Swap Agreement, or, in the case of the termination of a Cap Agreement, the amount of the cap termination payment, if any, that may be due from the Cap Provider under the Cap Agreement. In the case of such termination of the Hedge Agreement, the claims of the Swap Counterparty in respect of such net proceeds generally will rank higher in priority than the claims of the relevant Notes.

      If a Hedge Agreement is so terminated and the related Notes remain outstanding, such Notes will not be protected from the interest rate or currency fluctuations, as applicable, hedged by the Hedge Agreement, and payments to the related Noteholders may be adversely affected.

Taxation

      Generally, neither party to a Hedge Agreement will be obligated to gross up payments due from them if withholding taxes are imposed on payments made under the Hedge Agreement.

      With respect to a Swap Agreement, if any withholding or similar tax is imposed on payments to the Swap Counterparty, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. If the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts but the Issuer’s payment obligations to the Swap Counterparty under the Swap Agreement will remain the same.

      With respect to a Cap Agreement, if the Cap Provider is required to withhold amounts from payments by the Cap Provider under the Cap Agreement, the payment obligations will be reduced by such amounts and the Issuer’s payment obligations, if any, to the Cap Provider under the Cap Agreement will remain the same.

      In any of these events, payments on the related Notes may be subject to reduction in proportion to the amount so deducted or withheld.

Assignment

      Except as provided below, neither party to a Hedge Agreement will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests thereunder. A Hedge Counterparty may transfer the Hedge Agreement to another party on 10 business days’ prior written notice, provided that (i) such notice will be accompanied by a guarantee by the Hedge Counterparty of such transferee’s obligations in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer, and (iv) the then current ratings of any Note is not adversely affected as a result of such transfer.

      In addition, if the debt rating of a Hedge Counterparty is reduced to a level below that specified in the related prospectus supplement, the Hedge Counterparty generally may assign the Hedge Agreement to another party (or otherwise obtain a replacement hedge agreement on substantially the same terms as the Hedge Agreement) and thereby be released from its obligations under the Hedge Agreement; provided that (i) the new hedge counterparty by a written instrument accepts all of the obligations of the Hedge Counterparty under the Hedge Agreement to the reasonable satisfaction of the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as at the date of such transfer the new hedge counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer, and (iv) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by any Rating Agency to the Notes at the time of such reduction of the rating of the Hedge Counterparty’s long-term debt.

      Any cost of such transfer or replacement will be borne by the Hedge Counterparty or the new hedge counterparty and not by the Issuer, Owner Trustee or Indenture Trustee; provided, however that the Hedge Counterparty shall not be required to make any payment to the new hedge counterparty to obtain an assignment or replacement swap or cap.

      The Hedge Counterparty shall have no obligation to assign the Hedge Agreement or obtain a replacement hedge agreement in the event of a ratings downgrade and neither the Issuer nor the Indenture Trustee, as the case may be, nor the Noteholders will have any remedy against the Hedge Counterparty if the Hedge Counterparty fails to make such an assignment or obtain a replacement hedge agreement. If a Hedge Counterparty does not elect to assign the Hedge Agreement or obtain a replacement hedge agreement, the Hedge Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to each Rating Agency, in each case such that the ratings of the Notes will not be downgraded, modified or withdrawn.

Modification and Amendment of the Hedge Agreement

      The Owner Trustee or Indenture Trustee, as the case may be, will be authorized to enter into any amendment of a Hedge Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein that may be inconsistent with any other provision therein or with such agreement, or (iii) to add any other provisions with respect to matters or questions arising under the Hedge Agreement; provided, in the case of clause (iii) that such amendment will not adversely affect in any material respect the interests of any Noteholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the Owner Trustee or Indenture Trustee, as the case may be, the Rating Agency Condition is satisfied.

Governing Law

      Each Hedge Agreement will be governed by and construed in accordance with the laws of the State of New York.

Material Legal Aspects of the Receivables

Transfer of Receivables

      NMAC has sold, and continues to sell, the Receivables to the Transferor, and the Transferor in turn has transferred, and will continue to transfer, the Receivables to the Issuer. Each of NMAC and the Transferor represents and warrants on each Series Issuance Date that:

•	its transfer to the Transferor or to the Issuer, as the case may be, constitutes a valid transfer and assignment of all of its right, title and interest in the Receivables and related security; and

•	under the UCC (as in effect in each applicable jurisdiction), the transferee has:

(1)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time the Receivables are sold and assigned or transferred or at the date of addition of any Additional Accounts, and

(2)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter, in existence at and after their creation.

      Nonetheless, each such transfer of Receivables could be deemed to create a security interest under the UCC. For a discussion of the Issuer’s rights arising from these representations and warranties not being satisfied, see “Description of the Transfer and Servicing Agreement” above in this prospectus.

      NMAC and the Transferor represent that the Receivables are “chattel paper” or “accounts” for purposes of the UCC as in effect in each applicable jurisdiction. To the extent the Receivables are deemed to be chattel paper or accounts and the transfer of the Receivables by NMAC to the Transferor or by the Transferor to the Issuer is deemed to be a sale or to create a security interest, then the UCC as in effect in each applicable jurisdiction will apply and the transferee must file appropriate financing statements (or as an alternative in the case of chattel paper, take possession thereof) in order to perfect its interest in the Receivables. Both the Transferor and the Issuer have filed financing statements covering the Receivables under the UCC as in effect in each applicable jurisdiction in order to perfect their respective interests in the Receivables and they will file continuation statements as required to continue the perfection of their interests. However, the Receivables will not be stamped to indicate the interest of the Transferor or the Indenture Trustee.

      Under the UCC and applicable federal law, there are certain limited circumstances in which prior or subsequent transferees of Receivables could have an interest that has priority over the Issuer’s interest in the Receivables. A purchaser of the Receivables who gives new value and takes possession of the instruments that evidence the Receivables (i.e., the chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the Issuer in the Receivables. A tax or other government lien on property of NMAC or the Transferor that arose before the time a Receivable is conveyed to the Issuer may also have priority over the interest of the Issuer in that Receivable. Under the Receivables Purchase Agreement, NMAC represents to the Transferor, and under the Transfer and Servicing Agreement the Transferor warrants to the Issuer, that the Receivables have been transferred free and clear of the lien of any third party. NMAC and the Transferor also covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described above under “Description of the Transfer and Servicing Agreement — Matters Regarding the Servicer and Transferor” in this prospectus, on the Transferor Interest other than to the Issuer. In addition, so long as NMAC is the Servicer, collections on the Receivables may, under certain circumstances, be commingled with NMAC’s own funds before each Payment Date and, in the event of the bankruptcy of NMAC, the Issuer may not have a perfected security interest in these collections.

Matters Relating to Bankruptcy

      In the Receivables Purchase Agreement, NMAC represents and warrants to the Transferor that its sale of the Receivables to the Transferor is a valid sale. In addition, NMAC and the Transferor agree to treat the transactions described in this prospectus as a sale of the Receivables to the Transferor. NMAC has taken, and will continue to take, all actions that are required under California law to perfect the Transferor’s ownership interest in the Receivables. Nonetheless, if NMAC were to become a debtor in a bankruptcy case and a creditor or a trustee in bankruptcy were to take the position that the sale of Receivables from NMAC to the Transferor should be recharacterized as a pledge of the Receivables by NMAC to secure a borrowing from the Transferor, then delays in payments of collections on the Receivables to the Transferor could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee, debtor in possession or creditor, reductions in the amount of payments of collections on the Receivables to the Transferor could result.

      In addition, if NMAC were to become a debtor in a bankruptcy case and one of its creditors or the trustee-in-bankruptcy or NMAC itself were to request a court to order that NMAC should be substantively consolidated with the Transferor, delays in payments on the Notes could result. In that situation, if the bankruptcy court rule were to rule in favor of the creditor, trustee-in-bankruptcy or NMAC, reductions in such payments to the Noteholders could result.

      In the Transfer and Servicing Agreement, the Transferor represents and warrants to the Issuer that the transfer of the Receivables to the Issuer is a valid transfer of the Receivables to the Issuer. The Transferor has taken, and will continue to take, all actions that are required under Delaware law to perfect the Issuer’s interest in the Receivables and the Transferor represents and warrants that the Issuer will at all times have a first priority perfected ownership interest in the Receivables and, with certain exceptions, the proceeds of the Receivables. Nonetheless, a tax or government lien on property of NMAC or the Transferor that arose before the time a Receivable is transferred to the Issuer may have priority over the Issuer’s interest in that Receivable.

      The organization documents under which the Transferor was established provide that it is required to have at least one “independent” member having at least two “independent” directors and the affirmative vote of its independent member is required in order for a voluntary application for relief under the federal bankruptcy code to be filed. Under the Transfer and Servicing Agreement, NMAC, the Owner Trustee, all the holders of the Transferor Interest and any Series Enhancers providers covenant that at no time will they institute any bankruptcy, reorganization or other proceedings against the Transferor under any federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid the Transferor becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the Transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to argue that the transfer of the Receivables by the Transferor to the Issuer should be recharacterized as a pledge of the Receivables, then delays in payments on the Notes could occur. In addition, should the court rule in favor of the bankruptcy trustee, debtor in possession or creditor, reductions in the amount of payments to Noteholders could result.

      If NMAC or the Transferor were to become a debtor in a bankruptcy case, the transfer of new Receivables to the Transferor would be prohibited under the Receivables Purchase Agreement and only collections on Receivables previously sold to the Transferor and transferred to the Issuer would be available to pay interest on and principal of the Notes.

      Under these circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter this allocation method, the rate and amount of payments on the Notes might be adversely affected.

      In addition, if NMAC were to become a debtor in a bankruptcy case, NMAC may not be able to satisfy its obligation to pay over amounts received upon the exercise of its right, under a cash management agreement between NMAC and a dealer, to set-off against such dealer’s principal balance of Receivables the amounts on deposit in a Cash Management Account of such dealer or to pay over other amounts credited to the Cash Management Account which are applied to reduce a dealer’s principal balance of Receivables.

      The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default that, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the trustee or the Noteholders from appointing a successor servicer.

      Payments made by NMAC or the Transferor to repurchase Receivables pursuant to the Receivables Purchase Agreement and the Transfer and Servicing Agreement, respectively, may be recoverable by NMAC or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of NMAC or of the Transferor as a preferential transfer from NMAC or the Transferor if the payments were made within one year before the filing of a bankruptcy case in respect of NMAC or the Transferor and certain other conditions are satisfied.

Material Federal Income Tax Consequences

General

      The following is a summary of certain material U.S. federal income tax consequences resulting from the purchase, ownership and disposition of the Notes offered by this prospectus to “U.S. Holders” and “non-U.S. Holders” (as described below) who have acquired their Notes upon original issuance at their initial offering price. Except where noted, this summary deals only with Notes that are held as capital assets, and does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax exempt organizations, persons holding Notes as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected the mark-to-market method of accounting for securities, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar or persons who purchased the Notes subsequent to the initial offering at a price different from the initial offering price.

      The discussion below is based upon the provisions of the Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and judicial decisions, all as currently in effect. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

      This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or the Noteholders. Persons considering the acquisition of Notes are urged to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

      A “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is either a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial owner of a Note that is not a U.S. Holder.

      If an entity treated as a partnership for U.S. tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that holds the Notes should consult their own tax advisors.

Tax Characterization of the Issuer

      O’Melveny & Myers LLP, counsel to the Issuer, has advised that, in its opinion, under existing law and assuming compliance by all parties with the Indenture and all other documents relating to the issuance of the Notes, for U.S. federal income tax purposes the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation.

      However, such counsel’s opinion is not binding on the IRS. For example, the IRS may be able to assert that the Notes constitute equity, rather than indebtedness, for U.S. federal income tax purposes. If the Notes are classified as equity rather than indebtedness for U.S. federal income tax purposes, and if the Notes are deemed to be “publicly traded” as defined under the Code, the Issuer may be classified as a publicly traded partnership. As a publicly traded partnership, the Issuer may become subject to U.S. federal income tax as a corporation, which may materially adversely affect the Issuer’s ability to make payments on the Notes. Any payments made to Noteholders in such event would be treated, first, as taxable dividend income to the extent of the Issuer’s accumulated and current earnings and profits, next as a return of the Noteholders’ basis in their Notes to the extent thereof, and thereafter as taxable capital gain. Moreover, except to the extent that an applicable treaty provides otherwise, payments to non-U.S. Holders of Notes in such event generally would be subject to U.S. federal tax withholding at a 30% rate.

      Even if the Notes of a particular series or class are properly characterized as debt, the Issuer is also able to issue other series or classes of Notes which may be treated as debt or equity interests in the Issuer. The issuance of such additional Notes requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. However, any new opinion also is not binding on the IRS, and the Issuer could become taxable as a corporation as a result of the issuance of such additional Notes, thereby also potentially diminishing cash available to make payments on the previously issued Notes.

Tax Characterization and Treatment of the Notes

Treatment of the Notes as Indebtedness

      O’Melveny & Myers LLP, counsel to the Issuer, has advised that, in its opinion, under existing law and assuming compliance by all parties with the Indenture and all other documents relating to the issuance of the Notes, for U.S. federal income tax purposes the Notes will be treated as indebtedness.

      Pursuant to the Indenture and related transaction documents, the Issuer and the Indenture Trustee agree, and the Noteholders and each U.S. Holder and non-U.S. Holder, by acceptance of their Notes, will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes. It is assumed for the remainder of this discussion that the Notes are treated as indebtedness for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders of Notes

      Treatment of Stated Interest. Assuming the Notes are not issued with original issue discount or OID, the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder’s method of tax accounting for U.S. federal income tax purposes. Interest received on a Note may constitute “investment income” for purposes of some provisions in the Code limiting the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of Notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note’s “stated redemption price at maturity” is the total of all payments required to be made under the Note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nonetheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed “qualified stated interest” if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of Notes has OID.

      If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation a Noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a Note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

      A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a “Short-Term Note”) will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the Note as inventory;

•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

      A holder of a Short-Term Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

      A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

      Sale, Exchange and Retirement of Notes. When a U.S. Holder sells, exchanges, retires or otherwise disposes of a Note, capital gain or loss will be recognized by the U.S. Holder equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (not including an amount equal to any accrued but unpaid interest, which will be taxable as such to U.S. Holders if not previously included into income) and the adjusted tax basis of the Note. For this purpose, a defeasance of a Note may be treated as a deemed taxable sale or exchange. A U.S. Holder’s adjusted tax basis for a Note generally will equal the holder’s cost for the Note, increased by any OID and market discount previously included by such holder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such holder with respect to such Note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses recognized by U.S. Holders is subject to limitations.

      Notes Subject to Contingency. The U.S. federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The U.S. federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the related prospectus supplement.

Tax Consequences to Non-U.S. Holders of Offered Notes

      Payments of Interest. With respect to non-U.S. Holders that are not engaged in a U.S. trade or business, the U.S. federal withholding tax will not apply to any payment of interest on the Notes provided that: (i) the non-U.S. Holder does not actually, or constructively, own 10% or more of the Issuer’s capital and profits within the meaning of section 871(h)(3) of the Code and applicable Treasury Regulations; (ii) the non-U.S. Holder is not a controlled foreign corporation (within the meaning of section 957(a) of the Code) that is “related” to the Issuer through stock or interest ownership; (iii) the non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and (iv) either (a) the non-U.S. Holder provides his, her or its name and address on a fully completed and executed IRS Form W-8BEN or successor form before the time of a payment on the Notes or (b) the non-U.S. Holder holds the Notes through certain foreign intermediaries and in either case the certification requirements of applicable Treasury Regulations are satisfied. Special certification rules apply to certain non-U.S. Holders that are entities (including entities treated for U.S. federal income tax purposes as pass-through entities) rather than individuals.

      If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, may be subject to U.S. federal income tax on such interest, less any deductions allowed against such income, at rates applicable to U.S. persons. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, on its net effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the Notes will be included in earnings and profits.

      Sale, Exchange and Retirement of Offered Notes. Any gain that a non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income or withholding tax if (i) such gain is not effectively connected with a U.S. trade or business of such non-U.S. Holder and (ii), in the case of an individual, such non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are satisfied.

Information Reporting and Backup Withholding

      Where required, the Issuer will report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments.

      A U.S. Holder may be subject to backup withholding tax (at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange, retirement or other disposition of Notes unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9, and, in either case, the U.S. Holder otherwise complies with the requirements of the backup withholding rules.

      Non-U.S. Holders who have provided the form and certifications mentioned under the heading “Tax Consequences to Non-U.S. Holders of Offered Notes — Payments of Interest,” above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither the Issuer nor its agent has actual knowledge or reason to know that any information in that form or those certifications is unreliable or that the conditions of the exemption are in fact not satisfied. Amounts paid to non-U.S. Holders will, however, be subject to information reporting by the Issuer or its agents.

      Payments of the proceeds from the sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business; or

•	a foreign partnership with specified connections to the United States.

      Payment of the proceeds from a sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder in question certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

      THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

State and Local Tax Consequences

      In addition to the federal income tax considerations described above under “Material Federal Income Tax Considerations” in this prospectus, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the Notes. The activities of servicing and collecting the Receivables will be undertaken by the Servicer, which is a California corporation. Because of the variation in each state’s tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to Noteholders in all of the state taxing jurisdictions in which they are subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA Considerations

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with Persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. ERISA also imposes duties on Persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any Person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those Persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the identity of the plan fiduciary making the decision to acquire such Notes and the circumstances of the transaction. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager,” and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.” Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

      Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes of a given series will be discussed in the applicable prospectus supplement.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of “qualified” status.

      Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon Persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Notes consult with its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into for each series of Notes, the Issuer will sell the Notes to each of the underwriters named in that underwriting agreement and in the prospectus supplement. Each underwriter will severally agree to purchase from the Issuer, the principal amounts of Notes set forth in that underwriting agreement and in the prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of Notes offered by this prospectus and the prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions of that underwriting agreement, to purchase all the Notes offered by this prospectus and the prospectus supplement if any of those Notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      The prospectus supplement will set forth the price at which the related series or classes of Notes being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those Notes. After the initial public offering, the public offering price and such concessions may be changed.

      Each underwriting agreement will provide that the Issuer, the Transferor and NMAC will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended. Any obligation of the Issuer with resect to indemnification under any underwriting agreement shall be subordinated to its obligations to make payments on the Notes of any series issued by it and will only be paid to the extent of available funds.

      The place and time of delivery for any series of Notes with respect to which this prospectus is delivered will be set forth in the prospectus supplement.

Reports to Noteholders

      The Servicer will prepare monthly and annual reports that will contain information about the Issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, these reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Notes. No financial reports will be sent to you. See “Description of the Notes — Book-Entry Registration,” “— Reports to Noteholders” and “Description of the Transfer and Servicing Agreement — Evidence of Compliance” above in this prospectus.

Glossary of Principal Terms

      “Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

      “Accumulation Account” means, for each series, a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Noteholders of that series and any Series Enhancer for such series as described in this prospectus and the related prospectus supplement.

      “Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Final Payment Date. The Accumulation Period for any series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.

      “Addition Date” means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that Account are first transferred to the Issuer.

      “Additional Account” means additional Eligible Accounts from time to time designated for the Issuer, the then-existing or subsequently created Receivables of which will be transferred to the Issuer.

      “Additional Cut-Off Date” means, for an Additional Account designated for the Issuer, the date as of which that Account is designated for the Issuer.

      “Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account, determined after giving effect to Principal Receivables transferred to the Issuer on that date.

      “Administration Agreement” means the administration agreement, dated as of July 24, 2003, entered into by and between the Administrator and the Issuer, as the same may be amended, modified or supplemented from time to time.

      “Administrator” means NMAC (together with its permitted successors and assigns), acting as administrative agent for the Issuer pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.

      “Cap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuer or the Indenture Trustee with a Cap Provider as modified to reflect the transactions described in this prospectus under “Description of the Hedge Agreement” and in the related prospectus supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

      “Cap Provider” means NMAC or an unaffiliated third party specified in the accompanying prospectus supplement that enters into a Cap Agreement with the Issuer or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

      “Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a dealer may, from time to time, pursuant to a cash management agreement between NMAC and such dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such dealer.

      “Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a dealer.

      “Cede” means Cede & Co., the nominee of DTC.

      “Clearstream Banking Luxembourg” means Clearstream Banking, société anonyme.

      “Clearstream Banking Participants” means organizations participating in Clearstream Banking Luxembourg.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collection Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer and any Series Enhancer as described in this prospectus.

      “Collection Period” means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

      “Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. The Controlled Amortization Period for any series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.

      “Controlled Deposit Amount” means, for any series of Notes, an amount stated in the related prospectus supplement.

      “Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:

(1)	the principal amount of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) owned by the Issuer that became Defaulted Receivables during the related Collection Period; minus

(2)	the principal amount of the Defaulted Receivables that are to be reassigned to the Transferor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor); minus

(3)	the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

      “Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

      “Definitive Notes” means Notes issued in fully registered, certificated form.

      “Depositaries” means the respective depositaries of Clearstream Banking Luxembourg and Euroclear.

      “Determination Date” means, for any Payment Date, the day that is two business days before that Payment Date and is the date on which payments to the Noteholders are determined.

      “DTC” means the Depository Trust Company and its successors.

      “DTC Participants” means participating members of DTC.

      “Early Amortization Event” for any series means any of the events defined as such in the related prospectus supplement, as well as each of the following events:

(1)	the failure of the Transferor to transfer to the Issuer Receivables arising in connection with additional designated Accounts within ten business days of when required under the Transfer and Servicing Agreement;

(2)	the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuer, the Transferor, NNA, NML or NMAC; and

(3)	the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

      “Early Amortization Period” means the period during which principal is paid in varying amounts each month based primarily on the amount of Principal Receivables collected and allocable to Noteholders following an Early Amortization Event. The Early Amortization Period for a series or class begins on the day on which an Early Amortization Event occurs and ends on the earliest of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Invested Amount of the Notes of that series or class will be paid in full;

(2)	if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which, under the limited circumstances described in “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus, the Revolving Period recommences; and

(3)	the Trust Termination Date.

      “Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

(1)	is in existence and maintained and serviced by NMAC;

(2)	is in favor of a dealer franchised by NNA or other manufacturer to sell New Vehicles;

(3)	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

(4)	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

(5)	is in favor of a dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

(6)	is in favor of a dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

(7)	is in favor of a dealer that has not been classified by the Servicer as in “Status” (or other comparable classification) for any reason within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

(8)	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

      “Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the Federal Deposit Insurance Corporation and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes; or

(2)	any other institution acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes.

      “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest rating category of Fitch;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, a credit rating satisfactory to Fitch; or

(8)	any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

      “Eligible Receivable” means a Receivable that:

(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor’s rights and interest in the Receivable, including:

(a)	the first priority security interest granted by the dealers in the related vehicles and the subordinated security interest granted by the dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreement between NMAC and the dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related dealer; and

(c)	all related proceeds;

(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(a)	the creation of the Receivable, the transfer of the Receivables to the Transferor and then to the Issuer, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;

(6)	as to which the Issuer will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Transferor, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a dealer rated “C” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among dealers rated “C” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such dealers exceeding 40% of the Receivables balance as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Euroclear” means the Euroclear System.

      “Euroclear Participants” means participants of the Euroclear System.

      “Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and prospectus supplement:

(1)	the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

(2)	the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

(3)	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer or Transferor; or

(4)	the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.

      “Excess Funding Account” means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer and any Series Enhancer for such series as described in this prospectus.

      “Excess Interest Amounts” with respect to any series and any Collection Period, means the amount, if any, of Series Investor Available Interest Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the related prospectus supplement.

      “Excess Principal Amounts” means, with respect to any series and any Collection Period, the amount, if any, of Series Investor Available Principal Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the related prospectus supplement.

      “Expected Final Payment Date” means, for any series, the date specified in the related prospectus supplement.

      “Final Maturity Date” means, for any series, the date specified in the related prospectus supplement.

      “Fitch” means Fitch Inc.

      “Fixed Allocation Percentage” means, with respect to any series and any day in a Collection Period during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such series as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (a) the Series Allocation Percentage on such day in the Collection Period and (b) the Pool Balance on the last day of the preceding Collection Period.

      “Floating Allocation Percentage” means, with respect to any series and any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount on such day and the denominator of which is the product of (a) the Series Allocation Percentage on such day and (b) the Pool Balance on the last day of the preceding Collection Period. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount of such series shall be as of the last day of the preceding Collection Period.

      “Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the dealer with respect thereto and, in the case of New Vehicles, a manufacturer, pursuant to which (a) NMAC agrees to extend credit to such dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such dealer to repay such advances is evidenced by one or more promissory notes of such dealer.

      “Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of dealers and (iv) the continued extension of credit to dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of dealers.

      “Foreign Person” means any holder of a Note who, as to the United States, is a nonresident alien individual or a foreign corporation.

      “Funding Period” means, for any series, the period, not exceeding one year, from the related Series Issuance Date to the earlier of:

(1)	the date on which the series’ amount invested in Principal Receivables equals the principal balance of the Notes of that series; and

(2)	the date specified in the related prospectus supplement.

      “Hedge Agreement” means either a Swap Agreement or a Cap Agreement.

      “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.

      “Hedge Event of Default” means (i) the failure of the Issuer or the Indenture Trustee (under a Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer (under a Swap Agreement only) or the Hedge Counterparty; (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Issuer or Indenture Trustee) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement; and (iv) any other item specified in the related Hedge Agreement and prospectus supplement.

      “Hedge Termination Event” means (i) the Issuer or Transferor becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under a Swap Agreement only); (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement; provided, however, that the occurrence of a “Tax Event” or “Tax Event Upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Noteholders specified in the related prospectus supplement directs the Indenture Trustee to terminate the Hedge Agreement and liquidate assets of the Issuer.

      “IFS” means Infiniti Financial Services.

      “Indenture” means the indenture, dated as of July 24, 2003, entered into by and between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “Indenture Supplement” means a supplement to the Indenture entered into by the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

      “Indenture Trustee” means JPMorgan Chase Bank, a New York banking corporation, in its capacity as indenture trustee under the Indenture.

      “Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a motor vehicle dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”

      “Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”

      “Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

(1)	all collections of Interest Receivables owned by the Issuer;

(2)	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Transferor or purchased by the Servicer; and

(3)	all amounts received, including any insurance proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables (including all recoveries).

      “Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date for any Series, from and including a Series Issuance Date to but excluding the first Payment Date.

      “Interest Receivable” means, in connection with an Account designated for the Issuer, all amounts billed and payable by the related dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.

      “Interest Shortfalls” means with respect to any series and Payment Date, the excess, if any, of (a) the full amount required to be paid by Series Investor Available Interest Amounts for such series pursuant to the related prospectus supplement on such Payment Date over (b) the Series Investor Available Interest Amounts for such series for such Payment Date.

      “Invested Amount” means, for any series as of any day in a Collection Period, an amount equal to:

(1)	the initial Invested Amount of the Notes of that series; plus

(2)	any increase in the principal balance of the Notes of that series as and to the extent provided in the prospectus supplement; minus

(3)	the amount of principal previously paid to the Noteholders of that series; minus

(4)	amounts on deposit in the Accumulation Account; minus

(5)	the cumulative amount of unreimbursed Investor Charge-Offs for that series as of the Payment Date on or preceding such day, but after the Overcollateralization Amount for that series has been reduced to zero.

      If so specified in the prospectus supplement relating to any series of Notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the prospectus supplement.

      “Investor Charge-Offs” means, for any series, the excess of the Series Investor Defaulted Amount for that series over the amount available to reimburse such Series Investor Defaulted Amount as specified in the related Indenture Supplement.

      “IRS” means Internal Revenue Service.

      “Issuer” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

      “Master Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border).

      “Moody’s” means Moody’s Investors Service.

      “New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.

      “NMAC” means Nissan Motor Acceptance Corporation.

      “NML” means Nissan Motor Co., Ltd.

      “NNA” means Nissan North America, Inc.

      “Note Interest Rate” means, as of any date of determination and with respect to any series or class, the interest rate as of such date specified therefor in the related Indenture Supplement.

      “Notes” means the notes of any series or class issued by the Issuer as described in this prospectus and a related prospectus supplement.

      “Noteholders” means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuer.

      “Noteholders’ Interest” means, for any series of Notes, the undivided beneficial interests in certain assets of the Issuer allocated to the Noteholders of such series as described in this prospectus and the related prospectus supplement.

      “Overcollateralization Amount” has, for any series, the meaning specified in the related prospectus supplement. In general, the Overcollateralization Amount with respect to any series of Notes is the amount of overcollateralization for that series of Notes.

      “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.

      “Paying Agent” means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee or Trustee to act in that capacity for the related series.

      “Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day) or such other date as specified in the related prospectus supplement, commencing on the date specified in the related prospectus supplement.

      “Payment Date Statement” means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date that will contain the information about such series specified in the related Indenture Supplement.

      “Person” means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      “Pool Balance” means, on any day, the total principal balance of the Issuer’s Principal Receivables on that date, net of the Cash Management Account Balance on such day.

      “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles are current model year miled vehicles, or model years within five years of such current model year.

      “Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

(1)	all collections of Principal Receivables owned by the Issuer (excluding, in all cases, all amounts recovered on Defaulted Receivables);

(2)	any cash proceeds transferred by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the exercise by NMAC of its right to set-off against a dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such dealer;

(3)	all other amounts paid by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the application of amounts credited to the Cash Management Account to reduce a dealer’s principal balance of Receivables;

(4)	the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Transferor or purchased by the Servicer;

(5)	all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer resulting from reductions in the principal amount of Receivables due to dealer rebates, billing errors, returned merchandise and certain other similar noncash items and repurchase obligations; and

(6)	all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer in connection with dealer terminations.

      “Principal Receivables” means, in connection with an Account designated for the Issuer, all amounts billed and payable by the related dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to dealers, billing errors, returned merchandise and certain other similar non-cash items.

      “Principal Shortfalls” means any principal distributions to Noteholders of any series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the series as specified in the related Indenture Supplement and prospectus supplement.

      “Qualified Account” means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

      “Rating Agency” means any rating agency named in the related Prospectus Supplement as having rated any Notes at the request of the Transferor.

      “Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.

      “Reallocated Principal Collections” means, for any series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such series.

      “Receivable” means a payment obligation owed by a dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and which may be secured by a security interest in NMAC’s rights to amounts (if any) on deposit in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

      “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of July 24, 2003, entered into by and between NMAC and the Transferor, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which NMAC sells Receivables to the Transferor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuer after the date of the Receivables Purchase Agreement.

      “Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuer and/or the Receivables previously generated have been reconveyed by the Issuer pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

      “Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuer and all the related Receivables thereafter generated (and, if repurchased by the Transferor, all previously generated and conveyed Receivables) will be removed from the Issuer as specified in the notice of redesignation relating thereto delivered by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

      “Reference Rate” means, with respect to any Receivable, the per annum rate of interest designated from time to time by NMAC pursuant to the related Floorplan Financing Agreement.

      “Required Federal Income Tax Opinion” means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

(1)	the action will not adversely affect the tax characterization as debt of the Notes of any outstanding series or class issued by the Issuer that were characterized as debt at the time of their issuance;

(2)	the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3)	the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuer.

      “Required Overcollateralization Amount” has, for any series, the meaning specified in the related prospectus supplement. In general the Required Overcollateralization Amount with respect to any series is the same as the Overcollateralization Amount without giving effect to any reductions thereto as specified in the prospectus supplement.

      “Required Participation Amount” means, as of any date of determination, the sum of

(1)	the sum of the respective products for all series issued by the Issuer of (a) the required participation percentages for each outstanding series as specified in the related prospectus supplement and (b) their initial (or, in the case of any series of Notes issued as variable funding notes, their maximum) Invested Amounts; plus

(2)	if applicable, the sum of the Required Overcollateralization Amounts for each series issued by the Issuer as specified in the related prospectus supplement.

      “Revolving Period” means, for any series, a period during which the Issuer will not pay or accumulate principal for payment to the Noteholders of that series. The Revolving Period for a series or class begins on the Series Issuance Date for that series or class, as specified in the related prospectus supplement, and ends, unless it recommences under the circumstances specified in the related prospectus supplement, on the day immediately preceding the date on which an Early Amortization Period or other period specified in the related prospectus supplement for that series begins.

      “Securities Intermediary” means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

      “Series Allocable Defaulted Amounts” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.

      “Series Allocable Interest Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Interest Collections processed on such day.

      “Series Allocable Principal Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Principal Collections processed on such day.

      “Series Allocation Percentage” means, with respect to a series of Notes, on any day, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of the series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event, or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount and the Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.

      “Series Cut-Off Date” means, for any series, the date specified as such in the related prospectus supplement.

      “Series Enhancer” means any provider of enhancement and/or any issuer or provider of any third-party credit enhancement.

      “Series Investor Available Amounts” means the Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts, collectively.

      “Series Investor Available Interest Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such series as specified under “Sources of Funds to Pay the Notes — Deposit and Application of Funds” and any other amounts specified as available for such purpose in the related prospectus supplement.

      “Series Investor Available Principal Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series, but excluding any Reallocated Principal Collections for such series as specified under “Sources of Funds to Pay the Notes — Deposit and Application of Funds” and any other amounts as specified in the related prospectus supplement.

      “Series Investor Defaulted Amount” means, with respect to any series of Notes for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Series Allocable Defaulted Amount allocated to the Noteholders of such series on such day, which, unless otherwise specified, will equal the product of the Floating Allocation Percentage specified in the related Indenture Supplement and prospectus supplement and the related Series Allocable Defaulted Amount.

      “Series Issuance Date” means the date of issuance for a series of Notes, as specified in the related prospectus supplement.

      “Series Nominal Liquidation Amount” means, with respect to any series of Notes on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that series of Notes on such day and (ii) the Overcollateralization Amount of that series of Notes as of the Payment Date preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

      “Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as servicer under the Transfer and Servicing Agreement.

      “Servicer Default” for any series means any of the following items and any other event specified in the related Indenture Supplement and prospectus supplement:

(1)	failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

(2)	failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal amount of all of the Issuer’s outstanding series or, where the Servicer’s failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

(3)	any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal amount of all of the Issuer’s outstanding series or, where the Servicer’s inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of the series affected; or

(4)	the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer.

      “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, interest amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

      “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, the principal amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

      “Sharing Group” means one or more series of Notes from which, or to which, Excess Interest Amounts or Excess Principal Amounts may be allocated to cover shortfalls in payments or deposits of the other series in such group.

      “Significant Adverse Effect” means any action that:

(1)	causes an Early Amortization Event or an Event of Default to occur; or

(2)	materially and adversely effects the amount or timing of payments to be made to the Noteholders of any series or class.

      “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

      “Status” means a classification or comparable classification that NMAC may assign to a dealer by reason of (a) the dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the dealer’s financial condition or failure on the part of the dealer to meet any financial requirements.

      “Subordinated Notes” means a series of Notes or one or more classes of a series of Notes payments to which will be subordinated as described in the prospectus supplement to the extent necessary to fund payments with respect to other series of Notes or to the senior classes of Notes within that series.

      “Supplemental Interest” means a certificated or uncertificated interest in the Transferor Interest.

      “Swap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuer or the Indenture Trustee with a Swap Counterparty as modified to reflect the transactions described below and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

      “Swap Counterparty” means NMAC or an unaffiliated third party, if any specified in the accompanying prospectus supplement, that enters into a Swap Agreement with the Issuer or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

      “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of July 24, 2003, entered into by and among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Transferor transfers Receivables to the Issuer, and each additional transfer and servicing agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

      “Transferor” means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional transferor of Receivables to the Issuer pursuant to any Transfer and Servicing Agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

      “Transferor Amount” means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amounts.

      “Transferor Certificate” means a certificate evidencing an interest in the Transferor Interest.

      “Transferor Deposit Amounts” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Transferor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

      “Transferor Interest” means, an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or not otherwise allocated to the Noteholders.

      “Transferor Replacement Amount” means the amount that the Transferor is required to deposit into the Excess Funding Account in connection with the redesignation of Ineligible Accounts and the removal of any Receivables therein and the failure to redesignate sufficient replacement Accounts and deliver additional Receivables, which amount equals (i) the excess, if any, between the Principal Receivables of such Ineligible Account over the Principal Receivables of any related replacement Account as measured on the date of such transfer or (ii) if no such replacement Account is designated, an amount equal to the Principal Receivables of such Ineligible Account.

      “Trust Agreement” means the trust agreement, dated as of May 13, 2003, between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated by the Trust Agreement, dated July 24, 2003, between the Transferor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

      “Trust Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.

      “Trust Nominal Liquidation Amount” means, with respect to any day, the sum of the Series Nominal Liquidation Amount for all outstanding series of Notes.

      “Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuer at such time, consisting of Receivables arising in connection with Accounts designated for the Issuer from NMAC’s United States wholesale portfolio.

      “Trust Termination Date” means the date on which the Issuer will terminate as specified in the Trust Agreement.

      “Used Vehicles” consist of previously owned vehicles of any make or model, which are current model year miled vehicles, or model years within five years of such current model year.

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

      Dealer prospectus delivery obligation. Until December 31, 2003 all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$950,000,000

NISSAN MASTER OWNER

TRUST RECEIVABLES

$950,000,000 Series 2003-A Notes

Nissan Master Owner

Trust Receivables,
Issuer

Nissan Wholesale Receivables

Corporation II,
Transferor

Nissan Motor Acceptance

Corporation,
Servicer

PROSPECTUS SUPPLEMENT

Underwriters

Morgan Stanley
Citigroup
JPMorgan
Merrill Lynch & Co.
The Williams Capital Group, L.P.